EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
between
THE PERSONS LISTED IN SCHEDULE 1
as Sellers,
and
PKY SUSP, LLC
as Purchaser
Dated: September 19, 2014
Premises:
Southern U.S. Portfolio

4.3     Fines and Penalties. Seller shall pay any fines or monetary penalties levied or assessed against any Property on or before the Closing Date in connection with any Violations..............................................................................................................................10

Page

LIST OF EXHIBITS AND SCHEDULES
Exhibits:
Exhibits A-1 through A-21 - Legal Descriptions
Exhibit B - Intentionally Omitted
Exhibit C - Intentionally Omitted
Exhibits D-1 through D-6 - Sale Deeds
Exhibit E - Bill of Sale
Exhibit F - FIRPTA Certificate
Exhibit G - Intentionally Omitted
Exhibit H - Ground Leases
Exhibit I - Form of Ground Lease Assignment
Exhibit J - Form of Assignment of Assigned Property
Exhibit K - Form of Letter to Tenants

Schedules:
Schedule 1 - Sellers and Properties
Schedule 2 - Intentionally Omitted
Schedule 3 - Title Commitments and Surveys
Schedule 4 - Form of Estoppel Certificate
Schedule 5 - Intentionally Omitted
Schedule 6 - Form of Assignment and Assumptions
Schedule 7 - TI Expenditures and Leasing Commissions
Schedule 8 - Tenant Deposits/LOCs
Schedule 9 - Construction Contracts
Schedule 10 -Intentionally Omitted
Schedule 11 -Violations
Schedule 12 - Additional Estoppel Parties
Schedule 13 - Purchase Options
Schedule 14 - Allocation Schedule
Schedule 15 - Inducement Costs
Schedule 16 - Transfer Taxes
Schedule 17 - Purchaser’s Tax Identification Number
Schedule 18 - Casualty Properties
Schedule 19 - Immaterial Leases
Schedule 20- Wire Instructions
Schedule 21 - Leases
Schedule 22 - Form of Title Affidavit

v

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 19th day of September, 2014 (the “Effective Date”) by and between the parties listed on Schedule 1 attached hereto (each a Seller and collectively “Sellers”) and PKY SUSP, LLC, a Delaware limited liability company (“Purchaser” and each Seller and Purchaser shall each be a “party” and collectively the “parties”).
RECITALS
A.    WHEREAS, Sellers are the owners of fee or ground leasehold interests in the parcel or parcels of real estate (each such parcel a “Plot” and collectively the “Land”) on which twenty-two (22) Class A suburban property buildings sit. The Plot owned by each Seller is set forth opposite its name on Schedule 1 and which parcels are more particularly described in Exhibits A-1 through A-21.
B.     WHEREAS, Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers the Land and other related, real, personal and intangible property (as further described herein), each in accordance with and subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller and Purchaser hereby agree as follows:
ARTICLE I.
SALE OF PROPERTY
1.1    Sale. Subject to and in accordance with the terms and conditions set forth in this Agreement, Sellers hereby agree to sell, assign and convey to Purchaser, and Purchaser agrees to purchase, acquire and accept from Sellers, all of Sellers’ right, title and interest in and to the Land together with Sellers’ right, title and interest (if any) to:

1.1.1    All buildings, structures and other improvements now or hereafter erected or situated on the Land or any portion thereof (the “Improvements” and together with the Land the “Properties” (and each Plot together with its Improvements a “Property”));

1.1.2    The land lying in the bed of any street, highway, road or avenue, opened or proposed, public or private in front of or adjoining the Land or any portion thereof, to the center line thereof, and any strips and gores adjacent to the Land or any portion thereof;

1.1.3    All rights, privileges, entitlements, hereditaments, grants and easements appurtenant to Sellers’ interest in the Properties including, without limitation, development rights, and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Properties;

1.1.4    Any guarantees, licenses, approvals, certificates, permits, consents, authorizations, variances and warranties relating to the Properties to the extent assignable without (x) any third party consent or (y) any cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement;

1.1.5    Any plans, specifications and drawings used in connection with Sellers’ ownership of the Properties which are in Sellers’ possession;

1.1.6    Leases, licenses, occupancy agreements and other agreements demising space in or providing for the use of occupancy of the Properties or any part thereof (the “Leases”) and all refundable deposits, security or otherwise (“Tenant Deposits”), and letters of credit (to the extent assignable) made by tenants or other users or occupants of the Properties under the Leases, a list of which (as of the Effective Date) is set forth on Schedule 8. The term Leases shall not include (i) the ground leases set forth on Exhibit H (the “Ground Leases”) or (ii) the Excluded Leases. “Excluded Leases” means any leases or occupancy agreements with any of the following counterparties: (i) Carter & Associates, L.L.C., (ii) Carter & Associates Asset Management, L.L.C. or (iii) Cassidy Turley Commercial Real Estate Services Inc.;

1.1.7    Any right, title and interest as a lessee under any Ground Lease;

1.1.8    Maintenance, service, advertising, utility, television, internet and other like contracts and agreements with respect to the ownership and operation of the Properties (other than the Ground Leases, which are assigned pursuant to Section 1.1.7), all if and to the extent transferable without third party consent, or cost or liability to Sellers that is not reimbursed or prorated pursuant to this Agreement (the “Assumed Service Contracts”), provided that the term Assumed Service Contracts shall not include any brokerage leasing agreements or any property management agreements or Construction Contracts;

1.1.9    Sellers’ right, title and interest in, to and under all construction contracts related to Landlord TI Work, to the extent assignable (collectively, the “Construction Contracts”), a current list of which (as of the Effective Date) is attached hereto as Schedule 9; and

1.1.10    All fixtures, machinery, equipment and tangible personal property, if any, owned and used by Sellers solely in connection with its ownership, management, maintenance or operation of the Properties and located at the Properties as of the Closing, excluding furniture, furnishings, equipment and other personal property of the tenants or other users or occupants of the Properties under the Leases (“Tenants”) but including, without limitation, fire protection, heating, plumbing, electrical and air conditioning systems as now exist at the Properties (together with the items set forth in Section 1.1.5 the “Personal Property”).

Sections 1.1.1 through 1.1.10 (together with the Land) are sometimes collectively referred to herein as the “Assets”.
1.2    Excluded Property. Notwithstanding anything to the contrary contained herein, Sellers shall not sell, assign, transfer or deliver to Purchaser, and Purchaser shall not purchase, acquire or accept from Sellers:

1.2.1    Except as expressly set forth in this Agreement, all rights and interests and obligations of Sellers as owners of the Assets arising prior to the Closing (including, without limitation, tax refunds, casualty and condemnation proceeds (other than as set out in Sections 11.1 and 11.2)), Tenant security deposits applied by Sellers in the ordinary course of business in accordance with terms the applicable Leases, utility deposits, Rent arrearages, in each case attributable to periods prior to the Closing, and claims made under warranties and guarantees prior to the Closing; and

1.2.2    Except as expressly set forth in this Agreement, any cause of action or claim of, or against, Sellers (or any Seller) existing as of Closing.
ARTICLE II.
PURCHASE PRICE
2.1    Purchase Price.  The purchase price for the Assets shall be four hundred and seventy five million U.S. dollars ($475,000,000) (the “Purchase Price”). No portion of the Purchase Price is attributable to the Personal Property. The Purchase Price shall be paid by Purchaser as follows:

2.1.1    Thirty-Five Million and No/100 Dollars ($35,000,000.00) of the Purchase Price (together with any interest that may accrue thereupon the “Deposit” and any such interest, “Interest”) shall be deposited with the Title Company, as escrow agent (the “Escrow Agent”), by wire transfer of immediately available federal funds pursuant to the wire transfer instructions set forth on Schedule 20 attached hereto, within one (1) Business Day after the execution and delivery of this Agreement by Purchaser and Sellers. Purchaser and Sellers agree that if the Deposit is not received by the Title Company within one (1) Business Day after the execution and delivery of this Agreement by Purchaser and Sellers, then this Agreement shall be null and void and of no further force and effect; and

2.1.2    The balance of the Purchase Price (the “Balance of the Purchase Price”), plus or minus, as the case may require, the closing prorations pursuant to Section 4.2, any amounts payable pursuant to Section 4.7, and any other adjustments expressly set forth in this Agreement, shall be paid on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds to, or as directed by, Sellers (acting jointly).

2.2    Share. Each Seller shall receive its share of the Purchase Price (after addition or subtraction of its proportionate share of any closing prorations pursuant to Section 4.2 and any amounts payable pursuant to Sections 4.4 or 4.7) in accordance with the allocations set out in Schedule 14.

2.3    Deposit. The Deposit shall be held in escrow in an interest bearing account, and not in trust, by the Escrow Agent. The Deposit shall be held in escrow and shall be payable in accordance with Article III hereof.

2.4    Allocation of Purchase Price.

2.4.1    A written schedule prepared by Sellers, and agreed to without objection by Purchaser, allocating the portion of the Purchase Price to be paid to each Seller among the Assets sold by such Seller (with respect to each seller, an “Allocation Schedule”) is attached hereto as Schedule 14. Such Allocation Schedule has been prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.4.2    After Closing, Purchaser and Sellers will each prepare an Internal Revenue Service Form 8594 in a timely fashion in a manner that conforms with the Allocation Schedule. The Allocation Schedule shall be binding on Purchaser and Sellers for all tax reporting purposes and neither Purchaser nor Sellers (or any of their respective affiliates) shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such Allocation Schedule unless required to do so by applicable law; provided, that nothing contained herein shall prevent Purchaser or Sellers from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the Allocation Schedule. Purchaser and Sellers shall promptly inform each other of any challenge in writing by any taxing authority to any allocation contained in an Allocation Statement made pursuant to this Section 2.4 and agree to reasonably consult with and keep each other reasonably informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge. “Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the person or property in question.
ARTICLE III.
DEPOSIT AND ESCROW
3.1    Application of Deposit.

3.1.1    If the Closing occurs as contemplated hereunder, then the Deposit shall be paid to Sellers and applied to the Purchase Price.

3.1.2    In the event that Sellers are entitled to and elect to terminate this Agreement pursuant to Section 12.2 hereof, the Deposit shall be promptly paid to and retained by Sellers.

3.1.3    In the event that Purchaser is entitled and elects to terminate this Agreement pursuant to any express provision of this Agreement, including Sections 5.1.2.1, 9.2.5, Article XI, or 12.1, the Deposit shall be promptly paid to and retained by Purchaser (unless otherwise expressly provided herein in respect of a material default or material breach of Purchaser).

3.1.4    Intentionally Omitted.

3.1.5    If the Agreement is terminated as set forth in Section 9.3 hereof, the Deposit shall be promptly paid in accordance with the terms of Section 9.3 hereof.

3.1.6    Purchaser shall pay any income taxes on the Interest, except that if Sellers receive the Interest pursuant to Section 3.1.2 Sellers shall pay any income taxes on such Interest. Each Seller represents and warrants that such Seller’s tax identification number is as set out in Schedule 1. Purchaser represents and warrants that Purchaser’s tax identification number is as set out on Schedule 17.

3.1.7    If a party hereto makes a demand upon the Escrow Agent for delivery of the Deposit, the Escrow Agent shall promptly give notice to each other party of such demand. If a notice of objection to the proposed payment is not received by the Escrow Agent from any such other party within ten (10) calendar days of its receipt of notice from the Escrow Agent, the Escrow Agent is hereby authorized to deliver the Deposit to the party that made the demand. If the Escrow Agent receives a notice of objection within said ten (10) calendar day period, or if for any other reason the Escrow Agent in good faith elects not to deliver the Deposit to the party that made the demand, then the Escrow Agent shall have the right, at its option, to either (A) continue to hold the Deposit and thereafter pay it to the party entitled thereto when the Escrow Agent receives (i) a written notice from an objecting party withdrawing the objection, (ii) a written notice signed by each party directing disposition of the Deposit or (iii) a final judgment or order of a court of competent jurisdiction or (B) deposit the same with a court of competent jurisdiction in the State of New York, and Escrow Agent shall rely upon the decision of such court or a written statement executed by each Seller and Purchaser setting forth how the Deposit should be released.

3.2    Escrow Agent. The parties further agree that:

3.2.1    The Escrow Agent is executing this Agreement to acknowledge the Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties hereto. Any amendment to this Agreement that is not signed by the Escrow Agent shall be effective as to the parties thereto, but shall not be binding on the Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of each Seller and Purchaser that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Purchaser or any Seller hereunder to any of them.

3.2.2    The Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

3.2.3    The Escrow Agent shall not be bound in any way by any other agreement or understanding between any Seller and Purchaser, whether or not the Escrow Agent has knowledge thereof or consents thereto unless such consent by Escrow Agent is given in writing.

3.2.4    The Escrow Agent’s sole duties and responsibilities shall be to hold and disburse the Deposit accrued thereon in accordance with this Agreement.

3.2.5    The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence, bad faith or willful misconduct of the Escrow Agent.

3.2.6    Upon the disbursement of the Deposit in accordance with this Agreement, the Escrow Agent shall be relieved and released from any liability under this Agreement.

3.2.7    The Escrow Agent may resign at any time upon at least ten (10) days prior written notice to each Seller and Purchaser. If, prior to the effective date of such resignation, each Seller and Purchaser shall each have approved, in writing, a successor escrow agent, then upon the resignation of the Escrow Agent, the Escrow Agent shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit accrued thereon to such successor escrow agent, the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason, each Seller and Purchaser shall each not approve a successor escrow agent within such period, the Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.

3.2.8    Each Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including reasonable attorneys’ fees, expenses and court costs) by reason of the Escrow Agent’s acting or failing to act in connection with any of the matters contemplated by this Agreement as escrow agent or in carrying out the terms of this Agreement as escrow agent, except as a result of the Escrow Agent’s gross negligence, bad faith or willful misconduct.

3.2.9    Subject to the provisions of Section 3.1.7, in the event that a dispute arises in connection with this Agreement, or as to the rights of either Sellers or Purchaser in and to, or the disposition of, the Deposit, the Escrow Agent shall have the right to (w) hold and retain the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which the Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties hereto in any action or proceeding which may be brought to determine the rights of Sellers and Purchaser to all or any part of the Deposit.

3.2.10    The Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or other action or omission of the institution of depository with whom the applicable escrow account is maintained.

3.2.11    Each party shall promptly give such instructions to the Escrow Agent as are necessary to give effect to the terms of this Agreement, including in relation to disposition of the Deposit.

3.2.12    All costs and fees of the Escrow Agent shall be paid 50% by Purchaser and 50% by Sellers (collectively).

3.3    Seller Escrow. The provisions of this Section 3.3 shall survive following the Closing. To secure Sellers’ surviving obligations under this Agreement, at Closing, Purchaser shall deliver TEN MILLION AND 00/100 ($10,000,000) DOLLARS of the Purchase Price to the Escrow Agent (the “Post-Closing Deposit”) to be held by the Escrow Agent in an account for the exclusive benefit of Sellers (the “Post-Closing Deposit Account”). Any interest accrued on the Post-Closing Deposit Account shall be disbursed by the Escrow Agent in the same manner as the relevant part of Post-Closing Deposit to which it relates (and the recipient of such Post-Closing Deposit so disbursed shall be responsible for any tax payable on the associated interest). The Post-Closing Deposit Account shall be maintained by the Escrow Agent for the period commencing on the Closing Date and expiring on the later of: (i) 6:00 p.m. Eastern time on the date that is nine (9) months after the Closing Date (the “Survival Date”), or (ii) the final conclusion of any and all Notice(s) of Breach (as defined below) in accordance with the terms hereof. Purchaser shall give one or more written notices (each, a “Notice of Breach”) to Sellers and Escrow Agent on or before 5:59 p.m. Eastern time on the Survival Date of any and all of its claims that (A) a breach of the representations and warranties of any Seller shall have occurred, and/or (B) any Seller has failed to perform any of its covenants which survive the Closing set forth in this Agreement. Each such Notice of Breach shall set forth with reasonable specificity the nature of the alleged breach or covenant failure, the provisions of this Agreement alleged to have been breached, and Purchaser’s good faith reasonable estimate of the amount of the loss, claim, damage, injury, cost or expense (the “Claim Amount”). If Sellers assert (1) that a Notice of Breach has not been timely delivered, (2) that a breach has not occurred, or (3) that the Claim Amount is erroneous or unreasonable, Sellers shall give notice, in writing, to Purchaser and Escrow Agent of such objections (the “Breach Notice Challenge”) on or before 5:59 p.m. Eastern time on the fifteenth (15th) Business Day after receipt of the Notice of Breach. The Breach Notice Challenge shall specify in reasonable detail the nature of and basis for the objection to a Notice of Breach. If Sellers fail to so issue to Purchaser and Escrow Agent a Breach Notice Challenge on or before 5:59 p.m. Eastern time on the fifteenth (15th) Business Day after receipt of the Notice of Breach, the Notice of Breach shall be deemed conclusive and binding on the parties hereto as to the existence and validity of the claim and the Claim Amount set forth therein and such Claim Amount shall be immediately disbursed by Escrow Agent to Purchaser without any further instruction or consent from Seller. If a Breach Notice Challenge is issued on or before 5:59 p.m. Eastern time on the fifteenth (15th) Business Day after receipt of the Notice of Breach, the parties shall attempt to resolve their dispute in good faith, provided that if no such written resolution agreeable to all parties is agreed upon with forty (40) days of the Breach Notice Challenge, the claims described in such Notice(s) of Breach shall be resolved by a decision of a court of competent jurisdiction and any award in favor of Purchaser shall be distributed by the Escrow Agent from the Post-Closing Deposit Account to Purchaser. In the event that by 6:00 p.m. Eastern time on the Survival Date there is no claim pursuant to a validly issued Notice of Breach which has not been finally concluded in accordance with this Section 3.3, the Escrow Agent shall immediately disburse all funds in the Post-Closing Deposit Account to Sellers (or any one of

them) in accordance with Sellers’ written instructions to Escrow Agent without any further instruction or consent from Purchaser. In the event one or more Notices of Breach shall not have been finally concluded in accordance with this Section 3.3 on or before 6:00 p.m. Eastern time on the Survival Date, then (i) the Escrow Agent shall continue to cause such portion of the Post-Closing Deposit Account equal to the sum of all Claim Amounts in the unresolved Notice(s) of Breach (but in no event more than the amount in the Post-Closing Deposit Account on the Survival Date) to be maintained in the Post-Closing Deposit Account until such time as the claims described in such Notice(s) of Breach have been resolved by written agreement of the parties (or by a decision of a court of competent jurisdiction) and the judgment, award or settlement payment, if any, for the claims have been paid to Purchaser and (ii) any amount in the Post-Closing Deposit Account in excess of the sum of all Claim Amounts in such unresolved Notice(s) of Breach shall be disbursed within two Business Days by Escrow Agent to Sellers (or any one of them in accordance with Sellers’ written instructions to Escrow Agent) without any further instruction or consent from Purchaser. By way of illustration and not limitation, if by 6:00 p.m. Eastern time Purchaser has delivered two Notices of Breach to Sellers and Escrow Agent, one with a Claim Amount of $500,000.00 and one with a Claim Amount of $250,000.00, for a total Claim Amount of $750,000.00, then: (a) Escrow Agent shall hold $750,000.00 in the Post-Closing Deposit Account until the Purchaser and Seller resolve all claims set forth in the Notices of Breach by written agreement or a court of competent jurisdiction issues a non-appealable decision (at which time Escrow Agent shall disburse such funds in accordance with either the written agreement or the non-appealable judgment, as applicable), and (b) within two Business Days after the Survival Date, Escrow Agent shall disburse $9,250,000.00 to Sellers (or any one of them in accordance with Sellers’ written instructions to Escrow Agent).
ARTICLE IV.
CLOSING, PRORATIONS AND CLOSING COSTS
4.1    Closing.

4.1.1    The closing of the purchase and sale of the Assets (the “Closing”) shall take place via an escrow closing to be conducted by the Escrow Agent, at 11:30 a.m. local time on November 5, 2014 (as such date may be extended in accordance with the express provisions of this Agreement the “Scheduled Closing Date”). Sellers and Purchaser acknowledge and agree that TIME IS OF THE ESSENCE with respect to the performance by Sellers of its obligations under this Agreement and the performance by Purchaser of its obligations to purchase the Assets and pay the Purchase Price in accordance with the terms of this Agreement by the Scheduled Closing Date.

4.1.2    As used herein the term “Closing Date” shall mean the date on which the Closing actually occurs. In order to facilitate the timely and expeditious closing of title and the payment of the Purchase Price on the Closing Date (including the defeasance of any indebtedness encumbering the Assets), Sellers and Purchaser shall conduct and complete a comprehensive pre-closing on the Business Day or two Business Days (as may be necessary) prior to the Closing Date.

4.1.3    Both Purchaser and Sellers shall each have one (1) right to extend the Closing Date (for any reason or no reason at all) to such date that is (collectively, after all exercises of the extension rights pursuant to this Section 4.1.3) up to thirty (30) days after the Scheduled Closing Date by providing written notice to the other party at least three (3) Business Days prior to the Scheduled Closing Date, provided, that, (i) if Purchaser notifies Sellers of an Objectionable Title Matter within the last three (3) Business Days prior to the Scheduled Closing Date, or (ii) Sellers reasonably require an extension to complete the defeasance of the existing indebtedness on the Properties, Sellers may exercise their right to extend the Closing Date pursuant to this Section 4.1.3 during the three Business Day period prior to the Scheduled Closing Date.

4.2    Prorations.

4.2.1    No later than five (5) Business Days prior to the Scheduled Closing Date, Sellers shall prepare a closing statement (the “Closing Statement”) of the prorations required by this Agreement. The following items are to be prorated, it being understood that for the purposes of prorations, Sellers shall be deemed to be the owners of the Assets prior to but not including the Closing Date and Purchaser shall be deemed to be the owner of the Assets on and following the Closing Date:

4.2.1.1    Real estate and personal property taxes and assessments, in each case, with Sellers responsible for taxes attributable to the portion of the current tax year which is prior to the Closing Date and for all prior years and Purchaser responsible for taxes attributable to the remainder of the current tax year and for all future years (which prorations shall be calculated on the basis of the most recent available bill if the current bill is not available);

4.2.1.2    All rents and other payments under the Leases, including but not limited to monthly rents, fixed periodic payments, additional rent payments, utility charges, rent escalations, operating expenses, tax and insurances charges payable by Tenant, cost-of-living adjustments and other forms of rent (collectively, “Rent”); provided that no proration shall be made of any Rent which is overdue as of the Closing Date until such Rent or other revenue item is actually received, at which time it shall be prorated and paid to Purchaser or the applicable Seller in accordance with the terms of this Agreement. To the extent Purchaser receives Rents on or after the Closing Date, such payments shall be applied: (i) first toward the payment in full of any Rents due to Seller solely for Rents that were, on the Closing Date both (a) due and payable to Seller with respect to any Property, and (b) less than thirty (30) days delinquent, (ii) second, toward the payment in full of all Rents and other amounts due to Purchaser, with respect to any Property, with respect to periods after Closing, and (iii) thereafter, the balance applied to delinquent Rents or other amounts due to Sellers with respect to periods before Closing;

4.2.1.3    Water, electric, telephone and all other utility and fuel charges (on the basis of the number of days in each applicable bill occurring prior to, and on or after, the Closing Date) and fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of Sellers and shall not be prorated or credited. Notwithstanding the foregoing, at Purchaser’s sole option, Purchaser may elect to assume any deposits with utilities companies in which event Sellers shall receive a credit for such deposits at Closing (to be paid to one or more Sellers in accordance with written instructions from Sellers);

4.2.1.4    Amounts due and payable by Sellers under the Assumed Service Contracts and any unamortized portion of any lump sum or up-front payments paid by Sellers under Assumed Service Contracts;

4.2.1.5    Fees, costs and expenses payable to the Additional Estoppel Parties; and
4.2.1.6    Rents and other periodic charges under Ground Leases.

4.2.2    Except with respect to: (i) general real estate and personal property taxes (which shall be reprorated as soon as practicable and in any event no later than three (3) Business Days after the issuance of the actual bills) and (ii) reconciliations for common area maintenance and similar charges pursuant to Leases (which shall be reprorated on or before April 30, 2015), any proration in the Closing Statement prepared pursuant to Section 4.2.1 shall (i) be paid on the Closing Date pursuant to Section 2.1.2 and (ii) be reprorated and finally adjusted on February 27, 2015 (or the earliest date subsequent to which any dispute is resolved pursuant to the provisions of this Section 4.2.2); otherwise, all prorations shall be final, subject to the provisions governing the payment of delinquent Rent under Section 4.2.1.2. On or before January 15, 2015, Purchaser shall prepare and deliver to Sellers a final Closing Statement; provided that if Purchaser shall fail to deliver such final Closing Statement on or before January 15, 2015, Sellers may prepare and deliver such statement to Purchaser (and Purchaser shall cooperate fully with Sellers’ efforts to do the same). Within forty (40) days of the delivery of the final Closing Statement to either Sellers or Purchaser, as applicable, Sellers and Purchaser shall use best effort to agree on the amount of final prorations and such amount shall be paid over to Purchaser or Sellers, as applicable, within three (3) Business Days thereof. If Purchaser and Sellers cannot agree upon the amount of final prorations within 40 days after the delivery of the final Closing Statement to either Purchaser or Sellers, as applicable, then the matters in dispute shall be submitted to an Arbitrator for resolution, whose decision shall be final and binding upon Purchaser and Sellers. The costs and expenses of the Arbitrator’s dispute resolution shall be borne 50% by Purchaser and 50% by Sellers. The provisions of this Section 4.2.2 shall survive the Closing.

4.3    Fines and Penalties. Seller shall pay any fines or monetary penalties levied or assessed against any Property on or before the Closing Date in connection with any Violations.

4.4    Transfer Taxes. Any transfer taxes, bulk sales taxes, documentary stamp taxes or similar taxes imposed upon the conveyance of the Assets (the “Transfer Taxes”) for each of the Assets listed on Schedule 16 shall be paid by Sellers and Sellers jointly and severally agree to indemnify and hold harmless Purchaser for any unpaid Transfer Taxes due to be paid by Sellers pursuant to this Section 4.4. Purchaser shall pay or reimburse Sellers for one half (1/2) of any Transfer Taxes not listed on Schedule 16 and Purchaser agrees to indemnify and hold harmless Sellers for any unpaid Transfer Taxes due to be paid or reimbursed by Purchaser pursuant to this Section 4.4. Sellers shall file or cause to be filed all necessary tax returns with respect to all such Transfer Taxes and, to the extent required by applicable law, Purchaser will join in the execution of any such tax returns and provide any information that Sellers may reasonably request for the purposes of filing such tax returns. The provisions of this Section 4.4 shall survive the Closing.

4.5    Sales Taxes. Although it is not anticipated that any sales tax shall be due and payable in connection with the purchase and sale of the Assets, Purchaser agrees that Purchaser shall pay any and all sales and/or compensating use taxes imposed upon or due in connection with the transactions contemplated hereunder. Purchaser shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Sellers will join in the execution of any such tax returns. If requested by Purchaser, Sellers shall request sales tax clearance letters (or similar statements) for any one or more of the Assets located in Florida, and shall reasonably cooperate with Purchaser (at no out-of-pocket cost to Sellers) to obtain and deliver same to Purchaser, provided, that, for the avoidance of doubt the receipt of any such sales tax clearance letters (or similar statements) or, without limiting the other express provisions of this Agreement, the failure to be in good standing with respect to any matters the subject of such clearance letters (or similar statements) shall not be a condition to Closing.

4.6    Closing Costs. Purchaser shall pay all recording fees and charges associated with the recordation of the Deeds (as hereinafter defined), other than the Transfer Taxes which are payable by in accordance with Section 4.4. Sellers shall pay all fees and commissions due to the Broker (as hereinafter defined) in accordance with Section 13.1. Purchaser shall pay all title insurance premiums, title endorsements, title examination fees and survey costs incurred by Purchaser. Purchaser shall pay to Sellers at Closing their actual costs and charges, up to a maximum amount of $120,000.00, in connection with the preparation and delivery of any Title Commitments and Surveys that were prepared on or after August 1, 2014, as well as seventy three thousand, four hundred dollars ($73,400) which is Sellers’ actual costs and charges in connection with the property condition reports and the Phase I environmental reports in respect of the Properties that were prepared on or after August 1, 2014 and delivered to Purchaser prior to the date of this Agreement (the “Environmental Reports” and together with the Title Commitments, the property condition reports and the Surveys the “Reports”). Except as otherwise explicitly set out in this Agreement, all other costs, fees, expenses and charges of any kind incident to the sale and conveyance of the Assets from Sellers to Purchaser, including attorneys’ fees and consultants’ fees, shall be borne by the party incurring the same.

4.7    TI Expenditures and Leasing Commissions; Inducement Costs.

4.7.1.1    TI Expenditures and Leasing Commissions. Purchaser shall credit to Sellers at Closing (to be paid to one or more Sellers in accordance with written instructions from Sellers) (i) the TI Expenditures and Leasing Commissions listed on Schedule 7 and (ii) with respect to any Lease or any amendment or modification to a Lease executed after the Effective Date in accordance with the terms of Section 8.3 hereof, all TI Expenditures or Leasing Commissions that were paid or reimbursed by Sellers after the Effective Date but prior to Closing ((i) and (ii) collectively, the “Purchaser TI Expenditures”). “TI Expenditures” shall mean out-of-pocket, verifiable tenant improvement costs and expenses incurred by Sellers for: (a) repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work performed by a Seller (or its contractor or agent, including pursuant to the Construction Contracts) in a Tenant’s space, to the extent required under such Tenant’s Lease (“Landlord TI Work”), and (b) any reimbursements paid to the Tenant in connection with any tenant improvement or work (including any repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work) performed by the Tenant or any agent or contractor on their behalf (“Tenant TI Work”). “Leasing

Commissions” shall mean leasing or brokerage commissions payable in connection with a Lease, only to the extent the same are on market terms. If as of the Closing Date, any Purchaser TI Expenditures have not been fully paid or performed by Sellers, Purchaser shall assume the responsibility therefore and shall directly pay and/or perform same (however, if and to the extent Purchaser assumes such responsibility, Sellers shall not receive any credit at Closing therefor). Sellers shall be responsible for the payment of all TI Expenditures and Leasing Commissions in relation to Leases in effect as of Closing not payable by Purchaser pursuant to clauses (i) and (ii) of this Section 4.7.1.1 (collectively, the “Seller TI Expenditures”). If as of the Closing Date, Sellers have not paid any Seller TI Expenditures, then (A) Purchaser shall receive a credit against the Purchase Price in an amount equal to such unpaid Seller TI Expenditures, (B) Purchaser shall assume the obligations of Sellers to pay such Seller TI Expenditures pursuant to the Assignment and Assumption Agreement, and (C) Purchaser will hold Sellers harmless from payment of such Seller TI Expenditures and Sellers shall no longer be responsible for the payment of such Seller TI Expenditures. As of the Closing Date, Sellers will terminate all brokerage leasing agreements and pay all fees and costs payable pursuant thereto (other than any Purchaser TI Expenditures) or pursuant to the termination thereof and Sellers will reasonably cooperate with Purchaser to ensure a smooth transition of the leasing, provided that Purchaser shall promptly reimburse Sellers for any out-of-pocket cost or expense incurred by Sellers in so cooperating.

4.7.1.2    As of the Closing Date, Sellers have granted tenant inducements or concessions, including lease buyout costs, moving allowances, and free-rental periods set forth in the Leases or otherwise on Schedule 15 that will affect portions of the Properties after the Closing Date (“Inducement Costs”). Sellers and Purchasers agree (A) Purchaser shall be responsible for the obligations of Sellers regarding the Inducement Costs, and (B) Purchaser will (i) indemnify and hold Sellers harmless from the Inducement Costs and (ii) assume all obligations related to such Inducement Costs, and Sellers shall no longer be responsible for the payment of such Inducement Costs.

4.8    Tenant Deposits. Sellers shall transfer to Purchaser the cash portion of any Tenant Deposits actually received by Sellers pursuant to the Leases not yet refunded to Tenants or applied against Tenant defaults. Sellers shall transfer any letters of credit relating to the Leases to the extent transferable, provided that Purchaser pay any transfer fees in connection therewith. Any letters of credit relating to the Leases that are not transferable will be cancelled by Sellers at Closing. For the avoidance of doubt, no adjustment to the Purchase Price shall be made as a result of the transfer of the Tenant Deposits or letters of credit pursuant to this Section 4.8.

4.9    Closing Ancillaries. As of or at (as applicable) the Closing (and simultaneously with the payment to Sellers of the Balance of the Purchase Price in full):

4.9.1    Sellers will terminate its insurance coverage and Purchaser will obtain its own insurance coverage;

4.9.2    Sellers will terminate all property management agreements on or before Closing and, within thirty (30) days after Closing, pay all fees and costs payable pursuant to any property management agreement or the termination thereof, and Sellers will reasonably cooperate with Purchaser (at Purchaser’s cost and expense) to ensure a smooth transition of the property management;

4.9.3    Sellers will terminate the Excluded Leases and cause the tenants thereunder to vacate the Properties on or before Closing;

4.9.4    Sellers will provide to Purchaser copies of all lease files, permits, licenses, certificates of occupancy and warranties in the possession of any Seller (or its property manager); and

4.9.5    Sellers will provide to Purchaser all keys and access codes in the possession or subject to the control of any Seller, including master keys as well as combination, card keys, cards, and codes for the security systems, if any.
ARTICLE V.
TITLE AND SURVEY MATTERS
5.1    Title.

5.1.1    Title Commitments. Purchaser acknowledges receipt of a copy of (i) a commitment for an owner’s title insurance policy for each Property prepared by Chicago Title Insurance Company (the “Title Company”), each such commitment attached hereto as Schedule 3 and with effective dates as set forth on Schedule 3 (the “Title Commitments”), together with copies of all instruments giving rise to any defects, objections or exceptions noted therein and (ii) one copy of the most recent existing plat of survey (if any) of each Property as described on Schedule 3 (the “Surveys”). Copies of the Title Commitments and the Surveys are attached to this Agreement as Schedule 3. At the Closing, Sellers shall convey and Purchaser shall accept fee title to (or ground leasehold interest in, in the case of Land subject to a Ground Lease) the Assets subject only to the Permitted Exceptions. Purchaser shall obtain, at Closing, its Title Policy (for each Property) from the Title Company (and through Elliot L. Hurwitz of the Title Company at 711 Third Avenue, New York, NY 10017) and Commonwealth Land Title Insurance Company (“Commonwealth”) based on the Title Commitments, with the Title Company receiving 60% of the total fees payable for such Title Policies and Commonwealth receiving the remaining 40%.

5.1.2    Title Objections.

5.1.2.1    If between the Effective Date and the Closing, any updated survey, and/or any updated title commitment received by Purchaser in respect of any Property (each individually and collectively the “Additional Title Document”) discloses any Objectionable Title Matter as to which Purchaser objects, then, no later than five (5) Business Days after Purchaser’s receipt of such Additional Title Document, Purchaser shall have the right to notify Sellers in writing of the Objectionable Title Matter; if Purchaser fails to give notice of an Objectionable Title Matter to Sellers within the five (5) Business Day period, such Objectionable Title Matter will be deemed to be a Permitted Exception. Sellers, within twenty (20) Business Days after receipt of notice of an Objectionable Title Matter from Purchaser (but in any event prior to Closing) shall elect in their sole discretion, by written notice to Purchaser, to either (i) Cure or (ii) not Cure. If Sellers elect not to Cure, then Purchaser shall, within three (3) Business Days of receipt of notice of Seller’s election not to Cure (but in any event prior to the Closing), elect in writing to Sellers to (i) proceed to Closing subject to such Objectionable Title Matter(s), which shall, in such case, be deemed Permitted Exceptions, without any abatement of the Purchase Price or (ii) terminate this Agreement and, so long as it is not in material default or material breach of its obligations under this Agreement, Purchaser shall receive the Deposit as its sole remedy for such termination. If Sellers elect to Cure and if Sellers fail to Cure by Closing, then Purchaser’s sole remedy, exercisable no later than Closing (as may be extended as provided herein) shall be to (i) proceed to Closing subject to such Objectionable Title Matters, which shall, in such case, be deemed Permitted Exceptions, without any abatement of the Purchase Price, or (ii) terminate this Agreement and, so long as it is not in material default or material breach of its obligations under this Agreement, Purchaser shall receive the Deposit as its sole remedy for such termination. “Objectionable Title Matter” means any Monetary Encumbrances, exception or defect of title which is not a Permitted Exception (and other than those arising pursuant to a casualty or condemnation, Purchaser’s sole remedy in respect of which shall be as set out in Sections 11.1 or 11.2 (as applicable)). “Cure” means to cure an Objectionable Title Matter or otherwise cause it to be removed as an exception to Purchaser’s title policy prior to Closing (or cause it to be insured over), which removal will also be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such Objectionable Title Matter.

5.1.2.2    Notwithstanding any other provisions of this Section 5.1.2.2, regardless of when the Monetary Encumbrance was noted on the Title Commitments or not, or whether Purchaser provided any notices or objections thereto, Sellers shall be obligated to cause to be released, satisfied and otherwise discharged, at Closing, of record all defects, objections or exceptions in the title to the Properties which are (1) a mortgage, deed of trust, security agreement, financing statement, or any other instrument which evidences or secures indebtedness and encumbers any Asset of Sellers and granted by any of them, (2) a Notice of Commencement, a mechanics’ or materialman’s lien not removed or insured over by the Title Company or Commonwealth (other than any lien or Notice of Commencement relating to Landlord TI Work or Tenant TI Work the cost of which would constitute Purchaser TI Expenditures), and (3) other monetary liens encumbering any Property (including, judgments, federal, state and municipal tax liens) (other than real estate taxes and water and sewer charges that are subject to adjustment in accordance with Section 4.2 hereof and other than Permitted Exceptions) that are in liquidated amounts and that may be satisfied solely by the payment of money (the items described in the preceding subclauses (1), (2), and (3), collectively, “Monetary Encumbrances”).

5.1.2.3    Purchaser shall promptly provide to Sellers a copy of any Additional Title Document.

5.1.2.4    Intentionally Omitted.

5.1.3    Permitted Exceptions.

(a)Permitted Exceptions to Title. The Assets shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(1)Any state of facts and any defects, objections or exceptions shown on the Surveys or the Title Commitments, excluding any Monetary Encumbrance;

(2)Liens or Notices of Commencement recorded in connection with any Landlord TI Work or Tenant TI Work the cost of which would constitute Purchaser TI Expenditures;

(3)all laws, ordinances, rules, codes and regulations of any Governmental Authority, as the same now exist or may be hereafter modified, supplemented, promulgated, meted or issued;

(4)all liens of real estate assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, for the year of Closing and future years not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein);

(5)all Violations, applicable to any Assets whether or not noted in the records of, or issued by, any Governmental Authority, existing on the Closing Date;

(6)such matters as the Title Company or Commonwealth shall be willing to omit as exceptions to coverage or affirmatively insure over;

(7)all standard title insurer exceptions and exclusions from coverage set forth in the “title jacket”;

(8)the general exceptions which can be deleted only by delivery of an updated survey;

(9)exceptions resulting from acts of Purchaser, and those claiming by, through and under Purchaser;

(10)unpaid personal property, real estate, excise, general and special taxes and assessments for the year of Closing and future years not yet delinquent as of the Closing Date (without limiting the provisions regarding proration of such amounts as set forth herein);

(11)rights of Tenants, as tenants only, under the Leases;

(12)minor variations between the tax lot lines and the description of the Land set forth on Exhibit A;

(13)all utility easements of record;

(14)any defects, liens, encumbrances or other matters which will be extinguished upon the transfer of the Assets;

(15)any deemed Permitted Exception pursuant to Section 5.1.2;

(16)any other covenants, conditions, agreements, rights of way, irregularities in title and other exceptions and encumbrances that are (i) not the result of any agreement, affirmative consent or other voluntary act of any Seller (other than any agreement, affirmative consent or other voluntary act required under applicable law), and (ii) not reasonably likely to (a) materially and adversely interfere with, impair or restrict (1) the current use and operation of a Property, (2) the current access to and egress from a Plot or an Improvement or (3) the current provision of any utility or drainage service to a Plot or an Improvement, or (b) materially and adversely affect the current value of a Property; and

(17)any other matter or thing affecting title to the Assets that Purchaser shall have agreed, or be deemed to have agreed, to waive.

5.2    Violations. Subject to Sections 4.3 and 6.1.16 hereof, Purchaser agrees to purchase the Assets subject to any and all notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Assets (collectively, “Violations”), or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Assets. Sellers shall have no duty to remove or comply with or repair any condition, matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Assets, and Purchaser shall accept the Assets subject to all such Violations, the existence of any conditions at the Assets which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.

5.3    Due Diligence. Except as expressly set forth in Section 6.1 below, no Seller, nor any of its, or any of its affiliates’ or subsidiaries’ former, current, or future general or limited partners, stockholders, managers, members, directors, representatives, officers, employees, or agents (“Representatives”) is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any materials (including the Reports) provided by Sellers (or any of their Representatives) to Purchaser (or any of its Representatives) relating to the Assets (the “Due Diligence Materials”), including, but not limited to, representations regarding the accuracy or completeness of any such Due Diligence Materials.

5.4    Cooperation. In connection with obtaining a final form of an ALTA owner’s title insurance policy (or TLTA, with respect to properties in Texas) issued by the Title Company and Commonwealth insuring Purchaser’s title to (or, in the case of Land subject to a Ground Lease, ground leasehold interest in) each Property subject to the Permitted Exceptions and any other exceptions hereunder (the “Title Policy”), Purchaser and Sellers, as applicable, and to the extent requested by the Title Company, will deliver the Title Company and Commonwealth (a) evidence sufficient to establish (i) the legal existence of Purchaser and Sellers and (ii) the authority of the respective signatories of Sellers (or other entity signing on behalf of Sellers) and Purchaser to bind Sellers and Purchaser, as the case may be, and (b), if applicable, a certificate of good standing of Sellers.

5.5    Ground Lessor. Purchaser shall use its reasonable best efforts to deliver, prior to Closing, to each lessor under a Ground Lease such evidence, including financial information, as is sufficient for each such lessor to determine that (i) Purchaser is sufficiently creditworthy to meet its obligations under the Ground Lease and (ii) the lessor is not barred from entering into the Ground Lease with Purchaser by section 287.133 Florida Statutes (1997) regarding public entity crimes in order to assist each relevant Seller in obtaining as release from any liability under the applicable Ground Lease. Furthermore, Purchaser shall, at Closing, provide the lessor under each Ground Lease with such rent security (whether by means of surety bond, letter of credit or otherwise) as is required by the terms of any Ground Lease.

5.6    Permits. Sellers shall use commercially reasonable efforts to close any open or expired permits for which the work has been cancelled or completed prior to Closing; provided, that, for the avoidance of doubt the closing of any such permits shall not be a condition to Closing.
ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF SELLERS
6.1    Seller’s Representations. Subject to the exceptions and qualifications set forth in the disclosure letter delivered to Purchaser (together with all documents provided in connection therewith) on or prior to the date of this Agreement (the “Disclosure Letter”), Sellers hereby represent and warrant, jointly and severally to Purchaser that as of the Effective Date:

6.1.1    Authority. Each Seller is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to enter into and perform the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by each Seller, is the legal, valid and binding obligation of each Seller, and does not violate any provision of any agreement or judicial order to which any Seller is a party or to which any Seller is subject, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity) (the “Enforceability Exceptions”). All documents to be executed by Sellers which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered by Sellers and will be legal, valid and binding obligations of Sellers, subject to the Enforceability Exceptions. Sellers are not subject to any law, order, decree, restriction or agreement which prohibits or would be violated by this Agreement or the consummation of the transactions contemplated hereby.

6.1.2    Bankruptcy or Debt of Seller. No Seller has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to Sellers’ knowledge, suffered the filing of an involuntary petition by any Seller’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of any Seller’s assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally.

6.1.3    Foreign Person. No Seller is a “foreign person” within the meaning of Section 1445(f) of the Code.

6.1.4    Leases.

6.1.4.1    A true, correct and complete list of the Leases entered into by each Seller or its predecessor-in-interest covering any portion of the Properties which are in effect (including all amendments, modifications and supplements thereto) (collectively (but excluding correspondence that do not otherwise amend, modify or revise the terms thereof in any material respect), the “Existing Leases”) is set forth in Schedule 21. Sellers have delivered to Purchaser true and complete copies of the Existing Leases.

6.1.4.2    Sellers have not consented to and have no knowledge of any written subleases affecting the Properties except as set forth on Schedule 21.

6.1.4.3    No Seller has received any written notice by any Tenant under any Existing Leases asserting a material default by a Seller under such Existing Lease, asserting any defense or off-set to Rent by any such Tenant or any right to cancel or terminate its Existing Lease or to be relieved of any of its material obligations thereunder based on an allegation that any Seller is in default of any of its obligations as landlord under any Existing Lease, in each of the foregoing cases which default or basis for the defense or offset remains uncured.

6.1.4.4    Intentionally Omitted.

6.1.4.5    No Seller has given any Tenant notice of default which has not been complied with in all material respects.

6.1.4.6    Sellers have applied all Tenant Deposits under any Existing Leases in accordance with the terms of such Existing Leases.

6.1.5    Condemnation. No Seller has received any written notice of any, and to Sellers’ knowledge there are no, existing, pending or contemplated condemnation, eminent domain or similar proceedings with respect to the Assets or any portion thereof.

6.1.6    Tax Appeal Proceedings. Other that set out in Section 6.1.6 of the Disclosure Letter, no Seller has filed, or retained anyone to file, notices of protest against, or to commence actions to review real property tax assessments (“Tax Proceedings”) against the Properties which are currently pending.

6.1.7    Litigation. Other that set out in Section 6.1.7 of the Disclosure Letter, no Seller has received actual written notice that any action, suit or proceeding has been commenced against a Seller and/or in connection with the Assets. There are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Sellers’ knowledge, threatened in writing against Sellers or affecting Sellers which, if determined adversely to Sellers, would adversely affect the ability of Sellers to perform their obligations hereunder. Sellers are not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Sellers to perform their obligations hereunder.

6.1.8    Personal Property. Sellers have, or will have prior to Closing, good and marketable title to the Personal Property of Sellers and such Personal Property, as of the Closing owned by Sellers (or any one of them) will be free and clear of all liens and encumbrances other than Permitted Exception and any liens filed against equipment pursuant to equipment leases.

6.1.9    Insurance Policy. Section 6.1.9 of the Disclosure Letter attached hereto contains a correct and complete list of property and casualty insurance policies and liability insurance policies (collectively, the “Insurance Policies”) maintained by Sellers with respect to the Assets.

6.1.10    Environmental Claims. No Seller has received written notice, relating to any claim, order or proceeding pursuant to any applicable environmental laws (“Environmental Claim”) concerning the Properties.

6.1.11    No Consents. Except for any consent, license, approval, order, permit, authorization, registration, filing or declaration, the failure of which to obtain or make will not materially adversely affect (A) Sellers’ ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Assets or (C) the operation of the Properties, no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by any Seller or any of the transactions required or contemplated hereby.

6.1.12    Absence of Conflicts. The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the sale of the Assets, will not (i) conflict with or result in any violation of any Seller’s organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Seller is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to any Seller or its assets or properties except, in each case, for any conflict or violation which will not materially adversely affect (A) any Seller’s ability to consummate the transactions contemplated by this Agreement, (B) the ownership of the Assets or (C) the operation of the Properties.

6.1.13    Options; Rights of First Refusal. Certain of the Properties are subject to those certain purchase options, rights of first refusal and/or rights of first offer set forth on Schedule 13 (each individually and collectively, the “Purchase Option”). Except as set forth on Schedule 13, no Seller (and to the knowledge of any Seller, no predecessor in interest) has granted any unexpired option agreements or rights of first refusal with respect to the purchase of any of the Properties, or any portion thereof, or any interest therein, or any other unexpired rights in favor of third persons to purchase or otherwise acquire the Properties, or any portion thereof, or any interest in the Properties (other than, in each case, this Agreement).

6.1.14    Patriot Act.

6.1.14.1    Each Seller (i) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., as the same apply to it or its activities; (ii) is in compliance with that certain Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time (the “Patriot Act”) and all rules and regulations promulgated under such Act applicable to Sellers; and (iii) (A) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (B) has never been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder; (C) has not had any of its funds seized, frozen or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder; (D) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Sellers suspect or have reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (E) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

6.1.14.2    No Seller or any other person owning a direct or indirect, legal or beneficial interest in a Seller is in violation of the Executive Order or the Patriot Act.

6.1.14.3    No Seller nor any of its constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest) or affiliates, acting or benefiting, directly or indirectly, in any capacity in connection with the Properties, this Agreement, or any of the transactions contemplated hereby, is: (i) listed in the Annex to, or otherwise subject to the provisions of, that certain Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”), (ii) that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other Governmental Authority list issued post 9/11/01, (iii) acting, directly or indirectly, in contravention of any AML Law or terrorist organizations or narcotics traffickers, including those persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be

amended or superseded from time to time or (iv) that is owned or controlled by, or acting for or on behalf of, any person described in clause (i), (ii) or (iii) above (a “Prohibited Person”).

6.1.14.4    None of the funds or other assets of Sellers constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, (i) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., (ii) The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and (iii) any executive orders or regulations promulgated thereunder, with the result that sale by Sellers, its managing member or any non-managing member (whether directly or indirectly), is prohibited by law (an “Embargoed Person”). No Embargoed Person has any interest of any nature whatsoever in Sellers (whether directly or indirectly); and none of the funds of any Seller have been derived from any unlawful activity with the result that an investment in any Seller (whether directly or indirectly) or sale by Sellers, is prohibited by law or that execution, delivery and performance of this Agreement or any of the transactions contemplated hereby is in violation of law.

6.1.15    Sales Tax. To Sellers’ Knowledge, there are no pending sales tax examinations or audits of any sales tax return of any Seller with respect to any Property, and the results of any prior audits did not result in the assessment of any deficiencies which remain unpaid. All sales taxes due with respect to the Properties have been paid in full or will be paid in full in the ordinary course of business prior to the Closing Date.

6.1.16    Violations. Except as set forth on Schedule 11, no Seller has received any written notice of any Violation that has not been fully cured and resolved. In addition, except as set forth on Schedule 11, to Sellers’ knowledge, no material Violations exist with respect to the Assets or any portion thereof, and no condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a material Violation being placed on the Assets exists. Other than as set forth in Section 6.1.16 of the Disclosure Letter, no Seller has received any written notice from any governmental authorities with respect to (i) any special assessments or proposed increases in the assessed value of any of the Properties, or (ii) any condemnation or eminent domain proceedings affecting any of the Properties.

6.1.17    TI Expenditures and Leasing Commissions; Inducement Costs; Construction Contracts. Except as disclosed on Schedule 7, there are no TI Expenditures or Leasing Commissions outstanding on the part of Sellers (actual or contingent and without regard to whether the same are currently due and payable) with respect to any of the Leases. Except as contained in any of the Leases or otherwise as disclosed on Schedule 15, there are no Inducement Costs (actual or contingent and without regard to whether the same are currently due and payable (with respect to any of the Leases. Except as disclosed on Schedule 9, there are no Construction Contracts or other written contracts for any maintenance or repairs, capital or otherwise.

6.1.18    Letters of Credit. The only letters of credit relating to the Leases that are not transferable are identified as such on Schedule 8.

6.2    Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to [such] Sellers’ knowledge”, “to the current, actual knowledge of [such] Seller” or the “knowledge” of a Seller or words of similar import are used, they shall be deemed to refer to the actual knowledge only of Priyanka Garg, Teresa Tsai and Aisha Spence, and not any implied, imputed or constructive knowledge of any other party, without any independent investigation having been made or any implied duty to investigate or inquire.

6.3    No Warranty as to Existing Leases. No Seller warrants that any particular Existing Lease will be in force or effect at the Closing, or that the Tenants will have performed their obligations thereunder. The expiration or, as not expressly prohibited by the terms of this Agreement, the termination of any Existing Lease prior to the Closing shall not affect the obligations of Purchaser under this Agreement, or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any claim on the part of Purchaser against any Seller.

6.4    Intentionally Omitted

6.5    “AS IS” Sale. SUBJECT TO, AND WITHOUT IN ANY WAY LIMITING, THE REPRESENTATIONS AND WARRANTIES OF ANY SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER EXPRESS OBLIGATION OF SELLERS PURSUANT TO THE TERMS HEREOF, AND ACKNOWLEDGING THE PRIOR USE OF THE ASSETS AND PURCHASER’S OPPORTUNITY TO INSPECT THE ASSETS, PURCHASER AGREES TO PURCHASE THE ASSETS “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE ASSETS PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY ANY SELLER, ANY REPRESENTATIVES OF SELLERS OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT ANY SELLER, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IN PURCHASING THE ASSETS OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON PURCHASER’S OWN INSPECTION OF THE ASSETS. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE ASSETS ARE BEING SOLD “AS IS”. THE TERMS AND PROVISIONS OF THIS SECTION 6.5 SHALL SURVIVE THE CLOSING AND/OR THE TERMINATION OF THIS AGREEMENT.
ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
7.1    Representations and Warranties of Purchaser. Purchaser represents and warrants to each Seller that the following matters are true and correct as of the Effective Date.

7.1.1    Authority. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser subject to the Enforceability Exceptions, and does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed and delivered by Purchaser, be legal, valid and binding obligations of Purchaser subject to the Enforceability Exceptions, and will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

7.1.2    Bankruptcy or Debt of Purchaser. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

7.1.3    No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency and that no financing for this transaction shall be provided by any Seller. Purchaser has or will have at the Closing Date, sufficient cash, available lines of credit or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

7.1.4    Patriot Act.

7.1.4.1    Purchaser (i) is in compliance with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act, 12 U.S.C. § 95 (a) et seq., and the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., as the same apply to it or its activities; (ii) is in compliance with the Patriot Act and all rules and regulations promulgated under such Act applicable to Purchaser; and (iii) (A) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted of a crime under, 18 U.S.C. §§ 1956 or 1957 or any predicate offense thereunder; (B) has never been assessed a civil penalty under any anti-money laundering laws or predicate offenses thereunder; (C) has not had any of its funds seized, frozen or forfeited in any action relating to any anti-money laundering laws or predicate offenses thereunder; (D) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally-derived property, or of money or monetary instruments which are (or which Purchaser suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (E) has taken such steps and implemented such policies as are reasonably necessary to ensure that it is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent such a party is required to develop such a program under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

7.1.4.2    Neither Purchaser nor any other person owning a direct or indirect, legal or beneficial interest in Purchaser is in violation of the Executive Order or the Patriot Act (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

7.1.4.3    Neither Purchaser nor any of its constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest) or affiliates, acting or benefiting, directly or indirectly, in any capacity in connection with the Properties, this Agreement, or any of the transactions contemplated hereby, is a Prohibited Person or is owned or controlled by or acting on behalf of a Prohibited Person (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

7.1.4.4    None of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.). No Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly); and none of the funds of any Purchaser have been derived from any unlawful activity with the result that an investment in Purchaser (whether directly or indirectly) or sale to Purchaser, is prohibited by law or that execution, delivery and performance of this Agreement or any of the transactions contemplated hereby is in violation of law (provided that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.).

7.1.5    No Consents.  No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Purchaser or any of the transactions required or contemplated hereby.

7.1.6    No Conflicts.  The execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of Purchaser’s organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Purchaser is a party in its individual capacity, or (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to Purchaser or its assets or properties.

7.1.7    Litigation.  There are no litigations, actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to Sellers’ knowledge, threatened in writing against Purchaser or affecting Purchaser which, if determined adversely to such entity, would adversely affect the ability of Purchaser to perform its obligations hereunder. Purchaser is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Purchaser to perform its obligations hereunder.

7.2    Purchaser’s Acknowledgment. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set out in this Agreement, no Seller has made, and each Seller does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Assets, including, without limitation, the water, soil and geology, (b) the income to be derived from the Assets, (c) the suitability of the Assets for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Assets or its operation with any laws, rules, ordinances, designations or regulations of any applicable Governmental Authority or body, including, without limitation, the Americans with Disabilities Act, any applicable federal, state or local landmark designations, and any rules and regulations promulgated under or in connection with any of the foregoing, (e) the habitability, merchantability or fitness for a particular purpose of the Assets, (f) the current or future real estate tax liability, assessment or valuation of the Assets, (g) the availability or non-availability or withdrawal or revocation of any benefits or incentives conferred by any federal, state or municipal authorities, (h) any other matter with respect to the Assets, and specifically that each Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder or (i) the assignability of Sellers’ ground leasehold interests under the Ground Leases. Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Assets, Purchaser is relying solely on its own investigation of the Assets and not on any information provided or to be provided by, or on behalf of, any Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Assets was obtained from a variety of sources and that each Seller, except as otherwise expressly provided herein, has not made any independent investigation or verification of such information. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND AS A MATERIAL INDUCEMENT TO SELLERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SALE OF THE ASSETS AS PROVIDED FOR HEREIN IS ON AN “AS IS, WHERE IS” CONDITION AND BASIS. Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Sellers in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this waiver as part of the negotiations for the transaction contemplated by this Agreement; and that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. The terms and provisions of this Section 7.2 shall survive the Closing and/or termination of this Agreement. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLERS, UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW, ARE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLERS.  Except as expressly set forth in this Agreement, Purchaser hereby agrees that Sellers, and each of Sellers’ partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliates and related entities, heirs, successors, and assigns (collectively, the “Releasees”) shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, reasonably attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, the “Claims”) with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Assets including, without limitation, the physical, environmental and structural condition of the Assets or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (a) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Assets regardless of when such Hazardous Materials were first introduced in, on or about the Assets, (b) any patent or latent defects or deficiencies with respect to the Assets, (c) any and all matters related to the Assets or any portion thereof, including without limitation, the condition and/or operation of the Assets and each part thereof, (d) any and all matters related to the current or future zoning or use of the Assets, and (e) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Assets regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Assets. Purchaser hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal Superfund laws, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state environmental laws (as such laws and statutes may be amended, supplemented or replaced from time to time), or any applicable laws which regulate or control Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, directly or indirectly, against the Releasees or their agents in connection with Claims described above. “Hazardous Materials” means (A) those substances included within the definitions of any one or more of the terms “hazardous substances”, “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., and the regulations and publications issued under any such laws, (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls and (C) mold or water conditions which may exist at the Properties or other substances, wastes or materials listed or defined by any state or local statutes, regulations and ordinances pertaining to the protection of human health and the environment.

7.3    Purchaser’s Agreement Regarding Seller’s Representations. Purchaser agrees that in the event that Purchaser shall obtain actual knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty or failure to satisfy any condition on the part of any Seller, then Purchaser shall promptly deliver to each Seller written notice of such information specifying the representation, warranty or condition to which such information relates.

7.4    Purchaser’s Breach of Representation. (x) Any breach by Purchaser of the foregoing representations and warranties in Section 7.1 shall be deemed a material default by Purchaser under Section 12.2 of this Agreement and (y) the representations and warranties contained in Section 7.1 shall be continuing in nature and shall survive the expiration or earlier termination of this Agreement for a period of nine (9) months (provided, that the representations and warranties in Sections 7.1.1, 7.1.2 and 7.1.4 shall survive for the applicable statute of limitations). The terms and provisions of this Section 7.4 shall survive Closing and/or termination of this Agreement.
ARTICLE VIII.
SELLERS' INTERIM OPERATING COVENANTS
8.1    Operations. Except as may be expressly provided in this Agreement, each Seller agrees, at its cost and expense (but subject to the prorations herein set forth), to operate the Property owned by such Seller through the Closing Date or earlier termination of this Agreement in a substantially similar manner as it is operating such Property as of the Effective Date and in a manner that will not knowingly violate any applicable law, statute, ordinance or code in any material respect, subject to ordinary wear and tear and further subject to Article XI of this Agreement. Notwithstanding the foregoing, except in the case of an emergency (as determined by each such Seller in its sole and absolute discretion), such Seller shall have no right to make any capital repairs to the Improvements (other than Landlord TI Work set forth on Schedule 7 or as otherwise permitted in this Agreement) from and after the Effective Date without obtaining Purchaser’s prior written consent (such consent not to be unreasonably withheld or delayed).

8.2    Maintain Insurance. Each Seller covenants to keep, at its sole cost and expense, until the earlier of the Closing or the termination of this Agreement, the Insurance Policies in relation to the Property owned by such Seller; provided, however, that such Seller may make commercially reasonable modifications to such Insurance Policies provided that such modifications do not materially reduce the insurance coverage existing as of the Effective Date.

8.3    Tenant Leases. During the period of time commencing on the Effective Date and continuing until the earlier to occur of the Closing or the termination of this Agreement, no Seller shall have the right without obtaining the Chief Investment Officer of the Purchaser’s prior written consent (which (i) Purchaser shall grant or withhold without undue delay in its reasonable discretion and (ii) such consent, if granted, shall be delivered by return email to the sender of the request), which request for such consent may be delivered by email, to (i) amend, modify, renew, grant any consent or waive any material rights under the Existing Leases, (ii) cancel or terminate any Existing Lease except where a Tenant is in material default thereunder or on expiry of any Existing Lease upon the end of its term, (iii) enter into a new lease (a “New Lease”), or (iv) accept a surrender or consent to the early termination or cancellation of any Existing Lease by the Tenant thereunder.

8.4    Tax Appeal Proceedings. If any Tax Proceedings in respect of any taxes for the year of Closing or prior years for any Property are pending at the time of Closing, the applicable Seller who owns such Property shall have the right to continue to conduct such Tax Proceedings prior to and from and after the Closing Date without the consent of Purchaser, and such Seller shall continue to control all such Tax Proceedings, provided that Seller shall not withdraw, settle or otherwise compromise any Tax Proceedings affecting taxes binding on any Property for the year of Closing or subsequent years without the prior written consent of Purchaser. Any proceeds related to any Tax Proceeding collected by Purchaser after the Closing Date but relating to period(s) prior to the Closing Date shall be paid by Purchaser to Sellers in cash promptly, and in any event within three (3) Business Days of receipt of such proceeds by Purchaser. The provisions of this Section 8.4 shall survive the Closing.

8.5    Notices of Violation. Each Seller shall promptly notify Purchaser of, and shall promptly deliver to Purchaser a copy of, any notice such Seller may receive, from and after the Effective Date and prior to the Closing, from any Governmental Authority, concerning a violation of laws at the Property owned by such Seller that has not been previously disclosed to Purchaser.

8.6    Access. Each Seller agrees to afford Purchaser and its employees and authorized agents access to the Properties under its control from time to time prior to the Closing, at reasonable times and upon reasonable advance notice, provided that (i) neither Purchaser nor any of its employees or agents shall enter any portion of any Property unless accompanied by a representative of the relevant Seller and (ii) no Seller shall be required to incur any cost or expense to afford Purchaser such access. Purchaser specifically agrees that neither it nor any of its employees or agents shall communicate directly with any Tenants or employees of any Seller other than the manager of the Property, without the relevant Seller’s prior written consent, which consent may be withheld in such Seller’s sole and absolute discretion; provided, that, Purchaser shall (i) inform Sellers in advance of any proposed contact with any employee or Tenant of any Seller and shall give Sellers reasonable opportunity to participate in, or join, any interaction (including by phone, email or any other electronic means) with such persons and (ii) provide Sellers with copies of all communications with such persons.

8.7    Casualty and Condemnation. A Seller shall promptly deliver to Purchaser notice of any fire or other material casualty occurring at a Property owned by such Seller between the Effective Date and the date of Closing. A Seller shall promptly deliver Purchaser notice of any actual or threatened condemnation of all or any part of the Property owned by such Seller of which Seller obtains knowledge.

8.8    Estoppel Certificates. Sellers shall deliver a request for an estoppel certificate to each Tenant under an Existing Lease (substantially in the form attached hereto as Part 1 of Schedule 4 or, at the option of Sellers, in a form which otherwise certifies as to those matters which are specifically required to be certified by such Tenant pursuant to the provisions of such Tenant’s Lease), and during the period between the Effective Date and the Closing shall use commercially reasonable efforts to cause such Tenants to execute and return such estoppel certificates to the relevant Seller and Purchaser on or prior to the date that is three (3) Business Days prior to the Closing Date. Sellers shall deliver a request for an estoppel certificate to each ground lessor under each Ground Lease (only with respect to the matters required to be certified by the ground lessors under paragraph 22 of the Ground Leases), and shall use commercially reasonable efforts to cause such ground lessors to execute and return such estoppel certificates to the relevant Seller and Purchaser on or prior to the date that is three (3) Business Days prior to the Closing Date. Sellers shall deliver a request for an estoppel certificate to each of the associations and/or entities set forth on Schedule 12 (the “Additional Estoppel Parties”) (substantially in the form attached hereto as Part 3 of Schedule 4), and during the period between the Effective Date and the Closing shall use commercially reasonable efforts to cause such Additional Estoppel Parties to execute and return such estoppel certificates to the relevant Seller and Purchaser on or prior to the date that is three (3) Business Days prior to the Closing Date. Sellers shall promptly provide Purchaser with a copy of any of the foregoing estoppels received by any Seller, regardless of whether it is in the form attached to Schedule 4.
ARTICLE IX.
CLOSING CONDITIONS
9.1    Conditions to Obligations of Seller. The obligations of Sellers under this Agreement to sell the Assets and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by each Seller in writing at or prior to Closing in each Seller’s sole and absolute discretion.

9.1.1    Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser contained in Article VII of this Agreement shall be true and correct in all material respects as of the Closing Date (except for any representations and warranties of Purchaser that are already qualified by materiality, which such representations and warranties of Purchaser must be true and correct in all respects as of the Closing Date), with the same force and effect as if such representations and warranties were made anew as of the Closing Date, and Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date. Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

9.1.2    Conditions. Purchaser shall have delivered the documents and instruments (including the Balance of the Purchase Price) required to be delivered by Purchaser pursuant to Section 10.2 of this Agreement.

9.1.3    Termination. Subject to Article XII and further subject to Purchaser’s right to adjourn the Closing hereunder, in the event Sellers shall elect not to close due to the failure of any one or more of the conditions precedent to Sellers’ obligation to sell set forth in this Section 9.1 which has not been waived by each of Sellers in writing in each Seller’s sole and absolute discretion, Sellers shall so notify Purchaser by 11:30 a.m. Eastern time on the day of Closing in writing specifying the unfulfilled conditions, and Purchaser shall direct the Escrow Agent to promptly deliver the Deposit to Sellers, and this Agreement shall terminate, and neither party shall have any further obligation under this Agreement (except the Surviving Termination Obligations).

Provided, that if Sellers fails to notify Purchaser by 11:30 a.m. Eastern time on the day of Closing of any unfulfilled conditions, such conditions shall be deemed to have been waived by Sellers and the parties will proceed to Closing (subject to any other applicable provisions of this Agreement).

9.2    Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Assets and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at or prior to Closing in Purchaser’s sole and absolute discretion.

9.2.1    Representations, Warranties and Covenants of Seller. All representations and warranties of Sellers contained this Agreement (disregarding any references therein to materiality), other than the representations and warranties of Sellers set forth in Sections 6.1.1, 6.1.2, 6.1.13, 6.1.14 hereof (the “Seller Fundamental Representations”), shall be true and correct as of the Closing Date (other than any variations that arise from any changes in circumstances, events or actions occurring or taken from and after the Effective Date that have occurred in the operation of the Assets in the ordinary course of business, consistent with past practice and are not expressly prohibited by the terms hereof), with the same force and effect as if such representations and warranties were made anew as of the Closing Date (with such variations that arise from any changes in circumstances, events or actions occurring or taken from and after the Effective Date that have occurred in the operation of the Assets in the ordinary course of business, consistent with past practice and are not expressly prohibited by the terms hereof), in each case except for breaches as to matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition or value of the Assets taken as a whole, and Sellers shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date. The Seller Fundamental Representations (disregarding any references therein to materiality) shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date. Purchaser shall have received a certificate (the “Sellers Bring-Down Certificate”) signed by an authorized officer of Sellers to the effect of the provisions of this Section. For the avoidance of doubt, notwithstanding anything in this Section 9.2.1, Purchaser shall be entitled to deliver a Notice of Breach to Sellers for any breach of a representation or warranty of Sellers (other than any variations that are both (a) disclosed in the Sellers Bring-Down Certificate and (b) arise from any changes in circumstances, events or actions occurring or taken from and after the Effective Date that have occurred in the operation of the Assets in the ordinary course of business, consistent with past practice and are not expressly prohibited by the terms hereof), regardless of whether such breach is material, has a material adverse effect or was known or disclosed to Purchaser prior to Closing.

9.2.2    Conditions. Sellers shall have delivered the documents and instruments required to be delivered by Sellers pursuant to Section 10.1 of this Agreement.

9.2.3    Required Tenant Estoppel Certificates. Purchaser shall have received an estoppel certificate dated no more than thirty (30) days prior to Closing (provided that if either Purchaser or Sellers exercise its right to extend the Closing Date set forth in Section 4.1.3 hereof, then such estoppel certificates may be dated no more than sixty (60) days prior to Closing) (“Tenant Estoppel”) from Tenants under Leases covering seventy-five percent (75%) of the gross Leased area (as of the Effective Date) of all of the Properties (excluding from such calculation of the gross Leased area any Leases set forth on Schedule 19 attached hereto (collectively, the “Immaterial Leases”) and the Progressive Lease) and from any Tenant under any Lease of a portion of any Property in excess of 30,000 square feet (collectively, the “Required Tenant Estoppels”) substantially in the form attached hereto as Part 1 of Schedule 4 (with such other modification as may be reasonably agreed by Purchaser) or in a form which otherwise certifies as to those matters which are specifically required to be certified by such Tenant pursuant to the provisions of such Tenant’s Lease, without material adverse modifications, defaults or reservations of rights alleged on the part of the Tenant under the applicable Lease (an “Acceptable Form”) (for the avoidance of doubt, the following shall not be considered material adverse modifications to a Tenant Estoppel: (a) a Tenant making note of items which constitute Permitted Exceptions or items which Sellers otherwise agrees to discharge (in their sole discretion), (b) modifications to conform the same to the applicable Lease or other information delivered to Purchaser and (c) a Tenant limiting its statements other than with respect to (i) Tenant’s compliance with its Lease, (ii) the premises demised under its Lease and (iii) the term of and rental due under its Lease “to tenant’s knowledge” (or words of similar import)); provided that Purchaser’s closing condition as set forth in this subparagraph shall be deemed satisfied and irrevocably waived by Purchaser if the Required Tenant Estoppels have been delivered to Purchaser at any time after the Effective Date and Purchaser does not object in a written notice to Sellers specifying Purchaser’s objections to the form of the Tenant Estoppel within five (5) Business Days after receipt thereof. If requested by Purchaser, Sellers shall request updates within thirty (30) days of the Closing Date to any Required Tenant Estoppel, and Sellers shall reasonably cooperate with Purchaser (at no out-of pocket cost to Sellers) to obtain same, but the delivery of such updates to the Required Tenant Estoppels shall not be a condition to Closing. Notwithstanding anything to the contrary, if Sellers fail to deliver the Required Tenant Estoppels at the Closing after using commercially reasonable efforts, Sellers may (but shall not be obligated to) deliver certificates executed by a Seller in the form attached as Part 2 of Schedule 4 hereto (the “Seller Estoppels”) for up to a maximum of five percent (5%) of the gross Leased area (as of the Effective Date) of all of the Properties (excluding from such calculation of the gross Leased area any Immaterial Leases and the Progressive Lease) for any Lease of a portion of any Property equal to or less than 30,000 square feet, any such Seller Estoppel shall be dated as of the Closing Date and such Seller Estoppels shall be treated as Tenant Estoppels for purposes of calculating Sellers’ obligation deliver Tenant Estoppels from Tenants under Leases covering seventy-five percent (75%) of the gross Leased area (as of the Effective Date) of all of the Properties (excluding from such calculation of the gross Leased area any Immaterial Leases and the Progressive Lease). In addition, Sellers shall be released from any liability with respect to any Seller Estoppel upon the delivery to Purchaser of an executed Tenant Estoppel in Acceptable Form from such tenant for which a Seller has delivered such Seller Estoppel. Other than as set forth in this Section 9.2.3, the receipt of any Tenant Estoppel or any matter raised in any Tenant Estoppel shall not be a condition to Closing. Notwithstanding anything to the contrary in this Section or any other provision of this Agreement, Sellers shall not be required to seek or obtain a Tenant Estoppel for Progressive Insurance’s lease of space in Corporate Centre III (the “Progressive Lease”) and the Progressive Lease shall not constitute a Required Tenant Estoppel.

9.2.4    Required Ground Lease Estoppels. Purchaser shall have received an estoppel certificate dated no more than thirty (30) days prior to Closing (“Ground Lessor Estoppel”) from the ground lessors under the Ground Leases certifying as to those matters which are specifically required to be certified by such ground lessors pursuant to the provisions of such Ground Lease without material adverse modifications, defaults or reservations of rights alleged on the part of the ground lessor under the applicable Ground Lease.

9.2.5    Termination. Subject to Article XII and further subject to Sellers’ right to adjourn the Closing hereunder, in the event Purchaser shall elect not to close due to the failure of any one or more of the conditions precedent to Purchaser’s obligation to consummate this transaction set forth in this Section 9.2 which has not been waived by Purchaser in writing in Purchaser’s sole and absolute discretion, Purchaser shall so notify Sellers by 11:30 a.m. Eastern time on the day of Closing in writing specifying the unfulfilled conditions and this Agreement shall terminate and, so long as Purchaser is not in material default or breach of its obligations under this Agreement, Purchaser shall be entitled to receive the Deposit, provided that if Purchaser fails to notify Sellers by 11:30 a.m. Eastern time on the day of Closing of any unfulfilled conditions, such conditions shall be deemed to have been waived by Purchaser and the parties will proceed to Closing (subject to any other applicable provisions of this Agreement).

9.3    Conditions to Obligations of Purchaser and Seller. The obligations of Purchaser and Sellers under this Agreement to purchase and sell the Assets and consummate the other transactions contemplated hereby shall be subject to the absence of any order, writ, injunction or decree (collectively, “Order”) having been entered and be in effect by any court of competent jurisdiction or any authority, and the absence of any requirement of any Governmental Authority having been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby (a “Restrictive Order”). If any Restrictive Order is in effect at Closing, either Purchaser or Sellers may terminate this Agreement by written notice to the other party and to the Escrow Agent, at which point, so long as Purchaser is not in material default or material breach of its obligations under this Agreement, the Deposit shall be promptly paid to and retained by Purchaser; provided that if any Restrictive Order shall be in effect as a direct or indirect result of any of Purchaser’s or its affiliates’ acts or omissions and Purchaser or Sellers terminate this Agreement, such termination shall constitute a material default by Purchaser hereunder, entitling Sellers to all rights and remedies provided under Section 12.2 hereof (and Purchaser shall not be entitled to the Deposit).
ARTICLE X.
CLOSING
10.1    Sellers’ Closing Obligations. Sellers shall execute, acknowledge (where applicable) and deliver or cause to be delivered to Purchaser at Closing the following:

10.1.1    Sale deeds for each Property (other than each Property owned by a Seller subject to a Ground Lease) substantially in the form of the relevant State or Commonwealth sale deeds set out on Exhibits D-1 through D-6 attached hereto, conveying to Purchaser or its permitted assignees or designees each Seller’s right, title and interest in the Properties, subject only to the Permitted Exceptions (the “Deeds”) together with any transfer tax forms as may be required in connection therewith (assuming the provision by Purchaser of any information or signatures needed to complete such forms);

10.1.2    If not already provided to Purchaser, whether in hard copy or electronic form, copies of all Existing Leases and New Leases (if any) in effect on such date and an assignment and assumption of Leases in substantially the form set out in Part 1 of Schedule 6;

10.1.3    Assignment and assumptions of the Assumed Service Contracts in substantially the form set out in Part 2 of Schedule 6;

10.1.4    Assignments of Assigned Property in substantially the form set out in Exhibit J attached hereto;

10.1.5    Bills of sale substantially in the form of Exhibit E attached hereto conveying, transferring and selling to Purchaser or its permitted assignees or designees (with no value separate from the other Assets) all right, title and interest of Sellers in and to the Personal Property;

10.1.6    Certificates substantially in the form of Exhibit F attached hereto certifying that each Seller is not a “foreign person” as defined in Section 1445 of the Code;

10.1.7    An owner’s title affidavit in the form attached hereto as Schedule 22;

10.1.8    An original certificate signed by an authorized senior officer of each Seller attaching a true, complete and correct copy of the resolutions of Sellers authorizing the execution by each Seller of this Agreement;

10.1.9    Letters to each Tenant under the Leases in the form of Exhibit K hereto, notifying Tenants of the conveyance of the Properties to Purchaser and advising them that, following the Closing Date, all future payments of rent are to be made in the manner set forth therein;

10.1.10 A rent roll for the Properties dated as of the Closing Date;

10.1.11 The final Closing Statement signed by an authorized senior officer of each Seller;

10.1.12 Transfer documentation necessary to transfer (if possible) any letters of credit held by Sellers in connection with the Leases;

10.1.13 A ground lease assignment for each Property owned by a Seller subject to a Ground Lease assigning such Seller’s ground leasehold interest to Purchaser in the form attached hereto as Exhibit I (as applicable, a “Ground Lease Assignment”), as well as a notice of assignment of each Ground Lease in recordable form;

10.1.14 Evidence of the termination of all agreements for the property management of any portion of the Properties and all brokerage leasing agreements for any portion of the Properties effective as on or before the Closing Date;

10.1.15 Possession of the Properties, subject only to the Leases (but excluding the Excluded Leases) and Permitted Exceptions; and

10.1.16 All other instruments as are reasonably requested by Purchaser and are customarily executed by sellers in the states where the Properties are located to effectuate the conveyance of property similar to the Properties.

10.2    Purchaser’s Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Sellers at Closing the following:

10.2.1    The Balance of the Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds;

10.2.2    An original certificate signed by an authorized senior officer of Purchaser attaching a true, complete and correct copy of the resolution of Purchaser authorizing the execution by Purchaser of this Agreement; and

10.2.3    A counterpart original of each Ground Lease Assignment.

10.2.4    All other instruments as are reasonably requested by Sellers and are customarily executed by purchasers in the states where the Properties are located to effectuate the conveyance of property similar to the Properties.
ARTICLE XI.
RISK OF LOSS
11.1    Casualty. Notwithstanding any other provision of this Agreement, if all or any part any Property is damaged by fire or other casualty occurring following the Effective Date and prior to the Closing, if such damage affects less than 25% of the rentable square feet of any Property, no party shall have the right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of any Seller by reason of said destruction or damage. In such event, or in the event that all or any part of any Property is damaged by fire or other casualty occurring following the Effective Date and prior to the Closing (regardless whether or what portion of any Property is rendered unusable) and this Agreement is not terminated pursuant to the terms hereof, the relevant Seller shall, on the Closing Date (and subject to the Closing having occurred), assign to Purchaser, and Purchaser shall have the right to make a claim for and to retain casualty insurance proceeds (less any costs or expenses incurred by the Sellers prior to Closing with respect to any repairs or rebuilding approved by Purchaser in its reasonable discretion

(provided that no such approval shall be required for Sellers to take any action reasonably required pursuant to Leases or any documentation related to any indebtedness over the Properties), which such amounts shall not be assigned and shall be remitted to Sellers) received under, the casualty insurance policies in effect with respect to such Property on account of said physical damage or destruction as shall be necessary to perform repairs to the Improvements and/or to rebuild the Improvements to substantially the same condition as the same existed prior to the occurrence of such fire or other casualty, and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy. If such damage renders, or is reasonably expected to render, 25% or more of the rentable square feet of any Property, other than those Properties set forth on Schedule 18 hereof (collectively, the “Casualty Properties”), unusable for a period of more than six months, Purchaser shall have the right, in its sole discretion to terminate this Agreement by written notice to the Sellers and the Escrow Agent, at which point a portion of the Deposit equal to $3,000,000.00 shall be promptly paid to and retained by Sellers as compensation for the time, costs, expenses and other burdens associated with the negotiation and attempted execution of the transactions described herein and the balance of the Deposit shall be promptly paid to and retained by the Purchaser and the parties shall have no further obligations under this Agreement (except for the Surviving Termination Obligations).

11.2    Condemnation. Notwithstanding any other provision of this Agreement, if, prior to the Closing Date, any part of any Property is taken (other than a temporary taking), or if a Seller shall receive an official notice from any Governmental Authority having eminent domain power over a Property of its intention to take, by eminent domain proceeding, any part of a Property (a “Taking”), no party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of any Seller by reason of such Taking; provided, however, that the relevant Seller who owned the Property subject to the Taking shall, on the Closing Date (and subject to the Closing having occurred), (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by such Seller as a result of such Taking less the reasonable expenses incurred by such Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser, an assignment of Seller’s right to any such award or other proceeds which may be payable to such Seller as a result of such Taking, and Purchaser shall reimburse such Seller on an indemnity basis for the reasonable expenses incurred by such Seller in connection with such Taking.

11.3    General Obligations Law. For the avoidance of doubt, the provisions of ARTICLE XI are intended to supersede the application to this Agreement of Section 5-1311 of the New York General Obligations Law and any similar provision of Law in any other jurisdiction that establishes a default rule for the allocation of risk of loss following a casualty or condemnation.
ARTICLE XII.
PRE-CLOSING DEFAULT AND INDEMNIFICATION

12.1    Default by a Seller. Except as set forth below, in the event of a material default hereunder by any Seller on or prior to Closing, and provided that Purchaser is not also in material breach or material default of its obligations under this Agreement, Purchaser may elect, as its sole and exclusive remedy prior to Closing to (i) terminate this Agreement and receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1 hereof, and in such event, Sellers shall not have any liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations or (ii) specifically enforce the terms and conditions of this Agreement. Notwithstanding the foregoing, if Sellers willfully sell, convey or otherwise transfer or dispose of (whether or not for consideration or of record) any Property to any person or entity other than Purchaser (or Purchaser’s designee(s) or assignee(s)) such that specific performance of the Agreement is not available (the “Liquidated Damages Right”), Purchaser shall receive the Deposit from the Escrow Agent in accordance with the terms and provisions of Section 3.1 hereof and Sellers shall pay to Purchaser Thirty Five Million and No/100 Dollars ($35,000,000.00) as liquidated damages (“Liquidated Damages”) to compensate Purchaser for its damages in connection with such breach and thereupon, and this Agreement shall terminate, and neither any Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. Purchaser and each Seller agree it would be impractical and extremely difficult to fix the damages which Purchaser may suffer. Therefore, Purchaser and each Seller hereby agree a reasonable estimate of the total net detriment Purchaser would suffer in the event Sellers trigger the Liquidated Damages Right is and shall be, as Purchaser’s sole and exclusive remedy (whether at law or in equity), a sum equal to the Liquidated Damages. THE AMOUNT OF SUCH LIQUIDATED DAMAGES SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SELLERS TRIGGERING THE LIQUIDATED DAMAGES RIGHT, AND ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES FOR SUCH FAILURE TO COMPLY AND FRUSTRATION BEING HEREBY EXPRESSLY WAIVED BY PURCHASER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, PURCHASER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO FILE A LIS PENDENS OR OTHER LIEN AGAINST ANY ASSET (OR ANY PORTION THEREOF) IN THE EVENT OF AN ALLEGED OR ACTUAL DEFAULT BY A SELLER HEREUNDER. PURCHASER ACKNOWLEDGES AND AGREES THAT (1) PURCHASER HAS HAD THE ADVICE OF COUNSEL OF ITS OWN SELECTION WHO HAS REVIEWED THIS SECTION 12.1 IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT, (2) THE TERMS OF THIS AGREEMENT WERE NEGOTIATED AT ARMS LENGTH AND (3) THE WAIVERS BY PURCHASER CONTAINED IN THIS SECTION 12.1 ARE MADE ON A FULLY INFORMED BASIS AND (4) PURCHASER UNDERSTANDS THE EFFECT OF SUCH WAIVERS.
12.2    Default by Purchaser. In the event of a material default hereunder by Purchaser on or prior to Closing, Purchaser and each Seller agree it would be impractical and extremely difficult to fix the damages which Sellers may suffer. Therefore, Purchaser and each Seller hereby agree a reasonable estimate of the total net detriment Sellers (in aggregate) would suffer in the event Purchaser materially defaults is and shall be, as Sellers’ sole and exclusive remedy in respect of any such material default (whether at law or in equity), a sum equal to the Deposit. Upon such material default by Purchaser, Sellers (acting together) shall have the right to promptly receive the

Deposit from the Escrow Agent, in accordance with the terms and provisions of Section 3.1 hereof, as its sole and exclusive remedy prior to Closing in respect of any such material default, and thereupon, this Agreement shall terminate, and neither any Seller nor Purchaser shall have any further rights or obligations hereunder except with respect to the Surviving Termination Obligations. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S MATERIAL DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE ASSETS, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES FOR SUCH MATERIAL DEFAULT BEING HEREBY EXPRESSLY WAIVED BY EACH SELLER.

12.3    Indemnification.

12.3.1    Indemnification by Sellers. Following the Closing and subject to Sections 12.3.3 through 12.3.7, Sellers, jointly and severally, shall save, protect, defend, indemnify and hold Purchaser harmless from and against any and all out of pocket costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable outside attorneys’ fees and disbursements) suffered or incurred by Purchaser in connection with any and all losses, liabilities, claims, damages and out of pocket expenses (“Losses”), arising out of (a) any breach of any representation or warranty of Sellers contained in this Agreement and (b) any breach of any covenant of Sellers which survives the Closing contained in this Agreement.

12.3.2    Indemnification by Purchaser. Following the Closing and subject to Sections 12.3.3 through 12.3.7, Purchaser shall save, protect, defend, indemnify and hold Sellers harmless from any and all Losses arising out of (a) any breach of any representation or warranty by Purchaser contained in this Agreement, (b) any breach of any covenant of Purchaser which survives the Closing contained in this Agreement and (c) any liability under any Ground Lease (if any obligation or liability of a Seller under a Ground Lease is not released concurrently with the Ground Lease Assignment, notwithstanding Purchaser’s reasonable best efforts pursuant to Section 5.5 until such time as a release of the relevant Sellers from each Ground Lease has been obtained).

12.3.3    Limitation on Indemnification. Notwithstanding anything to the contrary or inconsistent in this Agreement or in any of the agreements, certificates or affidavits delivered by any Seller pursuant to this Agreement, (i) no Seller shall have any liability for any Losses suffered or incurred by Purchaser as a result of any default or breach by any Seller of any provision of this Agreement or the inaccuracy of any of the representations or warranties of any Seller set forth in Section 6.1 hereof (“Purchaser’s Damages”) unless and until the aggregate sum of such obligations of all Sellers shall have a monetary value of $500,000.00 or more (the “Liability Basket”) (provided that if Purchaser’s Damages, in the aggregate, meet or exceed the Liability Basket, then Sellers shall be liable for the full amount of Purchaser’s Damages, including the Liability Basket, subject to clause (ii) hereof) and (ii) the aggregate liability of each Seller arising pursuant to or in connection with any default or breach by such Seller of any provision of this Agreement or the inaccuracy of any of the representations or warranties of such Seller set forth in Section 6.1 hereof shall not exceed an amount equal to $10,000,000.00 (the “Liability Cap”). Provided however, notwithstanding anything to the contrary, in no event shall either the Liability Basket or the Liability Cap apply to any Losses and/or claims arising from or in connection with (a) fraud by any Seller, (b) Section 13.1 hereof, (c) Section 4.2.2, and/or 4.4 (d) any misrepresentation contained in or omission from any Seller Estoppel, (e) a breach of the representations and warranties of the Sellers set forth in Sections 6.1.1, 6.1.2, 6.1.13, 6.1.14, 6.1.15 and/or 6.1.17, and (f) any other breach by Sellers of any covenant set forth in this Agreement.

12.3.4    Notification.  In the event that any indemnified party (“Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving any such notice of a Indemnification Claim shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay. If the claim or demand set forth in the Claim Notice is related to a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the date on which Claim Notice is given to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of (and in the name of) the Indemnified Party. If the Indemnifying Party notice elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand. So long as the Indemnifying Party, is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. The Indemnifying Party may, if they elect to defend a third party claim, pay, settle or compromise such third party claim or demand (i) with the written consent of the Indemnified Party or (ii) without such consent, so long as such settlement includes (A) an unconditional release of the Indemnified Party from all Losses in respect of such claim or litigation, (B) does not subject the Indemnified Parties to any injunctive relief or other equitable remedy, and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnified Party.

12.3.5    Survival. The express representations and warranties made in this Agreement by Sellers shall not merge into any instrument of conveyance delivered at the Closing and all of the representations and warranties made in this Agreement by Sellers shall survive the Closing for a period of nine (9) months (provided, that, the representations and warranties in Sections 6.1.1, 6.1.2, 6.1.11, 6.1.12, 6.1.13, 6.1.14 and 6.1.15 shall survive for the statutory period set out in the applicable statute of limitations) (the “Survival Period”). An Indemnified Party shall not be entitled to assert any indemnification pursuant to Section 12.3 after the date the Survival Period expires (or, in relation to Purchaser’s representations and warranties, the relevant time period set out in Section 7.4) in respect of the relevant representation and warranty; provided, that if on or prior to the date on which such representation or warranty ceases to survive, a Claim Notice shall have been given by the Indemnified Party pursuant to Section 12.3.4 for such indemnification, the Indemnified Party shall continue to have the right to be indemnified with respect to such indemnification claim until such claim for indemnification has been satisfied or otherwise resolved as provided in this Section12.3.

12.3.6    Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement which survives the Closing shall be the indemnifications provided for under this Section 12.3. The terms and provisions of this Section 12.3 shall survive the Closing.

12.3.7    The terms and provisions of this Section 12.3 shall survive Closing and/or termination of this Agreement.
ARTICLE XIII.
BROKERS
13.1    Brokerage Indemnity.

13.1.1    Each Seller and Purchaser each represents and warrants to the other that it has not dealt or negotiated with any broker in connection with the sale of the Assets as provided by this Agreement other than Holliday Fenoglio Fowler, L.P. (the “Broker”), who represents Sellers.

13.1.2    Each of (a) Purchaser, and (b) Sellers jointly and severally, shall indemnify, defend and hold harmless Sellers and Purchaser (respectively) and each of their affiliates, and its and their partners, members, trustees, advisors, officers, and directors, against all losses, damages, costs, expenses (including reasonable fees and expenses of attorneys), causes of action, suits or judgments of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have dealt with Purchaser or Sellers (respectively) in connection with this transaction other than the Broker.

13.1.3    Sellers shall pay the Broker in connection with the consummation of the transactions contemplated by this Agreement pursuant to a separate agreement between Sellers and the Broker. The provisions of this Article XIII shall survive the Closing and/or termination of this Agreement.
ARTICLE XIV.
PUBLICATION
14.1    Publication; Audit Rights.

(a)    Prior to Closing, neither Purchaser nor Sellers shall disclose the existence of this Agreement or the negotiations leading to or of any of the terms hereof, or issue any press release or other information to the public regarding the transaction contemplated herein, except as may be expressly approved in writing in advance by the other party hereto.  Notwithstanding the foregoing, either party shall be permitted to make such disclosures solely to the extent as are required in order to avoid a violation of applicable law, including the securities laws and laws relating to financial reporting, in which case the party required to make the disclosure shall allow the other party reasonable time to comment on such release or announcement in advance of such public disclosure. Provided further, that Purchaser shall not to disclose the name of, or any information related to, any affiliate of Sellers (other than each Seller) (whether prior to or after Closing) except to the extent required by applicable law. Sellers specifically acknowledges that Parkway Properties, Inc., an affiliate of Purchaser, is a publicly traded company on the New York Stock Exchange and is subject to the listing requirements thereof, as well as the reporting requirements of the United States Securities and Exchange Commission.

(b)Sellers understand that Purchaser may be required to complete an audit of the Assets in accordance with U.S. generally accepted accounting principles and that such audit may be required to be filed with the U.S. Securities and Exchange Commission. Sellers agrees to retain all existing books and records relating to the Assets for no less than eighteen (18) months after Closing and to make the same to the extent relating to the Assets available to Purchaser for inspection, copying, audit, and filing to the extent required by the United States Securities and Exchange Commission, or pursuant to other applicable federal or state securities laws, rules or regulations and to cooperate, at Purchaser’s cost and expense, in all reasonable respects with Purchaser and its auditors to complete any such audit, provided that such cooperation does not unreasonably interfere with the conduct of the business of Sellers or its affiliates. This Section 14.1 shall survive Closing.
ARTICLE XV.
MISCELLANEOUS
15.1    Notices. Any and all notices, requests, demands or other communications hereunder (before or after Closing) shall be given in writing and by hand delivery, by facsimile delivery (with confirmation by hard copy), by overnight courier, by electronic mail in the form of a .pdf file (with telephone confirmation within one Business Day following) or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof):

To Sellers:            Interventure Advisors, LP
810 Seventh Avenue, Suite 3601
New York, NY 10019
Attn: Teresa Tsai
Fax No: (646) 376-4684

With a copy to:        Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attn: Robert Schlein, Esq.
Fax No: +1 212 558 3588

To Purchaser:            390 North Orange Avenue, Suite 2400
Orlando, Florida 32801
Attention: Jason A. Bates
Fax No.: 407.650.0597

With a copy to:        390 North Orange Avenue, Suite 2400
Orlando, Florida 32801
Attention: General Counsel
Fax No.: 407.650.0597

With a copy to:        Bilzin Sumberg
1450 Biscayne Boulevard, Suite 2300
Miami, Florida 33131
Attention: James W. Shindell, Esq.
Fax No. 305.351.2256

To Escrow Agent:         Chicago Title Insurance Company
711 Third Avenue, 5th Floor
New York, NY 10017
Attention: Yosi (Joe) Benlevi
Fax No.: (212) 880-9635

Purchaser’s counsel may give any notices or other communications hereunder on behalf of Purchaser, and Sellers’ counsel may give any notices or other communications hereunder on behalf of each Seller, and each notice so given shall have the same force and effect as if sent by such party. Any notice hereunder shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.
15.2    Governing Law; Venue.

15.2.1    This Agreement was negotiated in the State of New York and was executed and delivered by each Seller and Purchaser in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforcement and performance, this Agreement and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York except where a specific provision is required by the applicable law of the State where an Asset is located to be governed by the law of such State. To the fullest extent permitted by law (but subject to the provision in the preceding sentence), the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed and construed in accordance with the laws of the State of New York as aforesaid pursuant to Section 5-1401 of the New York General Obligations Law.

15.2.2    To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each party hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

15.3    Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

15.4    Business Days. If any date herein set forth for the performance of any obligations of a Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or Federal holiday for which financial institutions or post offices are generally closed in the State of New York. As used herein, the term “Business Day” means any day that is not Saturday, Sunday or legal holiday.

15.5    Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement. Counterparts executed and delivered by electronic means, including but not limited to facsimile or .pdf, shall be fully effective and binding and shall constitute originals.

15.6    Binding Effect. This Agreement shall not become a binding obligation upon any Seller or Purchaser unless and until the same has been fully executed by Purchaser and each Seller and a fully executed counterpart has been delivered by Sellers to Purchaser and by Purchaser to Sellers.

15.7    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

15.8    Assignment. This Agreement may be assigned in whole or part by Purchaser to any entity wholly owned and controlled by Parkway Properties, Inc. so long as (i) Purchaser remains liable for all obligations hereunder and each such assignee is jointly and severally liable for all obligations hereunder of Purchaser along with Purchaser and each other assignee of Purchaser, (ii) any such assignment does not increase the liability or obligations of any Seller and (iii) Purchaser promptly thereafter provides Sellers with written notice of such assignment. Other than as set forth in the previous sentence, this Agreement may not be assigned by Purchaser and any assignment or attempted assignment by Purchaser shall constitute a default hereunder and shall be deemed null and void and of no force or effect. Any transfer of 50% or more of the membership interests in Purchaser or Parkway Properties, Inc. in one or a series of related transfers (or any change in control in the management of Purchaser or Parkway Properties, Inc.) shall constitute an assignment of this Agreement. Purchaser may direct Sellers to execute the Deeds and other conveyance documentation, and have the final Title Policy issued, to any assignees or designees of Purchaser permitted by the foregoing or Section 15.22, at Purchaser's sole discretion, so long as (i) Purchaser advises Sellers of the same in writing at least five (5) Business Days prior to the Closing and (ii) such action does not increase the liability of any Seller.

15.9    Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Sellers and Purchaser have contributed substantially and materially to the preparation of this Agreement.

15.10    Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto (which are incorporated herein in full) contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Assets and are intended to be an integration of all prior negotiations and understandings. Purchaser, each Seller and their respective agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by each of the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party benefited by the applicable provision.

15.11    Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless and to the extent that the invalidation of any such term or provision materially alters the intent of the parties hereto.

15.12    Survival. Except for those provisions of this Agreement which expressly provide that any obligation, representation, warranty or covenant contained therein shall survive the Closing or the termination of this Agreement (collectively, the “Surviving Termination Obligations”), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Balance of the Purchase Price or the earlier termination of this Agreement.

15.13    Exhibits. Each of the Exhibits and Schedules attached hereto are incorporated herein by reference.

15.14    Limitation of Liability. The obligations of Sellers and Purchaser are intended to be binding only on Sellers and Purchaser and each of such party’s assets (including, with respect to Purchaser, the Deposit), and shall not be personally binding upon, nor shall any resort be had to, any of the members, partners, officers, directors, shareholders, advisors, trustees, agents, or employees of a Seller or Purchaser, or any of their respective affiliates or any of their respective properties.

15.15    Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the nonprevailing party in any final judgment agrees to pay the other party’s reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 15.15 shall survive Closing and/or any termination of this Agreement.

15.16    Real Estate Reporting Person. Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of the Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to each Seller as required under the aforementioned statute and regulation. The parties shall reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

15.17    No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by any party hereto and any attempt to do so may be treated by the other party as a breach of this Agreement.

15.18    No Other Parties. This Agreement is not intended, nor shall it be construed, to confer upon any person or entity, except the parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

15.19    Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER OR ANY SELLER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER AND EACH SELLER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER AND EACH SELLER WAIVE ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.

15.20    State Specific Provisions. The following provisions shall apply to Assets located in the following states, and in the event of any inconsistency between the provisions of this Section 15.20 and the remainder of this Agreement, the provisions of this Section 15.20 shall control.

15.20.1    Florida. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your County Health Department.

15.20.2    Texas. Purchaser (“Indemnitor”) shall indemnify and save harmless Sellers (whether one or more, “Indemnitee”) from all suits, litigation, arbitrations, actions, investigations, inquiries, administrative or other proceedings, injuries, loses, damages, claims, or liability of any character, type, or description, which are caused by or arise out of, in whole or part, any actual or alleged breach of the type set out in Section 12.3.2(c), including all expenses of litigation, court costs, and attorney’s fees, and further including injury, loss, damage, claim, or liability which arise in whole or in part from any degree of negligent, intentional, or other conduct or fault of Indemnitee, whether that negligence or other conduct or fault is active or passive, or whether it is the sole, joint, concurrent or contributory cause.

15.21    Bulk Transfer Laws. Except as expressly set forth in Section 4.5 hereof, Purchaser and Sellers acknowledge that Sellers and/or Purchaser may not comply with the provisions of any bulk transfer notification or other similar laws relating to the creation of successor or derivative liability upon the failure to give notice or seek clearance prior to the consummation of a transaction outside of the ordinary course of business (each a “Bulk Transfer Law”), of one or more jurisdictions in connection with the transactions contemplated by this Agreement, (ii) Purchaser and Sellers waive any requirement of compliance with Bulk Transfer Laws and (iii) Purchaser and Sellers agree that any non-compliance with any Bulk Transfer Law does not constitute a breach of any representation, warranty or covenant of Purchaser or Sellers contained in this Agreement.

15.22    1031 Exchange. Sellers acknowledge that Purchaser may desire to effectuate a tax-deferred exchange (also known as a “1031” exchange) in connection with the Closing. Therefore, Sellers, at no additional cost or liability, shall cooperate, to the extent commercially reasonable, with Purchaser in connection with a potential 1031 exchange, including executing such documents as may reasonably be required for Purchaser to qualify this transaction for treatment under Section 1031 of the Internal Revenue Code. The Closing is not conditioned on the closing (in escrow or otherwise) of the sale of relinquished property by Purchaser. Nothing contained in this Section or the exchange agreements shall in any way (a) limit any party’s covenants and obligations under this Agreement, including, but not limited to, any of same which survive Closing or the termination of this Agreement pursuant to its terms, or (b) result in a delay in Closing.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
PURCHASER:

PKY SUSP, LLC,
a Delaware limited liability company

By:     /s/ David R. O’Reilly
Name: David R. O'Reilly
Title: Executive Vice President and Chief Financial
Officer

By:     /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General
Counsel

Signature Page - Purchase and Sale Agreement

CORPORATE CENTER ONE OWNER LLC
a Delaware limited liability company

By: Corporate Center One Owner Corp.,
a Delaware corporation, its sole member

By:/s/ Teresa Tsai
Name: Teresa Tsai
Title: President

CORPORATE CENTER TWO OWNER LLC
a Delaware limited liability company

By: Corporate Center Two Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

CORPORATE CENTER THREE OWNER LLC
a Delaware limited liability company

By: Corporate Center Three Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

DEERFIELD ONE OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title:     President

SIGNATURE PAGES

DEERFIELD TWO OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

GREENS CROSSING II OWNER LP
a Delaware limited partnership

By: Greens Crossing II Owner LLC
a Delaware limited liability company, its general partner

By: Greens Crossing II Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

H. RIVER ONE OWNER LLC
a Delaware limited liability company

By: H. River One Owner Corp.
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

H. RIVER TWO OWNER LLC
a Delaware limited liability company

By: H. River Two Owner Corp.
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

SIGNATURE PAGES

H. RIVER THREE OWNER LLC
a Delaware limited liability company

By: H. River Three Owner Corp.
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

LAKESIDE I OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

LAKESIDE II OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

PARAGON OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

RESOURCE SQUARE ONE OWNER LLC
a Delaware limited liability company

By: Resource Square One Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

SIGNATURE PAGES

RESOURCE SQUARE TWO OWNER LLC
a Delaware limited liability company

By: Resource Square Two Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

RESOURCE SQUARE THREE OWNER LLC
a Delaware limited liability company

By: Resource Square Three Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

SATELLITE 300 OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

SATELLITE 400 OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

SATELLITE 600 OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

SIGNATURE PAGES

SATELLITE 800 OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

STONY POINT II OWNER CORP.
a Delaware corporation

By: /s/ Teresa Tsai
Name: Teresa Tsai
Title: President

TIMBERWAY ONE OWNER LP
a Delaware limited partnership

By: Timberway One Owner LLC
a Delaware limited liability company, its general partner

By: Timberway One Owner Corp.,
a Delaware corporation, its sole member

By: /s/ Teresa Tsai
Name:    Teresa Tsai
Title: President

SIGNATURE PAGES

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

Chicago Title Insurance Company

By: /s/ Yosi (Joe) Benlevi
Name: Yosi (Joe) Benlevi
Title: V.P. & Senior Underwriting Counsel
Phone: (212) 880-1304

Signature Page - Purchase and Sale Agreement

Exhibit A-1 to A-21

Legal Descriptions

Attached.

1.	2801 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE I

LEGAL DESCRIPTION

Lying and being situated in Wake County, North Carolina, and being more particularly described as follows:

ALL that tract or parcel of land lying and being in Cedar Forks Township, Wake County, North Carolina, being a portion of the property recorded in Book of Maps 1997, Page 1120, Wake County Registry, North Carolina, and being more particularly described as follows:

BEGINNING at an iron pipe set located on the northwestern right-of-way line of Sorrells Grove Church Road (aka State Route No. 1640 and having a 60-foot right-of-way width), said point being the southernmost corner of property as recorded in Book of Maps 1997, Page 1120, aforesaid Registry; thence leaving the northwestern right-of-way line of Sorrells Grove Church Road, run along the northern, northeastern, eastern and southeastern boundary lines of property now or formerly known as Sorrells Grove Reservoir Crabtree Creek Watershed Project the following ten (10) courses and distances: (1) South 85 degrees 00 minutes 34 seconds West a distance of 147.35 feet to an iron pipe set; (2) North 27 degrees 46 minutes 59 seconds West a distance of 25.70 feet to an iron pipe set; (3) North 02 degrees 20 minutes 21 seconds East a distance of 92.58 feet to an iron pipe set; (4) North 27 degrees 07 minutes 26 seconds East a distance of 175.98 feet to an iron pipe set; (5) North 59 degrees 37 minutes 53 seconds West a distance of 221.16 feet to an iron pipe set; (6) North 14 degrees 03 minutes 15 seconds West a distance of 84.98 feet to an iron pipe set; (7) North 30 degrees 17 minutes 03 seconds East a distance of 104.24 feet to a point; (8) North 29 degrees 10 minutes 27 seconds East a distance of 123.85 feet to an iron pipe set; (9) North 49 degrees 53 minutes 28 seconds West a distance of 70.95 feet to an iron pipe set; and (10) North 29 degrees 12 minutes 55 seconds West a distance of 32.52 feet to an iron pipe set located on the southeastern boundary line of property now or formerly owned by Copley Capital I Partners; thence leaving the northeastern boundary line of the aforesaid Sorrells Grove Reservoir, run along the southeastern boundary line of the aforesaid Copley Capital I property, North 61 degrees 06 minutes 02 seconds East a distance of 324.57 feet to an iron pipe set located on the southwestern right-of-way line of Slater Road (aka State Route No. 1641 and having a variable right-of-way width); thence leaving the southeastern boundary line of the aforesaid Copley Capital I property, run along the southwestern right-of-way line of Slater Road the following four (4) courses and distances and following the curvature thereof: (1) South 28 degrees 58 minutes 37 seconds East a distance of 204.49 feet to an iron pipe set; (2) along the arc of a 2.526.42-foot radius curve to the left having an arc distance of 118.16 feet to an iron pipe set (said arc being subtended by a chord lying to the northeast thereof bearing South 30 degrees 18 minutes 59 seconds East and being 118.15 feet in length); (3) South 31 degrees 39 minutes 22 seconds East a distance of 148.55 feet to an iron pipe set; and (4) along the arc of a 25.00-foot radius curve to the right having an arc distance of 28.62 feet to an iron pipe set located on the northwestern right-of-way line of Sorrells Grove Church Road (said arc being subtended by a chord lying to the west thereof bearing South 01 degrees 05 minutes 32 seconds West and being 27.08 feet in length); thence leaving the southwestern right-of-way line of Slater Road, run along the northwestern right-of-way line of Sorrells Grove Church Road the following two (2) courses and distances and following the curvature thereof: (1) South 33 degrees 51 minutes 13 seconds West a distance of 211.87 feet to an iron pipe set; and (2) along the arc of a 2.529.97-foot radius curve to the left having an arc distance of 315.23 feet to an iron pipe set located on the northeastern boundary line of the aforesaid Sorrells Grove Reservoir (said arc being subtended by a chord lying to the southeast thereof bearing South 30 degrees 17 minutes 03 seconds West and being 315.03 feet in length), said iron pipe being the POINT OF BEGINNING.

1.	2801 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE I

THE above-described property contains 6.519 acres more or less and is shown on and described according to that certain Subdivision Plat prepared by Copley/Capital I Partners, Concourse Lakeside I, LLC, dated April 20, 1997 and recorded in Wake County Book of Maps 1997, Page 1360.

TOGETHER WITH all right, title and interest in and to that certain Easement Agreement by and between Concourse Lakeside I, LLC and Copley/ Capital I Partners, dated September 1997, recorded herewith.

2.	2803 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE II

LEGAL DESCRIPTION

Lying and being situated in Wake County, North Carolina, and being more particularly described as follows:

ALL that tract or parcel of land lying and being in Cedar Forks Township, Wake County, North Carolina, as recorded in Book of Maps 1997, Page 1360, Wake County, North Carolina Public Registry, and being more particularly described as follows:

TO FIND the true POINT OF BEGINNING at a point located at the intersection of the northwestern right-of-way line of Sorrells Grove Church Road (aka State Route No. 1640 and having a 60-foot right-of-way width) with the southwestern right-of-way line of Slater Road (aka State Route No. 1641 and having a variable right-of-way width), said point also being the southeastern corner of property now or formerly owned by Concourse Lakeside I, LLC); thence leaving the northwestern right-of-way line of Sorrells Grove Church Road, run along the southwestern right-of-way line of Slater Road and the northeastern boundary line of the aforesaid Concourse Lakeside I property the following four (4) courses and distances and following the curvature thereof: (1) along the arc of a 25.00 foot radius curve to the left have an arc distance of 28.58 feet to a point (said arc being subtended by a chord lying to the northwest thereof bearing North 00 degrees 58 minutes 22 seconds East and being 27.05 feet in length); (2) North 31 degrees 39 minutes 22 seconds West a distance of 148.55 feet to a point; (3) along the arc of a 2,526.42 foot radius curve to the right having an arc distance of 118.16 feet to a point (said arc being subtended by a chord lying to the northeast thereof bearing North 30 degrees 18 minutes 59 seconds West and being 118.15 feet in length); and (4) North 28 degrees 58 minutes 37 seconds West a distance of 204.49 feet to a point located at the northeastern corner of the aforesaid Concourse Lakeside I property, said point also being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established, thence leaving the southwestern right-of-way line of Slater Road, run along the northwestern boundary line of the aforesaid Concourse Lakeside I property South 61 degrees 06 minutes 02 seconds West a distance of 324.57 feet to a point located on the northeastern boundary line of property now or formerly owned by the County of Wake (aka Site #1 of Sorrells Grove Reservoir Crabtree Creek Watershed Project); thence leaving the northwestern boundary line of the aforesaid Concourse Lakeside I property, run along the generally northeastern boundary line of the aforesaid County of Wake property the following seven (7) courses and distances: (1) North 29 degrees 12 minutes 55 seconds West a distance of 70.84 feet to a point; (2) South 74 degrees 03 minutes 16 seconds West a distance of 94.67 feet to a point; (3) North 22 degrees 14 minutes 31 seconds West a distance of 144.16 feet to a point; (4) South 85 degrees 16 minutes 16 seconds West a distance of 163.18 feet to a point; (5) North 15 degrees 59 minutes 18 seconds West a distance of 261.87 feet to a point; (6) North 15 degrees 49 minutes 26 seconds West a distance of 92.59 feet to a point; and (7) North 09 degrees 28 minutes 41 seconds West a distance of 110.37 feet to a point located on the southeastern boundary line of property now or formerly owned by Ransdale; thence leaving the northwestern boundary line of the aforesaid County of Wake property, run along the southeastern boundary line of the aforesaid Ransdale property North 72 degrees 00 minutes 33 seconds East a distance of 240.79 feet to a point located on the southwestern boundary line of property now or formerly owned by J.J. Watkins; thence leaving the southeastern boundary line of the aforesaid Ransdale property, run along the southwestern and southeastern boundary lines of the aforesaid J.J. Watkins property the following two (2) courses and distances: (1) South 28 degrees 24 minutes 19 seconds East a distance of 209.98 feet to a point; and (2) North 72 degrees 01 minutes 10 seconds East a distance of 204.29 feet to a point located on the southwestern right-of-way line of Slater Road; thence leaving the southeastern boundary line of the aforesaid J.J. Watkins property, run along the southwestern right-of-way line of Slater Road the following four (4) courses and distances: (1) South 29 degrees 11 minutes 07 seconds East a distance of 65.70 feet to a point; (2) South

2.	2803 SLATER ROAD, MORRISVILLE, NC
CONCOURSE LAKESIDE II

28 degrees 58 minutes 37 seconds East a distance of 351.34 feet to a point; (3) South 61 degrees 01 minutes 23 seconds West a distance of 5.00 feet to a point; and (4) South 28 degrees 58 minutes 37 seconds East a distance of 58.37 feet to a point located at the northeastern corner of property now or formerly owned by Concourse Lakeside I, said point being the POINT OF BEGINNING.

THE above-described property contains 6.732 acres more or less and is shown on and designated as “Phase II” according to that certain Boundary Survey prepared by Withers & Ravenel Engineering & Surveying, Inc. (Jimmy E. Bass, NCRLS No. L-2710), dated February 23, 1999, which survey is incorporated herein by this reference and made a part of this description.

TOGETHER WITH the Easement Agreement recorded in Book 7684, Page 516, Wake County Registry.

3.	2202 N. WESTSHORE BLVD., TAMPA, FL
CORPORATE CENTER I

4917094 -NBU 14003129
LEGAL DESCRIPTION
Leasehold estate created under that certain Lease Agreement by and between Hillsborough County Aviation Authority, and Crescent Resources, Inc., recorded September 10, 1998, in Official Records Book 9230, Page 1246, as assigned to Crescent Brookdale Associates, LLC, by Ground Lease Assignment recorded October 1, 2001, in Official Records Book 11106, Page 254, and as amended In Official Records Book 12347, Page 1856 and assigned to Corporate Center One Owner LLC, by Assignment, recorded May 20, 2005 in Official Records Book 15530, Page 1151, Public Records of Hillsborough County, Florida, demising the following described lands;

Commence at the Southwest corner of the Northeast 1/4 of Section 17, Township 29 South, Range 18 East, Hillsborough County, Florida; thence along the centerline of said Section 17, North 00° 29' 49" East for 170.00 feet to the Point of Beginning on the Northerly right-of-way line of Spruce Street; thence along said right-of-way line North 88° 53' 07" West, for 212.03 feet; thence leaving said right-of-way line North 01° 58' 40" East, for 1,078.56 feet; thence North 40° 00' 00" East, for 113.12 feet; thence South 88° 45' 51" East, for 720.69 feet to the Westerly right-of-way line of Westshore Boulevard (State Road 587); thence along said right-of-way line the following 3 courses; thence South 00° 32' 03" West, 10.15 feet; thence South 88° 46' 41" East, for 26.92 feet; thence South 00° 28' 20" West, 75.03 feet to a point of intersection with the North boundary line extended of the Tampa Bay Buccaneer Training Facility as shown on a survey prepared by West Central Florida Surveyors, Incorporated, dated December 29, 1975; thence along said boundary extension North 88° 56' 29" West, for 5.86 feet to a found 4" x 4" concrete monument, being the Northeast corner of said Tampa Bay Buccaneer Training Facility; thence along the boundary of said Tampa Bay Buccaneer Training Facility, for the following 3 courses; North 88° 56' 29" West, for 579.76 feet, to a found 4" x 4" concrete monument, being the Northwest corner of said Tampa Bay Buccaneer Training Facility; thence South 00° 21' 16" West, for 419.89 feet, to a found 4" x 4" concrete monument being the Southwest corner of said Tampa Bay Buccaneer Training Facility; thence South 88 ° 55' 51" East, for 579.88 feet to a found 4" x 4" concrete monument, being the Southeast corner of said Tampa Bay Buccaneer Training Facility; continue thence South 88° 55' 51" East, for 4.89 feet to the point of intersection with said Westerly right-of-way line of Westshore Blvd; thence along said right-of-way line the following 5 courses; thence South 00° 28' 20" West, for 245.69 feet; thence South 01° 46' 20" West, for 253.70 feet to the point of curvature of a curve concave to the Southeast; thence Southerly along the arc of said curve having a central angle of 00° 16' 44", a radius of 22,958.32 feet, an arc length of 111.76 feet and a chord, bearing South 01° 37' 58" West, for 111.76 feet; thence North 88° 45' 49" West, for 31.66 feet; thence South 01° 14' 31" West, for 50.00 feet to said Northerly right-of-way line of Spruce Street; thence along said right-of-way line North 88° 45' 49" West, for 595.56 feet to the Point of Beginning.

LESS AND EXCEPT THE FOLLOWING DESCRIBED PROPERTY:

Commence at the Southwest corner of the Northeast 1/4 of Section 17, Township 29 South, Range 18 East, Hillsborough County, Florida; thence along the centerline of said Section 17, North 00° 29' 49" East, for 170.00 feet to the Northerly right-of-way line of Spruce Street; thence along said right-of-way line North 88° 53' 07" West, for 212.03 feet; thence leaving said right-of-way line North 01° 58' 40" East, for 1078.56 feet; thence North 40° 00' 00" East, for 113.12 feet; thence South 88° 45' 51" East, for 161.78 feet to the Point of Beginning; thence South 88° 45' 51" East, for 558.91 feet; thence South 00° 32' 03" West, for 10.15 feet; thence South 88° 46' 41" East, for 26.92 feet; thence South 00° 28' 20" West for 75.03 feet; thence North 88° 56' 29" West, for 585.62 feet; thence North 00° 21' 16" East, for 86.99 feet to the Point of Beginning.

WHICH PROPERTY IS ALSO DESCRIBED AS:

3.	2202 N. WESTSHORE BLVD., TAMPA, FL
CORPORATE CENTER I

Being a parcel of land in Section 17, Township 29 South, Range 18 East, Hillsborough County, Florida, more particularly described as follows:

Commencing at the Southwest corner of the Northeast 1/4 of said Section 17; thence North 00° 29' 49" East, a distance of 170.00 feet to a point, said point being on the Northerly right-of-way line of Spruce Street and the Point of Beginning; thence with said right-of-way line, North 88° 53' 07" West, a distance of 212.03 feet; thence departing said line, North 01° 58' 40" East, a distance of 1078.56 feet; thence North 40° 00' 00" East, a distance of 113.12 feet; thence South 88° 45' 51" East, a distance of 161.78 feet; thence South 00° 21' 16" West, a distance of 86.99 feet; thence South 00° 21' 16" West, a distance of 419.89 feet; thence South 88° 55' 51" East, a distance of 579.88 feet to a point on the Westerly right-of-way line of Westshore Boulevard, a private street; thence with same South 88° 55' 51" East, a distance of 4.89 feet; thence South 00° 28' 20" West, a distance of 245.69 feet; thence South 01° 46' 20" West, a distance of 253.70 feet to the beginning of a curve; thence 111.76 feet Southerly along the arc of said curve, concave Easterly, having a radius of 22958.32 feet and subtended by a chord bearing South 01° 37' 58" West, a distance of 111.76 feet to a point, said point being the end of said curve and on the Northerly right-of-way line of Spruce Street aforementioned; thence with same North 88° 45' 49" West, a distance of 31.66 feet; thence South 01 ° 14' 31" West, a distance of 50.00 feet; thence North 88° 45' 49" West, a distance of 595.56 feet to the Point of Beginning.

TOGETHER WITH:

ACCESS AND UTILITY EASEMENT AREA "A":

Being an Easement over a portion of Section 17, Township 29 South. Range 18 East, Hillsborough County, Florida, more particularly described as follows:

Commencing at the Southwest corner of the Northeast 1/4 of said Section 17; thence North 00° 29' 49" East, a distance of 170.00 feet to a point. Said point being on the Northerly right-of-way line of Spruce Street; thence with said right-of-way line, South 88° 45' 49" East, a distance of 595.56 feet; thence North 01° 14' 31" East, a distance of 50.00 feet; thence South 88° 45' 49" East, a distance of 31.66 feet to the Point of Beginning; thence departing said right-of-way line 111.76 feet Northerly along the arc of a curve, concave Easterly, having a radius of 22,958.32 feet and subtended by a chord bearing North 01° 37' 58" East, a distance of 111.76 feet to the curve's end; thence North 01° 46' 20" East, a distance of 253.70 feet; thence North 00° 28' 20" East, a distance of 245.69 feet; thence running Easterly and across a strip of land formerly known as West Shore Boulevard, described in Official Records Book 5577, Page 486, of the Public Records of Hillsborough County, Florida, South 88° 55' 51" East, a distance of 85.32 feet, more or less, to a point on the Westerly boundary of lands described in Exhibit "D", Official Records Book 7555, Page 6, of the aforesaid Public Records; thence with the Westerly boundary line of same, Southerly 109.54 feet along the arc of a curve, concave Westerly said curve having a radius of 22,958.32 feet and subtended by a chord bearing South 01° 38' 08" West, a chord distance of 109.54 feet to the curves end, thence continue with said line South 01° 46' 20" West, a distance of 390.82 feet to the beginning of a curve; thence 111.03 feet Southerly along the arc of said curve, concave Easterly, having a radius of 22,878.32 feet and subtended by a chord bearing South 01° 38' 00" West, a distance of 111.03 feet to a point on the Northerly right-of-way line of Spruce Street aforementioned: thence with said Northerly right-of-way line North 88° 45' 49" West, a distance of 80.00 feet, more or less, to the Point of Beginning.

TOGETHER WITH:

3.	2202 N. WESTSHORE BLVD., TAMPA, FL
CORPORATE CENTER I

ACCESS EASEMENT AREA "B":

Being an Easement over a portion of Section 17, Township 29 South, Range 18 East, Hillsborough County, Florida, more particularly described as follows:

Commencing at the Southwest corner of the Northeast 1/4 of said Section 17; thence North 00° 29' 49" East, a distance of 170.00 feet to a point, said point being on the Northerly right-of-way line of Spruce Street; thence with said right-of-way line, North 88° 53' 07" West, a distance of 212.03 feet; thence departing said line North 01° 58' 40" East, a distance of 236.86 feet to the Point of Beginning; thence North 81° 54' 47" West, a distance of 197.99 feet to the West edge of existing pavement of a roadway which provides access to and from nearby Spruce Street aforementioned; thence North 33° 11' 10" East, a distance of 80.48 feet; thence South 81 ° 54' 47" East, a distance of 156.05 feet; thence South 01 ° 58' 40" East, a distance of 73.30 feet to the Point of Beginning.

TOGETHER WITH:

DEVELOPMENT AGREEMENT EASEMENTS:

Non-exclusive easements in, on, over and across those portions of the Infrastructure Roadways located on the Master Ground Lease Premises for the purposes of vehicular and pedestrian access, passage and circulation and for ingress to and egress from the Master Ground Lease Premises (and all portions thereof) and the streets and highways adjacent to the Master Ground Lease Premises and non-exclusive easements to use any and all Infrastructure Utility Facilities that may be constructed or installed within the Master Ground Lease Premises, in particular the right and easement to connect to, tap into and use any and all Infrastructure Utility Facilities that may be constructed or installed in the Infrastructure Easement Areas abutting or adjacent to the portion of the Master Ground Lease Premises in which Crescent has an interest, all as created in that Development, Use and Reciprocal Easement dated February 17, 1994, recorded in Official Records Book 7555, Page 6, as amended and restated by that Amended and Restated Development, Use and Reciprocal Easement Agreement dated September 3, 1998, recorded in Official Records Book 9227, Page 556, and that certain First Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded September 14, 2000, in Official Records Book 10372, Page 1, and that Second Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded in Official Records Book 10372, Page 7, as affected by Release of Liens, recorded in Official Records Book 10372, Page 26, as accepted by the Hillsborough County Aviation Authority in Paragraph 34 of that Second Restated and Amended Lease between Hillsborough County Aviation Authority, and Concorde Companies, dated May 5, 1994, recorded in Official Records Book 7453, Page 79, of the Public Records of Hillsborough County, Florida, as amended by that First Amendment recorded in Official Records Book 8127, Page 582, and Second Amendment recorded in Official Records Book 8999, Page 212, and Third Amendment recorded in Official Records Book 9230, Page 1238, all of the Public Records of Hillsborough County, Florida, and in Paragraph 34 of that Lease Agreement between Hillsborough County Aviation Authority, and Crescent Resources, Inc., recorded September 10, 1998, in Official Records Book 9230, Page 1246, of the Public Records of Hillsborough County, Florida.

4.	4221 W. BOYSCOUT RD, TAMPA, FL
CORPORATE CENTER II

4917132 - NBU 14003130
LEGAL DESCRIPTION
PARCEL 1:

Leasehold estate created under that certain Lease by and between Hillsborough County Aviation Authority, as Lessor, and Crescent Resources, Inc., as Lessee, recorded in Official Records Book 10372, Page 30, and in Official Records Book 11038, Page 236, as assigned to Crescent Brookdale Associates, LLC in Official Records Book 12170, Page 1810, and as amended in Official Records Book 12797, Page 644, and as assigned to Corporate Center Two Owner LLC, a Delaware limited liability Company, by Assignment, recorded September 20, 2005 in Official Records Book 15530, Page 1511, of the Public Records of Hillsborough County, Florida, demising the following described lands:

A portion of the Northwest 1/4 of Section 16, Township 29 South, Range 18 East, Hillsborough County, Florida, more particularly described as follows:

Commence at the Northwest corner of said Section 16; thence along the Westerly boundary of said Section 16, South 00° 20' 48" West, 50.00 feet to a point of intersection with the former South right-of-way line, of vacated Columbus Drive; thence along said former South right-of-way line, South 89° 28' 10" East, 640.98 feet to the Point of Beginning; thence continue along said former right-of-way, South 89° 28' 10" East, 125.00 feet; thence South 00° 01' 16" West, 352.36 feet; thence South 89° 58' 44" East, 33.74 feet; thence South 00° 01' 16" West, 25.83 feet; thence South 89° 58' 44" East, 107.18 feet; thence South 29° 52' 56" East, 128.01 feet; thence North 60° 07' 04" East, 66.82 feet; thence South 29° 52' 56" East, 68.17 feet; thence South 48° 51' 33" East, 60.40 feet to a point of intersection with the Northerly right-of-way line of Boy Scout Boulevard (State Road No. 589); thence 56.64 feet along said Northerly right-of-way by the arc of a curve, concave Southeasterly, having a radius of 2009.86 feet, a central angle of 01° 36' 53" and a chord bearing and distance of South 40° 19' 52" West, 56.64 feet to a point of tangency; thence continue along said right-of-way line South 39° 31' 26" West, 496.72 feet; thence North 50° 28' 34" West, 148.27 feet; thence North 00° 00' 46" East, 417.85 feet; thence North 89° 59' 14" West, 25.00 feet; thence North 00° 00' 46" East, 420.42 feet; thence South 89° 59' 14" East, 25.00 feet; thence North 00° 00' 46" East, 49.65 feet to the Point of Beginning.

PARCEL 2:
DEVELOPMENT AGREEMENT EASEMENTS:

Non-exclusive easements in, on, over and across those portions of the Infrastructure Roadways located on the Master Ground Lease Premises for the purposes of vehicular and pedestrian access, passage and circulation and for Ingress to and Egress from the Master Ground Lease Premises (and all portions thereof) and the streets and highways adjacent to the Master Ground Lease Premises and non-exclusive easements to use any and all Infrastructure Utility Facilities that may be constructed or installed within the Master Ground Lease Premises, in particular the right and easement to connect to, tap into and use any and all Infrastructure Utility Facilities that may be constructed or installed in the Infrastructure Easement Area abutting or adjacent to the portion of the Master Ground Lease Premises in which Crescent has an interest, all as created in that Development, Use and Reciprocal Easement Agreement dated February 17, 1994, recorded in Official Records Book 7555, Page 6; as amended and restated by that Amended and Restated Development, Use and Reciprocal Easement Agreement, dated September 3, 1998, in Official Records Book 9227, Page 556, and that certain First Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded September 14, 2000, in Official Records Book 10372, Page 1; and that Second Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded in Official Records Book 10372, Page 7; as affected by Partial Release of Liens,

4.	4221 W. BOYSCOUT RD, TAMPA, FL
CORPORATE CENTER II

recorded September 14, 2000 in Official Records Book 10372, Page 26, and as accepted by Crescent Resources, Inc., in Paragraph 34 of that certain Lease between Hillsborough County Aviation Authority and Crescent Resources, Inc., recorded in Official Records Book 10372, Page 30 and Official Records Book 11038, Page 236, and as affected by Partial Release, recorded in Official Records Book 16455, Page 336, as affected by Partial Release of Easement Rights, recorded April 20, 2007 in Official Records Book 17689, Page 1895, and as amended by Third Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded January 17, 2008 in Official Records Book 18386, Page 26, Public Records of Hillsborough County, Florida.

PARCEL 3:
ACCESS DRIVE EASEMENT:

Non-exclusive easement over the Access Drive Easement Area, described on Exhibit "D" of that certain Access Drive Easement Agreement (Concorde Property), recorded in Official Records Book 10372, Page 282, of the Public Records of Hillsborough County, Florida, for the purpose of vehicular and pedestrian ingress, egress and access over and across the land described as follows:

A portion of the Northwest 1/4 of Section 16, Township 29 South, Range 18 East, Hillsborough County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 16; thence along the Westerly boundary of said Section 16, South 00° 20' 48" West, 50.00 feet to a point of intersection with the former South right-of-way line of vacated Columbus Drive; thence along the former South right-of-way line of vacated Columbus Drive, South 89° 26' l0" East, 640.98 feet; thence departing said former right-of -way, South 00° 00' 46" West, 470.07 feet to the Point of Beginning; thence continue South 00° 00' 46" West, 45.00 feet; thence North 89° 59' l4" West, 396.11 feet to a point of Intersection with the Westerly boundary of those lands described in Official Records Book 9230, Page 1170, of the Public Records of Hillsborough County, Florida; thence North 00° 21' 44" East, along said Westerly boundary, 45.00 feet; thence departing said Westerly boundary, South 89° 59' l4" East, 395.84 feet to the Point of Beginning.

PARCEL 4:

Non-exclusive perpetual easements in, on, over and across the Property, as defined in the Declaration referenced below, including but not limited to Access Easement, Parking Easement, Stormwater Easement, Construction Easement, Encroachment Easement, Potable Water Easement, Sewer Easement, Common Areas and Facilities Easement and Utilities Easement, all as created in that certain Declaration of Covenants, Restrictions and Easements for Corporate Center Two and Corporate Center Three dated December 11, 2002 ("Declaration"), and recorded on December 11, 2002, in Official Records Book 12170, Page 1775, of the Public Records of Hillsborough County, Florida.

5.	4221 W. BOYSCOUT RD, TAMPA, FL
CORPORATE CENTER III

4917149 - NBU 14003131
LEGAL DESCRIPTION

PARCEL 1:

Leasehold estate created under that certain Lease by and between, Hillsborough County Aviation Authority, as "Lessor", and Crescent Resources, Inc., as "Lessee", recorded in Official Records Book 10372, Page 99 and Official Records Book 11038, Page 305, as amended in Official Records Book 11426, Page 1665 and Official Records Book 12797, Page 650, and as assigned in Official Records Book 14377, Page 764, and as Assigned in Official Records Book 15530, Page 1794 to Corporate Center Three Owner LLC, a Delaware limited liability company, of the Public Records of Hillsborough County, Florida demising the following described lands:

A portion of the Northwest 1/4 of Section 16, Township 29 South, Range 18 East, Hillsborough County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 16; thence along the Westerly boundary of said Section 16, South 00° 20' 48" West, 50.00 feet to a point of intersection with the former South right-of-way line of vacated Columbus Drive; thence along said former South right-of-way line, South 89° 28' 10" East, 765.98 feet to the Point of Beginning; thence continue along said former right-of-way, South 89° 28' 10" East, 816.39 feet; thence South 00° 31' 50" West, 14.00 feet; thence South 81° 38' 12" East, 102.71 feet; thence South 68° 27' 00" East, 75.29 feet to a point of intersection with the Northerly right-of-way line of Boy Scout Boulevard (State Road No. 589); thence 816.74 feet along said Northerly right-of-way by the arc of a curve, concave Southeasterly, having a radius of 2009.86 feet, a central angle of 23° 16' 59" and a chord bearing and distance of South 52° 46' 48" West, 811.13 feet; thence North 48° 51' 33" West, 60.40 feet; thence North 29° 52' 56" West, 68.17 feet; thence South 60° 07' 04" West, 66.82 feet; thence North 29° 52' 56" West, 128.01 feet; thence North 89° 58' 44" West, 107.18 feet; thence North 00° 01' 16" East, 25.83 feet; thence North 89° 58' 44" West, 33.74 feet; thence North 00° 01' 16" East, 352.36 feet to the Point of Beginning.

PARCEL 2:

DEVELOPMENT AGREEMENT EASEMENTS: Non-exclusive easements in, on, over and across those portions of the Infrastructure Roadways located on the Master Ground Lease Premises for the purposes of vehicular and pedestrian access, passage and circulation and for Ingress to and Egress from the Master Ground Lease Premises (and all portions thereof) and the streets and highways adjacent to the Master Ground Lease Premises and non-exclusive easements to use any and all Infrastructure Utility Facilities that may be constructed or installed within the Master Ground Lease Premises, in particular the right and easement to connect to, tap into and use any and all Infrastructure Utility Facilities that may be constructed or installed in the Infrastructure Easement Area abutting or adjacent to the portion of the Master Ground Lease Premises in which Crescent has an interest, all as created in that Development, Use and Reciprocal Easement Agreement dated February 17, 1994, recorded in Official Records Book 7555, Page 6; as amended and restated by that Amended and Restated Development, Use and Reciprocal Easement Agreement dated September 3, 1998, in Official Records Book 9227, Page 556, and that certain First Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement recorded September 14, 2000, in Official Records Book 10372, Page 1: and that Second Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement recorded in Official Records Book 10372, Page 7, as affected by Release of Liens recorded in Official Records Book 10372, Page 26; and as accepted by Crescent Resources, Inc., in Paragraph 34 of that certain Lease between Hillsborough County Aviation Authority and Crescent

5.	4221 W. BOYSCOUT RD, TAMPA, FL
CORPORATE CENTER III

Resources, Inc., recorded in Official Records Book 10372, Page 99 and Official Records Book 11038, Page 305, as amended in Official Records Book 11426, Page 1665 and Official Records Book 12797, Page 650, and as assigned in Official Records Book 14377, Page 764 and in Official Records Book 15530, Page 1794, and as affected by Partial Release, recorded in Official Records Book 16455, Page 336, as affected by Partial Release of Easement Right, recorded April 20, 2007 in Official Records Book 17689, Page 1895, and as amended by Third Amendment to Amended and Restated Development, Use and Reciprocal Easement Agreement, recorded January 17, 2008 in Official Records Book 18386, Page 26, of the Public Records of Hillsborough County, Florida.

PARCEL 3:

ACCESS DRIVE EASEMENT: Non-exclusive easement over the Access Drive Easement Area, described on Exhibit "D" of that certain Parcel II Access Drive Easement Agreement (Crescent Parcel II) recorded in Official Records Book 10372, Page 216, of the Public Records of Hillsborough County, Florida, for the purpose of vehicular and pedestrian ingress, egress and access over and across the land described therein.

PARCEL 4:

ACCESS DRIVE EASEMENT: Non-exclusive easement over the Access Drive Easement Area, described on Exhibit "D" of that certain Access Drive Easement Agreement (Concorde Property) recorded in Official Records Book 10372, Page 282, of the Public Records of Hillsborough County, Florida, for the purpose of vehicular and pedestrian ingress, egress and access over and across the land described therein.

PARCEL 5:

Non-exclusive perpetual easements in, on, over and across the Property, as defined in the Declaration referenced below, including but not limited to Access Easement, Parking Easement, Stormwater Easement, Construction Easement, Encroachment Easement, Potable Water Easement, Sewer Easement, Common Areas and Facilities Easement and Utilities Easement, all as created in that certain Declaration of Covenants, Restrictions and Easements for Corporate Center Two and Corporate Center Three dated December 11, 2002 ("Declaration"), and recorded on December 11, 2002, in Official Records Book 12170, Page 1775, of the Public Records of Hillsborough County, Florida.

6.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD I

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1045, 1046, 1115 AND 1116 OF THE 2ND DISTRICT, 2ND SECTION OF FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
TO FIND THE POINT OF BEGINNING commence at the northernmost point of the mitered intersection of Webb Road (right of way varies) and Deerfield Parkway (100 foot right of way); thence run South 52 degrees 05 minutes 08 seconds West a distance of 121.48 feet to a point on the eastern right of way of Deerfield Parkway; thence run along said eastern right of way of Deerfield Parkway the following courses and distances: South 06 degrees 42 minutes 26 seconds West a distance of 15.61 feet to a point; along a curve to the right an arc distance of 295.75 feet, said curve having a radius of 750.00 feet and being subtended by a chord bearing South 18 degrees 00 minutes 15 seconds East a chord distance of 293.84 feet to a point, which point is the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING AS THUS ESTABLISHED, and leaving said right of way run thence South 32 degrees 01 minutes 31 seconds East a distance of 10.97 feet to a point; thence run South 57 degrees 44 minutes 43 seconds East a distance of 29.05 feet to a point; thence run South 70 degrees 29 minutes 46 seconds East a distance of 36.12 feet to a point; thence run South 80 degrees 53 minutes 27 seconds East a distance of 35.36 feet to a point; thence North 89 degrees 53 minutes 52 seconds East a distance of 23.04 feet to a point; thence run North 81 degrees 52 minutes 39 seconds East a distance of 33.52 feet to a point; thence run North 69 degrees 40 minutes 29 seconds East a distance of 54.98 feet to a point; thence run North 83 degrees 21 minutes 31 seconds East a distance of 41.22 feet to a point; thence run South 62 degrees 25 minutes 26 seconds East a distance of 15.64 feet to a point; thence run South 18 degrees 52 minutes 54 seconds East a distance of 12.58 feet to a point; thence run South 14 degrees 43 minutes 06 seconds West a distance of 12.46 feet to a point; thence run South 41 degrees 50 minutes 30 seconds West a distance of 15.37 feet to a point; thence run South 40 degrees 20 minutes 17 seconds East a distance of 16.08 feet to a point; thence run along the arc of a 246.66-foot radius curve to the left an arc distance of 157.08 feet (said arc being subtended by a chord bearing South 26 degrees 53 minutes 02 seconds West a distance of 154.44 feet) to a point; thence run South 86 degrees 40 minutes 57 seconds East a distance of 82.67 feet to a point; thence run South 03 degrees 00 minutes 50 seconds West a distance of 37.01 feet to a point; thence run North 89 degrees 30 minutes 00 seconds East a distance of 254.98 feet to a point; thence run South 45 degrees 56 minutes 12 seconds East a distance of 526.69 feet to a point on the northwestern right of way of Morris Road (100 foot right of way); thence run in a generally southwesterly direction along said right of way of the following courses and distances; along a 2131.98-foot radius curve to the right an arc distance of 7.60 feet (said arc being subtended by a chord bearing South 40 degrees 18 minutes 58 seconds West a distance of 7.60 feet) to a point; South 40 degrees 25 minutes 06 seconds West a distance of 110.62 feet to a point; South 49 degrees 06 minutes 50 seconds West a distance of 57.23 feet; South 40 degrees 31 minutes 23 seconds West a distance of 136.82 feet to a point; South 49 degrees 34 minutes 54 seconds East a distance of 8.75 feet to a point; along a 2,322.05-foot radius curve to the right an arc distance of 140.94 feet (said arc being subtended by a chord bearing South 42 degrees 48 minutes 33 seconds West a distance of 140.92 feet) to a point; South 44 degrees 32 minutes 53 seconds West a distance of 49.40 feet to a point; along a 4,668.17-foot radius curve to the right an arc distance of 141.52 feet (said arc being subtended by a chord bearing South 43 degrees 40 minutes 46 seconds West a distance of 141.51 feet) to a point; thence leaving said right of way run thence North 47 degrees 11 minutes 20 seconds West a distance of 30.72 feet to a point; thence run North 51 degrees 12 minutes 43 seconds East a distance of 19.41 feet to a point; thence run North 13 degrees 02 minutes 42 seconds East a distance of 19.98 feet to a point; thence run North 10 degrees 57 minutes 24 seconds West a distance of 13.89 feet to a point; thence run North 31 degrees 43 minutes 47 seconds West a distance of 14.22 feet to a point; thence run North 51 degrees 42 minutes 05 seconds West a distance of 10.38 feet to a point; thence run North 81 degrees 52 minutes 52 seconds West a distance of 26.04 feet to

6.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD I

a point; thence run North 72 degrees 41 minutes 32 seconds West a distance of 26.33 feet to a point; thence run North 40 degrees 09 minutes 18 seconds West a distance of 35.76 feet to a point; thence run North 43 degrees 38 minutes 25 seconds West a distance of 37.19 feet to a point; thence run North 37 degrees 32 minutes 19 seconds West a distance of 106.66 feet to an iron pin set; thence run North 00 degrees 31 minutes 00 seconds East a distance of 40.05 feet to an iron pin found; thence run South 67 degrees 28 minutes 54 seconds West a distance of 32.74 feet to an iron pin found; thence run North 40 degrees 53 minutes 17 seconds West a distance of 41.50 feet to an iron pin found; thence run North 71 degrees 01 minutes 17 seconds West a distance of 11.51 feet to an iron pin found; thence run South 69 degrees 27 minutes 26 seconds West a distance of 21.18 feet to an iron pin found; thence run North 35 degrees 43 minutes 56 seconds West a distance of 266.19 feet to an iron pin found; thence run North 02 degrees 19 minutes 19 seconds East a distance of 400.42 feet to a point; thence run North 51 degrees 07 minutes 55 seconds West a distance of 198.83 feet to an iron pin found on the western right of way of Deerfield Parkway; thence run along said western right of way of Deerfield Parkway along a 750.00-foot radius curve to the left an arc distance of 71.61 feet (said arc being subtended by a chord bearing North 32 degrees 02 minutes 10 seconds East a distance of 71.58 feet) to a point, which is the TRUE POINT OF BEGINNING.
The above described property contains 11.3560 acres or 494,669 square feet.

7.	13010 MORRIS ROAD, ALPHARETTA, GA
DEERFIELD II

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 1045 AND 1116 OF THE 2ND DISTRICT, 2ND SECTION OF FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS; TO FIND THE POINT OF BEGINNING, commence at a point known as the Fulton County Monument F-313 located within the intersection of Webb Road (having a 60 foot right-of-way), and Morris Road (having a 100 foot right-of-way width); thence leaving the aforesaid monument, run North 87 degrees 23 minutes 31 seconds West a distance of 593.86 feet, to an iron pin found, located on the southern right-of-way of Webb Road, said point being the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING, as thus established; thence leaving the southern right of way of Webb Road: South 25 degrees 51 minutes 59 seconds East a distance of 575.14 feet to a point; said point being on the northwesterly right of way of Morris Road ( 100 foot right of way) thence run along said northwesterly right of way of Morris Road, in a southwesterly direction the following courses and distances: South 31 degrees 21 minutes 25 seconds West a distance of 119.87 feet to a point; thence with a curve to right having a radius of 2131.98 feet, an arc length of 329.56 feet, subtended by a chord bearing South 34 degrees 47 minutes 08 seconds West a chord distance of 329.24 feet to a point; thence leaving the northwesterly right of way of Morris Road; North 45 degrees 56 minutes 12 seconds West a distance of 526.69 feet to a point; thence run North 07 degrees 14 minutes 35 seconds East, a distance of 205.91 feet to a point; thence run North 30 degrees 07 minutes 23 seconds East, a distance of 79.49 feet to a point; thence run North 04 degrees 40 minutes 53 seconds West, a distance of 80.02 feet to a point; thence run North 10 degrees 55 minutes 06 seconds East, a distance of 199.74 feet to a point; thence South 82 degrees 30 minutes 35 seconds East, along the southern right-of-way of Webb Road, a distance of 36.51 feet to a point; thence North 43 degrees 18 minutes 03 seconds East, a distance of 9.22 feet to a point; thence South 82 degrees 54 minutes 52 seconds East, a distance of 244.63 feet to an iron pin, which is the TRUE POINT OF BEGINNING. The above described property contains 8.37 acres, more or less.

8.	8800 GRAND OAK CIRCLE, TAMPA, FL
HIDDEN RIVER I

4917165 - NBU 14003132
LEGAL DESCRIPTON

PARCEL 1:

Lots 4 and 9, HIDDEN RIVER CORPORATE PARK PHASE I, according to plat thereof, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

PARCEL 2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

9.	14025 RIVEREDGE DR., TAMPA, FL
HIDDEN RIVER II

4917174 - NBU 14003133
LEGAL DESCRIPTION
PARCEL 1:

Lots 10, 11 and 12, HIDDEN RIVER CORPORATE PARK PHASE I, according to plat thereof, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

LESS AND EXCEPT a parcel of land being a portion of Lot 10, HIDDEN RIVER CORPORATE PARK, PHASE 1, as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida, being more particularly described as follows:

Begin at the Westernmost corner of Lot 10, said point also being the intersection of the centerline of Laurel Haven Way with the East right-of-way of Riveredge Drive; thence along said East right-of-way by following four (4) courses: 1) North 41°27'07" East, a distance of 59.45 feet; 2) North 25°45' 15" East, a distance of 62.62 feet to the beginning of a curve; 3)110.08 feet along the arc of said curve, concave Northwesterly, having a central angle of 17°46'02", a radius of 355.00 feet, a chord bearing of North 23°53'29" East, and a chord distance of 109.64 feet to the curve's end; 4) North 15°00'28" East, a distance of 98.33 feet, thence departing said East right-of-way, South 45°33'52" East, a distance of 439.17 feet; thence South 44°26'08" West, a distance of 140.00 feet to the Northernmost corner of Lot 9; thence South 44°26'08" West along the common boundary line between said Lots 9 and 10, a distance of 167.00 feet to a point on intersection with the centerline of Laurel Haven Way; thence along said centerline, North 45°33'52" West, a distance of 329.23 feet to the Point of Beginning.

PARCEL 2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

10.	14055 RIVEREDGE DR., TAMPA, FL
HIDDEN RIVER III

4917192 - NBU 14003134

LEGAL DESCRIPTION

PARCEL 1:

Lot 13, HIDDEN RIVER CORPORATE PARK, PHASE I, according to the plat thereof as recorded in Plat Book 66, Page 3, of the Public Records of Hillsborough County, Florida.

AND

Lots 1, 2 and 3, HIDDEN RIVER CORPORATE PARK, PHASE 4, according to the plat thereof as recorded in Plat Book 86, Page 77, of the Public Records of Hillsborough County, Florida.

PARCEL2:

Non-exclusive easement appurtenant to PARCEL 1, as created by Declaration recorded in Official Records Book 5407, Page 1394, restated in Official Records Book 10682, Page 1471, of the Public Records of Hillsborough County, Florida.

11.	9100 Shelbyville Road, Louisville, KY
PARAGON PLACE

LEGAL DESCRIPTION

Located in Jefferson County, Kentucky:

Being all of Tract 1 as shown on plat attached to deed recorded in Deed Book 4692, page 478, in the office of the Clerk of Court of Jefferson County, Kentucky; said tract being part of Revised Lot 2 of Hurstbourne, Section 5, as shown on "Revision of Lots 1, 2, 3A, 3B, 4, 5, 6A, 6B, 6C, 6D and 6E, Hurstbourne, Section 5", recorded in Plat and Subdivision Book 29, page 89, said records.

Being the same property conveyed to Paragon Owner Corp., by Deed dated August 30, 2005, recorded in Deed Book 8690, Page 574, in the Office of the Clerk of Jefferson County, Kentucky.

12.	11310 & 11410 GREENS CROSSING, HOUSTON, TX
RESERVE AT GREENS CROSSING II

LEGAL DESCRIPTION

Metes and bounds description for 16.01 acres (697,330 square feet) of land out of Restricted Reserve "C" Greens Crossing, Section Four, a subdivision recorded in Volume 308, Page 2, Harris County Map Records (H.C.M.R.) and being in the W.C.R.R. Co. Survey, Section 17, A-889, City of Houston, Harris County, Texas:

Commencing at an "X" in concrete at the westerly cutback corner for the west line of Greens Parkway, Right-of-Way (R.O.W.) varies, and the north line of Gears Road, 90-foot R.O.W., said point also being on the south line of said Restricted Reserve "C", also being the south line of a 4.985 acre tract conveyed to Corporate Reinvestments, Inc. under Harris County Clerk's File No. T360662 and the point of curvature of a curve to the left;

Thence along the north line of Gears Road and the south line of said Reserve "C" in a northwesterly direction along said curve to the left having a central angle of 05 deg. 33 min. 11 sec., a radius of 2,045.00 feet, an arc length of 198.20 feet, a chord bearing of North 89 deg. 31 min. 14 sec. West and a chord distance of 198.12 feet to the point of tangency of said curve and a found 5/8-inch iron rod;

Thence South 87 deg. 42 min. 11 sec. West, continuing along the north line of Gears Road and the south line of said Reserve "C" at 15.18 feet passing a found 5/8-inch iron rod, in all a total distance of 141.26 feet to a set 5/8-inch iron rod with cap, the POINT OF BEGINNING and southeast corner of the herein described tract of land;

Thence continuing along the north line of Gears Road and the south line of said Reserve "C", South 87 deg. 42 min. 11 sec. West, a distance of 869.65 feet to a set 5/8-inch iron rod with cap, the most easterly end of a 10-foot cutback corner, being the intersection of the north line of Gears Road and the east line of Greens Crossing Boulevard, 90-foot R.O.W., the most southerly southwest corner of the herein described tract of land;

Thence North 47 deg. 34 min. 24 sec. West, along said cutback line, a distance of 14.21 feet to a found 5/8-inch iron rod, a point for the most westerly southwest corner of the herein described tract of land;

Thence North 02 deg. 50 min. 58 sec. West, along the east line of Greens Crossing Boulevard and the west line of said Reserve "C", a distance of 886.69 feet to a found "X" cut in concrete, a point in the most southerly end of a 10-foot cutback corner of the east line of Greens Crossing Boulevard and the south line of West Greens Road, 100-foot R.O.W., the most westerly northwest corner of the herein described tract;

Thence North 42 deg. 17 min. 07 sec. East, along the cutback line, a distance of 14.11 feet to a found "X" cut in concrete, a point for the most northerly northwest corner of the herein described tract of land;

Thence North 87 deg. 25 min. 13 sec. East, along the south line of West Greens Road and the north line of said Reserve "C", a distance of 647.28 feet to a found 5/8-inch iron rod, the northeast corner of the herein described tract, said point also being the northwest corner of Restricted Reserve "G" Greens Crossing, Section Four, recorded in Volume 308, Page 2, H.C.M.R. and the northwest corner of a 5.9267 acre tract conveyed to Parkway Portfolio I, LLC recorded under Harris County Clerk's File No. S879875;

12.	11310 & 11410 GREENS CROSSING, HOUSTON, TX
RESERVE AT GREENS CROSSING II

Thence departing the south line of West Greens Road, South 02 deg. 34 min. 47 sec. East along the common line being the east line of said Reserve "C" and the west line of said Reserve "G", to a found 5/8-inch iron rod, a distance of 112.38 feet to a point for corner of the herein described tract of land;

Thence South 28 deg. 08 min. 30 sec. East, along said common line, a distance of 108.90 feet to a set 5/8-inch iron rod with cap, a point for corner of the herein described tract of land;

Thence South 02 deg. 34 min. 47 sec. East along said common line, a distance of 121.97 feet to a found 5/8-inch iron rod, a point for corner of the herein described tract of land;

Thence South 87 deg. 25 min. 13 sec. West, along said common line, a distance of 16.75 feet to a found 5/8-inch iron rod, a point for corner of the herein described tract;

Thence South 02 deg. 34 min. 47 sec. East, along said common line, a distance of 186.50 feet to a found 5/8-inch iron rod and a point for corner of the herein described tract of land;

Thence North 87 deg. 25 min. 13 sec. East, along said common line, a distance of 196.39 feet to a set 5/8-inch iron rod with cap, for an interior corner of the herein described tract of land;

Thence South 02 deg. 34 min. 47 sec. East, departing said common line, a distance of 391.93 feet to the POINT OF BEGINNING and containing 16.01 acres or 697,330 square feet of land, more or less.

13.	13501 INGENUITY DR., ORLANDO, FL
RESOURCE CENTER I

4917203 - NBU 14003135

LEGAL DESCRIPTION
PARCEL ONE:

Lots 1 and 2, Block 19, CENTRAL FLORIDA RESEARCH PARK SECTION III, according to the plat thereof as recorded in Plat Book 19, Pages 24 through 28, inclusive, Public Records of Orange County, Florida.

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

14.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE II

4917219 - NBU 14003136

LEGAL DESCRIPTION

PARCEL ONE:

A tract of land being a portion of Lot 1, Block 9, CENTRAL FLORIDA RESEARCH PARK SECTION-1, according to the plat thereof as recorded in Plat Book 12, pages 123 through 126 of the Public Records of Orange County, Florida being described as follows:

Commence at the Southwest corner of said Lot 1, Block 9 for a Point of Reference, thence run North 00° 09' 52" East, along the West line of said Lot 1, Block 9, 1083.78 feet to the Easterly terminus of the South line of said Lot 1, Block 9 and the Point of Beginning; thence run North 89° 28' 34" West, along said South line of Lot 1, Block 9, a distance of 989.06 feet to the Southeast corner of Lot 2, of said Block 9; thence run North 00° 31' 24" East, along the West line of said Lot 1, Block 9, a distance of 337.40 feet to a point on the Southerly right-of-way line of Research Parkway, according to the aforementioned Plat of Central Florida Research Park Section - 1, said point lying on a non-tangent right-of-way curve concave Northerly; thence run Easterly along said right-of-way curve, having a radius of 1684.42 feet, a central angle of 02° 20' 02" an arc length of 68.61 feet, a chord bearing of North 84° 21' 26" East and a chord length of 68.61 feet to a point of tangency; thence, continuing along said Southerly right-of-way, run North 83° 11' 25" East, 242.90 feet to a point of a curvature of a curve concave Northerly; thence continue along said Southerly right-of-way line, run Easterly along said curve having a radius of 897.42 feet, a central angle of 24° 00' 00", an arc length of 375.91 feet, a chord bearing of North 71° 11' 25" East and a chord length of 373.17 feet to a point of tangency; thence run North 59° 11' 24" East, along said right-of-way line, 59.49 feet to a point of curvature of a curve concave Southerly; thence run Easterly along said curve and along said right-of-way line having a radius of 994.63 feet, a central angle of 17° 07' 02", an arc length of 297.15 feet, a chord bearing of North 67° 44' 57" East, and a chord length of 296.04 feet to the intersection with the Northerly extension of the West line of said Lot 1, Block 9 from the aforesaid point of reference and the West line of the lands described as Parcel 1 recorded in Official Records Book 5082, page 1611 of said public records, thence run South 00° 09' 52" West along said extension, 644.88 feet to the Point of Beginning of the herein described lands.

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

15.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE III

4917244 -NBU 14003137

LEGAL DESCRIPTION

PARCEL ONE:

A portion of Block - 1, CENTRAL FLORIDA RESEARCH PARK SECTION - I, as recorded in Plat Book 12, pages 123 through 126, Public Records of Orange County, Florida, more particularly described as follows:

Commence at the Northwest corner of Block - 1, CENTRAL FLORIDA RESEARCH PARK SECTION - I, as recorded in Plat Book 12, pages 123 through 126, Public Records of Orange County, Florida; thence run North 88° 59' 01" East, along the North line of said Block 1, a distance of 488.81 feet for a Point of Beginning; thence continue along said North line, North 88° 59' 01" East, a distance of 288.17 feet; thence departing said North line, run South 27° 16' 26" East, a distance of 494.32 feet; thence North 72° 23' 02" East, 224.50 feet; thence South 00° 00' 00" East, a distance of 2.60 feet; thence North 90° 00' 00" East, 16.64 feet; thence run South 14° 23' 33" East, 30.19 feet to a point on a curve concave Southerly, having a central angle of 06° 54' 11" and a radius of 1307.17 feet; thence from a chord bearing of North 79° 03' 25" East, run Easterly along the arc of said curve, 157.49 feet; thence South 00° 00' 00" East, 195.97 feet to a curve concave Southerly, having a central angle of 22° 00' 00" and a radius of 1114.63 feet; thence from a chord bearing of South 70° 11' 24" West, run Westerly along the arc of said curve, a distance of 427.99 feet to the point of tangency; thence run South 59° 11' 24" West, a distance of 59.49 feet; to the point of curvature of a curve concave Northwesterly; having a central angle of 24° 00' 00" and a radius of 777.42 feet; thence run Southwesterly along the arc of said curve, a distance of 325.64 feet to the point of tangency; thence run South 83° 11' 25" West, a distance of 115.56 feet; to the point of curvature of a curve concave Northerly having a central angle of 17° 13' 44" and a radius of 592.89 feet; thence run Westerly along the arc of said curve a distance of 178.28 feet; thence departing said curve and said South line, run North 32° 37' 40" West, a distance of 28.08 feet; thence North 12° 22' 20" East, a distance of 252.42 feet; to the point of curvature of a curve concave Northwesterly having a central angle of 12° 33' 24" and a radius of 217.00 feet; thence run Northeasterly along the arc of said curve, a distance of 47.56 feet to the point of tangency; thence run North 00° 11' 04" West, a distance of 38.57 feet; thence North 89° 48' 56" East, a distance of 100.00 feet; thence North 00° 11' 04" West, a distance of 494.92 feet to the Point of Beginning.

TOGETHER WITH Non-Exclusive Ingress-Egress Easement dated January 23, 1998, by and between LA QUINTA INNS, INC., a Texas corporation (together with its successors and assigns, "La Quinta"), John M. Hofmann as Successor Trustee of the Cheryl Kim Fitzgerald Irrevocable Trust dated December 27, 1980, and as Successor Trustee of the James Mahlon Fitzgerald Irrevocable Trust dated March 27, 1980, and as Successor Trustee of the John Anthony Fitzgerald Irrevocable Trust dated March 27, 1980, and as Successor Trustee of the Karen Lea Fitzgerald Irrevocable Trust dated March 27, 1980, recorded January 29, 1998 in Official Records Book 5405, page 422, Public Records of Orange County, Florida.

15.	12000 RESEARCH PARKWAY, ORLANDO, FL
RESOURCE SQUARE III

PARCEL TWO:

TOGETHER WITH non-exclusive easements for ingress and egress and road purposes for the benefit of Parcel One set forth in Third Amended and Restated Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Central Florida Research Park, recorded in Official Records Book 4294, Page 3790, as amended, Public Records of Orange County, Florida.

16.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lots 206 & 233 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue, if extended to form a point; THENCE run in a westerly direction along the northeast right-of-way of Satellite Boulevard the following four (4) courses and distances:

North 66 degrees 16 minutes 57 seconds West for a distance of 43.78 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 217.81 feet to a point;
North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point,
North 66 degrees 16 minutes 57 seconds West for a distance of 218.06 feet to a point, said point being THE TRUE POINT OF BEGINNING. FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISH, continuing along said right-of-way the following seven (7) courses and distance:

North 66 degrees 16 minutes 57 seconds West for a distance of 15.00 feet to a point;
South 23 degrees 43 minutes 03 seconds West for a distance of 12.00 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 179.61 feet to a point;
North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point;
North 66 degrees 16 minutes 57 seconds West for a distance of 153.29 feet to a point;
North 23 degrees 43 minutes 03 seconds East for a distance of 11.00 feet to a point;
along a curve to the left having a radius of 5,825.00 feet and an arc length of 91.62 feet (said arc being subtended by a chord bearing North 66 degrees 43 minutes 59 seconds West for a distance of 91.62 feet) to an iron pin set; THENCE leaving said right-of-way run North 22 degrees 53 minutes 28 seconds East for a distance of 205.05 feet to an iron pin set; THENCE along a curve to the left having a radius of 6,027.17 feet and an arc length of 169.39 feet (said arc being subtended by a chord bearing North 68 degrees 00 minutes 32 seconds West for a distance of 169.39 feet) to an iron pin set; THENCE run North 21 degrees 21 minutes 48 seconds East for a distance of 325.71 feet to a point, THENCE run South 68 degrees 38 minutes 12 seconds East for a distance of 33.46 feet to a point; THENCE run South 34 degrees 23 minutes 49 seconds East for a distance of 45.33 feet to a point; THENCE run South 12 degrees 35 minutes 18 seconds East for a distance of 125.40 feet to a point; THENCE run North 77 degrees 24 minutes 42 seconds East for a distance of 341.00 feet to a point; THENCE run South 12 degrees 35 minutes 18 seconds East for a distance of 95.00 feet to a point; THENCE run North 77 degrees 24 minutes 42 seconds East for a distance of 22.90 feet to a point; THENCE run South 66 degrees 17 minutes 21 seconds East for a distance of 206.85 feet to a point; THENCE run South 24 degrees 07 minutes 28 seconds West for a distance of 315.52 feet to a point; THENCE run South 50 degrees 45 minutes 00 seconds West for a distance of 55.49 feet to a point; THENCE run South 23 degrees 41 minutes 03 seconds West for a distance of 186.01 feet to a point on the northeasterly right-of-way of Satellite Boulevard, said point being THE TRUE POINT OF BEGINNING

The above described property contains 7.431 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey dated July 23, 2001, last revised September 26, 2001, prepared for Security Life of Denver Insurance Company, its successors and/or assigns. Crescent Brookdale Associates, LLC, Crescent Resources, LLC, Brookdale

16.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

Investors Four, L.P., Chicago Title Insurance Company and Fidelity National Title Insurance Company by Precision Planning, Inc., which survey is hereby incorporated by this reference and made a part of this legal description.

TOGETHER with, the right to natural water runoff and other surface water runoff within and along existing conduits, culverts, pipes, ponds and other facilities constructed for such surface water runoff on (a) that certain real property owner in fee for Crescent Resources, LLC, successor by merger to Crescent Resources, Inc. pursuit to the document recorded with the
Clerk of the Superior Court of Gwinnett County, Georgia in Deed Book 12992 at Page 171 which is contiguous with and immediately adjacent to the northern property line of the below described property and (b) that certain real property more particularly described below:

LEGAL DESCRIPTION TRACT THREE

All that tract or parcel of land lying and being in Land Lots 206 and 233 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

To find the true point of beginning, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue, If extended to form a point;
THENCE traveling on the westerly right-of-way of Commerce Avenue
North 23 degrees 43 minutes 03 seconds East for a distance of 228.27 feet to a point, said point marked by a 1/2 inch rebar pin set; THENCE continuing along said right-of-way North 23 degrees 43 minutes 03 seconds
East for a distance of 325.84 feet to a point; THENCE on said right of way along a curve to the left having a radius of 1041.35 feet and an arc length of 371.63 feet, being subtended by a chord of North 13 degrees 29 minutes
38 seconds East for a distance of 369.66 feet to a point; said point being the
TRUE POINT OF BEGINNING.

THENCE from said point as thus established, leaving said right-of-way and traveling North 73 degrees 20 minutes 15 seconds West for a distance of 78.77 feet to a point; THENCE along a curve to the right having a radius of 222.00 feet and an arc length of 208.34 feet, being subtended by a chord of South 42 degrees 24 minutes 36 seconds West for a distance 200.78 feet to a point; THENCE North 25 degrees 47 minutes 34 seconds West for a distance of 17.70 feet to a point; THENCE South 68 degrees 36 minutes 10 seconds West for a distance of 113.17 feet to a point; THENCE North 89 degrees 01 minutes 33 seconds West for a distance of 75.75 feet to a point;
THENCE South 59 degrees 51 minutes 56 seconds West for a distance of
70.73 feet to a point; THENCE North 66 degrees 17 minutes 21 seconds
West for a distance of 89.27 feet to a point; THENCE North 66 degrees
17 minutes 21 seconds West for a distance of 206.85 feet to a point;
THENCE South 77 degrees 24 minutes 42 seconds West for a distance of
22.90 feet to a point; THENCE North 12 degrees 35 minutes 18 seconds
West for a distance of 95.00 feet to a point; THENCE South 77 degrees
24 minut5es 42 seconds West for a distance of 341.00 feet to a point; THENCE North 12 degrees 35 minutes 18 seconds West

16.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 300

for a distance of 125.40 feet to a point; THENCE North 34 degrees
23 minutes 49 seconds West for a distance of 45.33 feet to a point; THENCE North 68 degrees 38 minutes 12 seconds West for a distance of 33.46 feet to a point; THENCE North 21 degrees
21 minutes 48 seconds East for a distance of 243.07 feet to a point; said point marked by a 1/2 inch rebar pin set; THENCE
South 29 degrees 52 minutes 26 seconds East for a distance
of 232.58 feet to a point, said point marked by a 1/2 inch rebar,
THENCE North 82 degrees 51 minutes 04 seconds East for a
distance of 976.23 feet to a point on the westerly right-of-way of Commerce
Avenue, said point marked by a 1/2 inch rebar pin set; THENCE traveling on said right-of-way along a curve to the right having a radius of 1041.35 feet and an arc length of 266.81 feet, being subtended by a chord of South 04 degrees 04 minutes 12 seconds
East for a distance of 266.08 feet to a point; said point being THE
TRUE POINT OF BEGINNING.

Said property contain 7.625 acres more or less.

17.	3237 SATELLITE BLVD., DULUTH, GA
SATELLITE 400

LEGAL DESCRIPTION

All tract or parcel of land lying and being in Land Lot 206 of the 6th Land District, Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way of Satellite Boulevard (right-of-way varies) and the westerly right-of-way of Commerce Avenue (100 ROW), if extended to form a point; THENCE run along the northeast right-of-way of Satellite Boulevard North 66 degrees 16 minutes 57 seconds West for a distance of 43.78 feet to a point, said point being THE TRUE POINT OF BEGINNING; FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, continue along said right-of-way in a westerly direction the following three (3) courses and distance: North 66 degrees 16 minutes 57 seconds West for a distance of 217.81 feet to a point; North 52 degrees 47 minutes 12 seconds West for a distance of 51.42 feet to a point; North 66 degrees 16 minutes 57 seconds West for a distance of 218.06 feet to a point; THENCE leaving said right-of-way run North 23 degrees 41 minutes 03 seconds East for a distance of 186.01 feet to a point; THENCE run North 50 degrees 45 minutes 00 seconds East for a distance of 55.49 feet to a point; THENCE run North 24 degrees 07 minutes 28 seconds East for a distance of 315.52 feet to a point; THENCE run South 66 degrees 17 minutes 21 seconds East for a distance of 89.27 feet to a point; THENCE run North 59 degrees 51 minutes 56 seconds East for a distance of 70.73 feet to a point; THENCE run South 89 degrees 01 minutes 33 seconds East for a distance of 75.75 feet to a point; THENCE run North 68 degrees 36 minutes 10 seconds East for a distance of 113.17 feet to a point; THENCE run South 25 degrees 47 minutes 34 seconds East for a distance of 17.70 feet to a point; THENCE run along a curve to the left having a radius of 222.00 feet and an arc length of 208.34 feet, being subtended by a chord of North 42 degrees 24 minutes 36 seconds East for a distance of 200.77 feet to a point; THENCE run South 73 degrees 20 minutes 15 seconds East for a distance of 78.77 to a point; said point lying on the westerly right-of-way of Commerce Avenue (100 foot right-of-way); THENCE run along the westerly right-of-way of Commerce Avenue in a generally southwesterly direction the following courses and distances: along a curve to the right having a radius of 1,041.35 feet and an arc length of 371.63 feet, being subtended by a chord of South 13 degrees 29 minutes 38 seconds West for a distance of 369.66 feet to a point; South 23 degrees 43 minutes 03 seconds West for a distance of 464.63 feet to a point; South 49 degrees 47 minutes 23 seconds West for a distance of 99.62 feet to a point, said pointe being THE TRUE POINT OF BEGINNING

The above described property contains 8.321 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey prepared Chicago Title Insurance Company and Crescent Brookdale Associates, LLC, made by Precisions Planning, Inc., bearing the seal and signature of Randall W. Dixon, Ga. R.L.S. No. 1678, dated May 20, 2005, which survey is incorporated herein by this reference and made a part of this legal description.

LESS AND EXCEPT:

Right-of-way Deed between Satellite 400 Owner Corp., and Gwinnett County, a political subdivision of the State of Georgia dated November 6, 2007, recorded February 13, 2008 in Deed Book 48634, Page 424, aforesaid records. (sketch provided within Record Description is one and same description shown at Deed Book 48634, Page 424)

18.	3175 SATELLITE BLVD., DULUTH, GA
SATELLITE 600

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 206 of the 6th Land District of Gwinnett County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point at the intersection of the northerly right-of-way of Satellite Boulevard (right-of-way varies) and the northeasterly right-of-way of Commerce Avenue Extension (100 foot right-of-way) if extended to form a point; THENCE run along said right-of-way of Commerce Avenue Extension north 23 degrees 43 minutes 03 seconds east, for a distance of 94.31 feet to a point, said point being the TRUE POINT OF BEGINNING, FROM SAID TRUE POINT OF BEGINNING AS THUS ESTABLISHED, run thence n a generally northeasterly direction along the northeasterly right-of-way of Commerce Avenue the following courses and distances: North 23 degrees 43 minutes 03 seconds East for a distance of 153.57 feet to a point; North 38 degrees 03 minutes 04 seconds East for a distance of 40.39 feet to a point; North 23 degrees 43 minutes 03 seconds East for a distance of 203.13 feet to a point; North 66 degrees 16 minutes 57 seconds West for a distance of 10.00 feet to a point; North 23 degrees 43 minutes 03 seconds East for a distance of 51.71 feet to a point; along a curve to the left having a radius of 1141.358 feet and an arc length of 330.98 feet (said curve being subtended by a chord bearing North 15 degrees 24 minutes 36 seconds East for a distance of 329.82 feet) to a point; North 60 degrees 02 minutes 35 seconds East for a distance of 40.62 feet to a point on the southwesterly right-of-way of Old Norcross Extension (100 foot right-of-way); thence run in a generally southeasterly direction along the southwesterly right-of-way of Old Norcross Extension the following courses and distances: along a curve to the right having a radius of 465.24 feet and an arc length of 237.80 feet (said arc being subtended by a chord bearing South 54 degrees 1 minutes 09 seconds East for a distance of 235.22 feet) to a point; South 23 degrees 49 minutes 40 seconds East for a distance of 44.04 feet to a point; along a curve to the right having a radius of 455.24 feet and an arc length of 36.73 feet (said arc being subtended by a chord bearing South 31 degrees 57 minutes 23 seconds East for a distance of 36.72 feet) to a point; along a curve to the right having a radius of 561.26 feet and an arc length of 120.51 feet (said arc being subtended by a chord of South 23 degrees 29 minutes 37 seconds East for a distance of 120.28 feet) to a point; North 72 degrees 39 minutes 26 seconds East for a distance of 10.00 feet to a point; along a curve to the right having a radius of 571.26 feet and an arc length of 229.07 feet (said arc being subtended by a chord bearing South 05 degrees 51 minutes18 seconds East for a distance of 227.54 feet) to a point; along a curve to the left having a radius of 590.88 feet and an arc length of 253.69 feet (said arc being subtended by a chord of South 06 degrees 40 minutes 03 seconds East for a distance of 251.75 feet) to a point; South 18 degrees 58 minutes 04 seconds East for a distance of 55.25 feet to a point, South 29 degrees 19 minutes 16 seconds West for a distance of 44.79 feet to a point on the northerly right-of-way of Satellite Boulevard Extension (right-of-way varies); thence run in a generally westerly direction along the northerly right-of-way of Satellite Boulevard Extension the following courses and distance: South 71 degrees 48 minutes 26 seconds West for a distance of 36.92 feet to a point; North 88 degrees 55 minutes 26 seconds West for a distance of 24.89 feet to a point; along a curve to the right having a radius of 1,066.00 feet and an arc length of 346.64 feet (said arc being subtended by a chord of South 88 degrees 05 minutes 50 seconds West for a distance of 345.11 feet) to a point; along a curve to the right having a radius of 1066.00 feet and an arc length of 178.88 feet (said arc being subtended by a chord bearing North 77 degrees 46 minutes 48 seconds West for a distance of 178.67 feet) to a point; North 25 degrees 28 minutes 13 seconds West for a distance of 133.58 feet to the TRUE POINT OF BEGINNING.

18.	3175 SATELLITE BLVD., DULUTH, GA
SATELLITE 600

The above described property contains 9.00 acres, more or less, and is shown on and described according to that certain ALTA/ACSM Land Title Survey for Brookport Owners Corp.; Eurohypo AG New York Branch, and its successors and assigns; Chicago Title Insurance Company; Satellite 300 Owners Corp.; and Satellite 400 Corp., made by Precision Planning, Inc. bearing the seal and signature of Randall W. Dixon, Ga., R.L.S. No. 1678, dated August 1, 2005.

TOGETHER WITH rights acquired by virtue of Master Declaration of Covenants, Easements, Restrictions and Association for Satellite Place by Crescent Resources, LLC, dated and filed December 5, 2001, recorded in Deed Book 25422, Page 60, aforesaid records; as amended by Amendment dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, Page 162, aforesaid records; as further amended by Agreement dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, Page 193, aforesaid records, as further amended by Seconds Amendment dated November 20, 2002, filed November 21, 2002, recorded in Deed Book 29819, Page 67, aforesaid records.

19.	3095 SATELLITE BLVD., DULUTH, GA
SATELLITE 800

LEGAL DESCRIPTION

ALL TRACT OR PARCEL OF LAND lying and being in Land Lot 206 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

BEGINNING at an iron pin set at the northerly right-of-way of Satellite Boulevard (right-of-way varies) and the easterly right-of-way of Old Norcross Road Extension (100’ right-of-way), said point being a mitered corner; THENCE along said right-of-way of Satellite Boulevard the following four (4) courses and distance: THENCE along a curve to the left having a radius of 1066.00 feet, and an arc length of 131.50 feet, being subtended by a chord of North 62 degrees 38 minutes 20 seconds East for a distance of 131.42 feet to a point; THENCE along a curve to the right, having a radius of 9651.94 feet and an arc length of 154.79 feet, being subtended by a chord of North 59 degrees 33 minutes 51 seconds East; for a distance of 154.79 feet to a point; THENCE North 65 degrees 51 minutes 51 seconds East for a distance of 31.26 feet to a point; THENCE along the arc of a curve to the right having a radius of 1041.34 feet and an arc length of 94.61 feet, being subtended by a chord of North 53 degrees 51 minutes 29 seconds East for a distance of 94.58 feet to a point, said point being the TRUE POINT OF BEGINNING; THENCE from said point as thus established and leaving said right-of-way, North 26 degrees 02 minutes 34 seconds West, for a distance of 37.96 feet to a point; THENCE North 21 degrees 31 minutes 18 seconds West for a distance of 28.09 feet to a point; THENCE North 26 degrees 02 minutes 34 seconds West for a distance of 36.00 feet to a point; THENCE North 27 degrees 26 minutes 30 seconds West for a distance of 200.27 feet to a point; THENCE North 22 degrees 03 minutes 20 seconds West for a distance of 256.37 feet to a point; THENCE North 11 degrees 05 minutes 26 seconds West for a distance of 133.46 feet to a point; THENCE North 10 degrees 47 minutes 38 seconds West for a distance of 49.73 feet to a point; THENCE North 25 degrees 56 minutes 34 seconds West for a distance of 38.00 feet to a point; THENCE North 22 degrees 24 minutes 37 seconds West for a distance of 302.19 feet to a point; THENCE North 67 degrees 35 minutes 26 seconds East for a distance of 51.36 feet to an iron pin set; THENCE South 22 degrees 24 minutes 34 seconds East for a distance of 74.78 feet to an iron pin set; THENCE North 64 degrees 53 minutes 43 seconds East for a distance of 350.00 feet to an iron pin set; THENCE South 22 degrees 24 minutes 34 seconds East for a distance of 470.00 feet to an iron pin set; THENCE South 26 degrees 02 minutes 17 seconds East for a distance of 512.86 feet to an iron pin set on the aforesaid right-of-way of Satellite Boulevard; THENCE along said right-of-way, South 63 degrees 57 minutes 24 seconds West for a distance of 312.67 feet to a point; THENCE continuing along said right-of-way along a curve to the left having a radius of 1041.34 feet and an arc length of 136.24 feet, and being subtended by a chord of South 60 degrees 12 minutes 31 seconds West for a distance of 136.14 feet to a point, said point being the TRUE POINT OF BEGINNING.

Said property contains 9.807 acres, more or less, and being shown and depicted as Tract Two on ALTA/ACSM Land Title Survey for Bookport Owners Corp.; Eurohypo AG New York Branch, and its successors and assigns, Chicago Title Insurance Company; Satellite 300 Owner Corp.; and Satellite 400 Corp., made by Precision Planning, Inc., bearing the seal and signature of Randall W. Dixon, Ga. R.L.S. No. 1678, dated August 1, 2005.

19.	3095 SATELLITE BLVD., DULUTH, GA
SATELLITE 800

TOGETHER WITH easement rights set forth in Master Declaration of Covenants, Easements, Restrictions and Association for Satellite Place by Crescent Resources, LLC, dated and filed December 5, 2001, recorded in Deed Book 25422, page 60, Gwinnett County records; as amended by Amendment dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, page 162, aforesaid records; as further amended by Agreement dated December 21, 2001, filed December 26, 2001, recorded in Deed Book 25709, page 193, aforesaid records; as further amended by Second Amendment dated November 20, 2002, recorded in Deed Book 29819, page 67, aforesaid records.

20. 9201 FOREST HILL AVENUE, RICHMOND, VA
STONY POINT II

LEGAL DESCRIPTION
All that certain lot or parcel of land together with all improvements thereon located and being in the City of Richmond, Virginia and being more particularly described as follows:
All that parcel of land with the improvements thereon and appurtenances thereunto belonging, in the City of Richmond, Virginia, and designated as Lot 7B, Block A, Stony Point, on a certain plat entitled "Stony Point Subdivision of Lot 7, Block A, City of Richmond, Virginia", made by Balzer & Associates, Inc., dated September 3, 1985, and recorded July 18, 1986, in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 37 at page 83, and more particularly shown on a certain plat entitled, "Improvements on Lot 7B, Block "A", Resubdivision on Lot 7, Block A, Stony Point, City of Richmond, Virginia", dated June 27, 1986, revised July 21, 1986, a copy of which is recorded in the Clerk's Office in Plat Book 37 at page 85, reference to which is made for a more particular description of the property conveyed hereby.
The above is more particularly described by metes and bounds as follows:
BEGINNING AT A POINT ON THE WEST LINE OF STONY POINT ROAD BEING SOUTHEAST 502.35 FEET FROM THE INTERSECTION OF THE WEST LINE OF STONY POINT ROAD AND THE SOUTH LINE OF FOREST HILL AVENUE THENCE; LEAVING THE WEST LINE OF STONY POINT ROAD SOUTH 54°30'40" WEST A DISTANCE OF 521.28 FEET TO A POINT THENCE; NORTH 33°36'21" WEST A DISTANCE OF 386.90 FEET TO A FOUND ROD THENCE; NORTH 16° 38'06" WEST A DISTANCE OF 129.01 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 160.53 FEET, A LENGTH OF 46.61 FEET, A DELTA ANGLE OF 16°38'06", A CHORD BEARING OF NORTH 08°19'03" WEST AND A CHORD DISTANCE OF 46.44 FEET TO A FOUND NAIL IN ASPHALT THENCE; DUE NORTH A DISTANCE OF 79.15 FEET TO A FOUND NAIL IN THE CONCRETE CURB THENCE; DUE EAST A DISTANCE OF 18.00 FEET TO A FOUND LEAD HUB AND TACK IN ASPHALT THENCE; ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 560.00 FEET, A LENGTH OF 339.78 FEET, A DELTA ANGLE OF 34°45'52", A CHORD BEARING OF NORTH 72°37'04" EAST AND A CHORD DISTANCE OF 334.59 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 25.00 FEET, A LENGTH OF 35.49 FEET, A DELTA ANGLE OF 81 °20'30", A CHORD BEARING OF SOUTH 84°05'37" EAST AND A CHORD DISTANCE OF 32.59 FEET TO A FOUND ROD THENCE; SOUTH 43°25'22" EAST A DISTANCE OF 128.62 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 2305.00 FEET, A LENGTH OF 234.36 FEET. A DELTA ANGLE OF 05°49'32", A CHORD BEARING OF SOUTH 40°30'36" EAST AND A CHORD DISTANCE OF 234.26 FEET TO A FOUND ROD THENCE; SOUTH 37°35'50" EAST A DISTANCE OF 111.37 FEET TO A FOUND ROD THENCE; ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 17,015.00 FEET, A LENGTH OF 6.52 FEET, A DELTA ANGLE OF 0° 01'19", A CHORD BEARING OF SOUTH 37°35'10" EAST AND A CHORD DISTANCE OF 6.52 FEET TO A SET ROD BEING THE POINT OF BEGINNING AND CONTAINING 262,933 SQUARE FEET OR 6.036 ACRES OF LAND, MORE OR LESS.
TOGETHER with (1) easement and right of way 29 feet wide across Lot 7A for ingress and egress from Lot 7B to Forest Hill Avenue; (2) an easement of variable width across Lot 7A for purposes of installing, constructing, maintaining, operating, repairing, altering, replacing, relocating, and removing pipes and other appurtenant facilities for purposes of transmitting sewage waste from Lot 7B through underground facilities to Forest Hill Avenue; and (3) an easement 16 feet wide for purposes of installing, constructing, maintaining, operating, repairing, altering, replacing, and removing drainage pipes and other appurtenant facilities for the purpose of transmitting surface drainage water from Lot 7B through underground facilities in and under Lot 7A, all of which were granted by Agreement between Stony Point Office Park Associates,

20. 9201 FOREST HILL AVENUE, RICHMOND, VA
STONY POINT II

a Virginia limited partnership, and W & I Associates, a Virginia general partnership, dated June 25, 1986, recorded July 18, 1986, in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Deed Book 86 at page 1937.
Together with a non-exclusive easement for pedestrian ingress, egress, access and passage through, over and across the Lakes, shorelines of the Lakes and walking trails for recreational uses only, as set forth in Article VIII, Section 8.06 of Stony Point Protective Covenants, made by Stony Point Investment Company, dated August 9, 1984, recorded August 17, 1984, in Deed Book 14 at page 1808.

21.    15990 N. BARKERS LANDING, HOUSTON, TX
TIMBERWAY ONE

LEGAL DESCRIPTION

Being a tract of land 3.403 acres and being all of Restricted Reserve "A" of Barker's Landing, Section Four, as recorded in Volume 302, Page 27 of the Harris County Map Records, all in Joel Wheaton Survey, A- 80, Harris County, Texas. Said 3.403 acre tract being more particularly described as follows:

Beginning at a 5/8 inch iron rod set being the intersection of the north line of North Barker's Landing Road with the east line of Addicks-Howell Drive; said point also being the most northerly southwest corner of the herein described tract of land;

Thence North 02 deg. 46 min. 56 sec. East, along the east line of Addicks-Howell Drive, 342.94 feet to a found angle iron for a point for corner; said point being the northeast corner of Barker's Landing, Section Four (4) and Restricted Reserve "A" of Barker's Landing, Section Four (4); said point also being the southwest corner of the tract of land conveyed to Kaufman-Meeks, Inc., recorded under Harris County Clerk's File No. J588606 and Film Code No. 087-91-0032 and the northwest corner of the herein described tract of land;

Thence North 87 deg. 16 min. 40 sec. East, along a common line being the north line of Restricted Reserve "A" of Barker's Landing, Section Four (4) and the south line of Kaufman-Meeks, Inc. Tract, 400.28 feet to a 3-inch metal fence post on corner in the east line of Restricted Reserve "A" of Barker's Landing, Section Four (4); said point also being the northeast corner of the herein described tract of land;

Thence South 02 deg. 46 min. 56 sec. West, along the east line of Restricted Reserve "A", 391.33 feet to a 5/8 inch iron rod found for corner in the south line of Restricted Reserve "A" of Barker's Landing Road, Section Four (4) and in the north line of North Barker's Landing Road, a 60-foot right-of-way width, as recorded in Barker's Landing Section Three, Volume 292, Page 111 of the Harris County Map Records; said point being the southeast corner of the herein described tract of land;

Thence North 87 deg. 13 min. 04 sec. West, along the north line of North Barker's Landing Road and the south line of Restricted Reserve "A", 388.43 feet to a 5/8-inch iron rod for corner; said point being the most southerly southwest corner of the herein described tract of land;

Thence North 42 deg. 13 min. 04 sec. West, along the north line of North Barker's Landing Road and the south line of Restricted Reserve "A", 14.14 feet to the POINT OF BEGINNING and containing 3.403 acres of land, more or less, which property is shown on that certain survey prepared by Tri-Star Surveying, dated October 18, 1996, which survey is incorporated herein by this reference and made a part of this description.

Exhibit B

Intentionally Omitted

Exhibit C

Intentionally Omitted.

Exhibit D-1 through D-6

Sales Deeds

Attached.

NOTE: The form of Special Warranty Deed to be issued by separately by Lakeside I Owner Corp. and by Lakeside II Owner Corp
Excise Tax $	Recording Time, Book and Page
Parcel No. ___________________________

Verified By:	County on the	day of	, 2014
by
Mail after recording to: Johnston, Allison & Hord, PA, 1065 East Morehead, Charlotte, NC 28204
This instrument was prepared by: Johnston, Allison & Hord, P.A., (BJS)

Brief description for the index	Concourse Lakeside [I]/[II]

NORTH CAROLINA SPECIAL WARRANTY DEED
THIS DEED made this ___ day of ________ 2014, by and between

GRANTOR	GRANTEE
[Lakeside I Owner Corp. a Delaware corporation (which took title as Lakeside One Owner Corp.)] / [Lakeside II Owner Corp. a Delaware corporation (which took title as Lakeside Two Owner Corp.)]

Address:
c/o Interventure Advisors, LP
810 Seventh Avenue, Suite 3601
New York, NY 10019
[•] a [•]company Address: [•]
Enter in appropriate block for each party: name, address, and, if appropriate, character of entity, e.q. corporation or partnership.
The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land situated in Morrisville, Wake County, North Carolina and more particularly described as follows:

See Exhibit “A” attached hereto and incorporated herein by reference.

.

The property is not the primary residence of the Grantor (N.C.G.S Section 105-317-2).

The property hereinabove described was acquired by Grantor by instrument recorded in [•]

A map showing the above described property is recorded in [•]

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions:

All such valid and enforceable easements, restrictions and rights of way of record, zoning and subdivision ordinances and the lien of ad valorem taxes for the current year and the permitted exceptions set out in Exhibit B hereto.

IN WITNESS WHEREOF, the Grantor has hereunto set their hand and seal the day and year first above written.

[•[Lakeside I Owner Corp. a Delaware corporation (which took title as Lakeside One Owner Corp.)] / [Lakeside II Owner Corp. a Delaware corporation (which took title as Lakeside Two Owner Corp.)]]

By:_____________________________________
Print Name:______________________________
Title:____________________________________

State of North Carolina
County of ________________

I, the undersigned Notary Public of the County and State aforesaid, certify that __________________, personally came before me this day and acknowledged that she/he is the _____________ of [•], a Delaware corporation a/k/a Lakeside [One] [Two] Owner Corp., a Delaware corporation and that by authority duly given and as the act of such corporation, he/she signed the foregoing instrument in its name on its behalf as its act and deed.

Witness my hand and official seal, this the _____ day of ________________, 2014.

______________________________________
SEAL-STAMP                    Notary Public
Printed Notary Name:_____________________

My Commission Expires:__________________

The foregoing Certificate(s) of
is/are certified to be correct. This instrument and this certificate are duly registered at the date and time and in the Book and Page shown on the first page hereof.
REGISTER OF DEEDS FORM WAKE COUNTY
By Deputy/Assistant-Register of Deeds.

EXHIBIT “A”

Legal Description

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael A. Ryan, Esquire
Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
Post Office Box 2809
Orlando, FL 32802-2809
(407) 843-4600

TAX PARCEL ID. NO.: _________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is made and executed as of the _____ day of ____________________, 2014, by [•], a [Delaware limited liability company], whose address is [810 Seventh Avenue, Suite 3601, New York, NY 1001]9 (hereinafter referred to as the “Grantor”) to [•], a [•], whose address is [•] (hereinafter referred to as the “Grantee”);
W I T N E S S E T H:
That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged by these presents does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee that certain piece, parcel or tract of land situated in [Hillsborough County], Florida more particularly described on EXHIBIT “A” attached hereto and made a part hereof by this reference (hereinafter referred to as the “Subject Property”);
TOGETHER WITH all the tenements, hereditaments, easements and appurtenances, including riparian rights, if any, thereto belonging or in anywise appertaining;
TO HAVE AND TO HOLD the Subject Property in fee simple forever.
AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor has good right and lawful authority to sell and convey the Subject Property; and that the Grantor will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other.
THE conveyance made herein, however, is expressly made SUBJECT TO ad valorem real property taxes and assessments for the year 2014 and thereafter, and those exceptions to title set forth in EXHIBIT “B” attached hereto.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered in the
presence of the following two (2) witnesses:

______________
Signature of Witness #1
______________
Printed Name of Witness #1

______________
Signature of Witness #2
______________
Printed Name of Witness #2

GRANTOR: [•], a [•] By:__________________________________ Printed Name:_________________________ Title:________________________________ Address: [810 Seventh Avenue, Suite 3601 New York, NY 10019]

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this _____ day of ___________, 2014, by ________________________________, as ____________ of [•], a [•], on behalf of the company, who ☐ is personally known to me or ☐ has produced ___________________________ as identification.

(NOTARY SEAL)
______________________________
Notary Public Signature

______________________________
(Name typed, printed or stamped)

_____________________________________________________________________________

EXHIBIT “A”
Legal Description of Subject Property
[To Be Inserted from Title Commitment]
_____________________________________________________________________________
EXHIBIT “B”
List of Permitted Exceptions
[To Be Inserted From Title Commitment]

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made and entered into this the ___ day of September, 2014, by and between [•], a Delaware corporation, whose mailing address is c/o Interventure Advisors, LP, 810 Seventh Avenue, Suite 3601, New York, NY 10019 ("Grantor") and [•], a [•], whose mailing address is [•] ("Grantee"), with the in-care of tax mailing address for the current tax year to be in c/o PKY SUSP, LLC, a Delaware limited liability company, whose mailing address is 390 North Orange Ave., Suite 2400, Orlando, Florida 32801.
WITNESSETH:

THAT for and in consideration of the sum of ______________________________ ____________and 00/100 ($__________.00) Dollars, the receipt of which is hereby acknowledged, the Grantor does hereby grant and convey unto the Grantee, in fee simple, its successors and assigns, forever, all of the following property located in [Jefferson County], Kentucky, and more fully described as follows, to-wit:
[Being all of Tract 1 as shown on plat attached to deed recorded in Deed Book 4692, Page 478, in the office of the Clerk of Court of Jefferson County, Kentucky; said tract being part of Revised Lot 2 of Hurstbourne, Section 5, as shown on “Revision of Lots 1, 2, 3A, 3B, 4, 5, 6A, 6B, 6C, 6D and 6E, Hurstborne, Section 5”, recorded in Plat and Subdivision Book 29, Page 89, said records.
Being the same property conveyed to Paragon Owner Corp., a Delaware corporation, by deed dated August 30, 2005, of record in Deed Book 8690, Page 574, in the Jefferson County Clerk’s Office.]
TO HAVE AND TO HOLD the above property together with all rights, privileges, appurtenances and improvements thereunto belonging unto the Grantee, in fee simple, its successors and assigns, forever and with covenants of Special Warranty;
AND the Grantor will warrant and forever defend all of its right, title and interest in and to the above property against the claims of all persons claiming by, through or under the Grantor (but against none other), except for the taxes for 2014 and thereafter, which the Grantee assumes and agrees to pay.
PROVIDED, HOWEVER, there is excepted from the foregoing warranty and covenants of title and this conveyance is made subject to any restrictions, easements and agreements of record in the aforesaid Clerk's Office affecting the subject property and the permitted exceptions set forth in Exhibit A hereto.
The undersigned Grantor and Grantee hereby certify, swear and affirm that the consideration stated herein is the full actual consideration paid for the property transferred herein. The Grantee signs this deed for the sole purpose of certifying the consideration pursuant to KRS 382.

IN TESTIMONY WHEREOF, the Grantor and Grantee have hereunto set their hands this the day and year first above written.

GRANTOR:

[•],
a Delaware corporation

By: ____________________________________
Print Name:__________________________
Title: _______________________________

STATE OF _________________
COUNTY OF _______________

The foregoing instrument was subscribed, sworn to and acknowledged before me this _______ day of September, 2014, by ___________________, as ________________ of [•], a Delaware corporation, for and on behalf of said corporation.

My Commission Expires:___ __

{SEAL}
______________________________
Notary Public, State at Large

GRANTEE:

[•],
a [•]

By: ____________________________________
Print Name:__________________________
Title: _______________________________

STATE OF _________________
COUNTY OF _______________

The foregoing instrument was subscribed, sworn to and acknowledged before me this _______ day of September, 2014, by ___________________, as ________________ of [•], a [•], for and on behalf of said company.

My Commission Expires: _____ _

{SEAL}                    ______________________________
Notary Public, State at Large

Prepared By:

DINSMORE & SHOHL, LLP
200 West Main Street, Suite 1400
Lexington, Kentucky 40507

By: __________________________
Kermin E. Fleming

After recording, return to:
Bilzin Sumberg
Attn: James W. Shindell, Esq.
1450 Biscayne Boulevard, Suite 2300
Miami, Florida 33131

LIMITED WARRANTY DEED

STATE OF _____________    )
) SS:
COUNTY OF ___________    )

THIS INDENTURE, made as of the __ day of _______________, 2014, between [•], a [Delaware corporation] (“Grantor”), and [•], a [Delaware limited liability company] (“Grantee”), whose mailing address is [•], Attention: Jason A. Bates.
WITNESSETH:
That Grantor, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, all of those tracts or parcels of land described on Exhibit A attached hereto and made a part hereof (herein called the “Land”), together with the buildings and improvements thereon (collectively, the “Property”).
TO HAVE AND TO HOLD the said Property, together with all and singular the rights, members, easements and appurtenances thereof, to the same being, belonging or in any wise appertaining to the Land, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to each of the matters set forth in Exhibit B, attached hereto and incorporated herein by reference (collectively, the “Permitted Exceptions”).
Except as to any claims arising from or with respect to the Permitted Exceptions, Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.
(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

[signature appears on following page]

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.
GRANTOR:

[•],
a [Delaware corporation]

By:    ______________________,
______________________,
its ____________________

Signed, sealed and delivered
in the presence of: By:________________________
Name:_____________________
Title: ______________________
______________________________
Unofficial Witness

_______________________
Notary Public

(NOTARY SEAL)

My Commission Expires:

______________________________

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS        §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS    §

THAT [•], a limited partnership ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto [•], a [•] company ("Grantee"), whose address for the purposes hereof is [•], that certain tract or parcel of land located in [•] County, Texas, and being more particularly described in Exhibit A attached hereto and incorporated herein by this reference for all purposes, together with all and singular the improvements, buildings, structures and fixtures located thereon or attached thereto (all of such land, improvements and property are collectively referred to herein as the "Property"); provided, however, that this conveyance is made and accepted subject to all those certain easements, covenants, restrictions and other matters more particularly described in Exhibit B attached hereto and incorporated herein by this reference for all purposes, to the extent that same are valid and subsisting and affect the Property (the "Permitted Exceptions").

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging owned by Grantor unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof, by, through or under Grantor, but not otherwise; subject, however, to the Permitted Exceptions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

EXECUTED effective as of the _____ day of     , 2014.

GRANTOR:

[•], a          limited partnership

By:
Name:
Its:

THE STATE OF     §
§
COUNTY OF §
The foregoing instrument was acknowledged before me this ______ day of ___________ 2014, by             , the             of [•] LP, a          [limited partnership], on behalf of the company.

__________________________________
Notary Public

My commission expires:______________
(SEAL)

After Recording Return To:

Exhibit A

Legal Description

[To be Attached]

Exhibit B

Permitted Exceptions

[To be Attached]

Prepared By and File To:                    Consideration: $___________
Jeffrey P. Geiger, Esquire VSB#72960                Assessed Value: $__________
Hirschler Fleischer
P.O. Box 500
Richmond, Virginia 23218-0500

Parcel ID. C0011105030

Title Company: ___________________

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made and executed as of the ____ day of __________ 2014, by [•], a Delaware corporation (“Grantor”), to [•], a Delaware limited liability company (“Grantee”), having a mailing address of [•], Attention: Jason A. Bates.
W I T N E S S E T H:
For and in consideration of the sum of TEN DOLLARS ($10.00), cash in hand paid by Grantee to Grantor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor by these presents does hereby grant, bargain, sell and convey with Special Warranty of Title unto the Grantee in fee simple the real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Property”).
This conveyance is made expressly subject to: (i) ad valorem real estate taxes for the year of the closing and subsequent years not yet a lien on the Property, (ii) all easements and rights of ways, covenants, agreements, restrictions, development agreements, or other matters affecting the Property which are of record in the Clerk’s Office Circuit Court of the City of Richmond, Virginia (iii) all site plans, development plans, zoning ordinances, regulations and any other plans, ordinances or regulations affecting the Property, (iv) all easements, rights of way, encroachments and boundary line disputes and other matters which would be disclosed by an accurate survey or inspection of the Property, (v) rights of way of streets and (vi) those additional permitted exceptions set out on Exhibit A hereto.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

[•], a Delaware corporation By:___________________________________ Name: ________________________________ Title: _________________________________

STATE OF _____________________ )
)
CITY/COUNTY OF______________ ), to-wit:

The foregoing instrument was acknowledged before me, _________________________, a Notary Public in and for the State of _________________, at Large, this ____ day of __________________, 2014, by _____________________________, who (i) is personally known to me or (ii) has presented identification of ______________________________ (a United States Passport, a certificate of United States citizenship, a certificate of naturalization, an unexpired foreign passport, an alien registration card with photograph, a state issued driver’s license or a state issued identification card or a United States military card), and voluntarily acknowledged this instrument as _____________________ of [•], a Delaware corporation, on its behalf.

______________________________
Notary Public

My commission expires: _________________________
Notary Registration No. _________________________

Notary Seal (sharp, legible, reproducible)

EXHIBIT A
PROPERTY DESCRIPTION

Exhibit E

Bill of Sale

Attached.

BILL OF SALE

THIS BILL OF SALE, made this [_____________] day of [_____________] , 2014, by and among the undersigned [Seller] at [Address] (“Owner”) [Purchaser] [Purchaser’s permitted assignee or designee] (“Purchaser”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof, between Owners and Purchaser (the “PSA”), Owners are selling to Purchaser, and Purchaser is purchasing from Owners, certain real property (the “Property”) more particularly described in the PSA. Capitalized terms not otherwise defined herein shall have the meaning set forth in the PSA.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Owners do hereby grant, bargain, sell, transfer, quitclaim and deliver to Purchaser, all of Owners’ right, title and interest, in and to the Personal Property.

TO HAVE AND TO HOLD Owners’ interest in the Personal Property unto Purchaser, its successors and assigns, forever.

OWNERS MAKE NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE PERSONAL PROPERTY HEREIN CONVEYED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF SUCH PROPERTY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR ITS CONDITION OR QUALITY. AS TO OWNERS, PURCHASER TAKES SUCH PERSONAL PROPERTY "AS IS", "WHERE IS" AND “WITH ALL FAULTS”. OWNERS SHALL, IN NO EVENT, BE LIABLE TO PURCHASER FOR ANY DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES CAUSED, DIRECTLY OR INDIRECTLY, BY THE PERSONAL PROPERTY BEING CONVEYED OR ANY INADEQUACY THEREOF OR ANY DEFICIENCY OR DEFECT THEREIN. OWNER AND PURCHASER AGREE THAT NOTHING IN THE BILL OF SALE SHALL BE DEEMED TO MODIFY OR AMNED, OR LIMIT ANY RECOURSE UNDER, THE PSA IN ACCORDANCE WITH ITS TERMS.

[NO FURTHER TEXT ON THIS PAGE]

Exhibit F

FIRPTA Certificate

Attached.

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT CERTIFICATION
PURSUANT TO SECTION 1445 OF THE INTERNAL REVENUE CODE
Transferor’s Certification of Non-Foreign Status

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [PKY SUSP, LLC, a Delaware limited liability company] [ANY PERMITTED ASSIGNEE OR DESIGNEE OF PURCHASER] ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest by [Seller], a [•] [(the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:] [that is a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii), the undersigned hereby certifies the following on behalf of [Owner of Seller for U.S. tax purposes], a [•] (the "Transferor") that wholly owns [Seller] for U.S. federal income tax purposes:]

1.    The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    The Transferor is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

3.    The Transferor's U.S. employer identification number is: [•]; and

4.    The Transferor's office address is:

[•]
[•]
[•]

The Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Transferor, has executed this certification as of [•].

[Transferor]

By: __________________________
Name:
Title:

Exhibit G

Intentionally Omitted.

Exhibit H

Ground Leases

Attached.

EXHIBIT H
GROUND LEASES

Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Resources, Inc., (as Lessee) dated September 9, 1998 (as amended by the First Amendment to Parcel I Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Brookdale Associates, LLC (as Lessee) dated November 11, 2002), as assigned by the Ground Lease Assignments dated September 27, 2001 and August 30, 2005.

Parcel II Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Resources, Inc., (as Lessee) dated September 13, 2000 (as amended by the First Amendment to Parcel II Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Brookdale Associates, LLC (as Lessee) dated March, 2003), as assigned by the Ground Lease Assignments dated December 11, 2002 and August 30, 2005.

Parcel III Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Resources, Inc., (as Lessee) dated September 13, 2000 (as amended by the First Amendment to Parcel III Office Center Lease between Hillsborough County Aviation Authority (as Lessor) and Crescent Brookdale Associates, LLC (as Lessee) dated December 6, 2001 and the Second Amendment to Parcel III Office Center Lease between Hillsborough County Aviation Authority (as lessor) and Crescent Resources, LLC (as lessee) dated March 2003), as assigned by the Ground Lease Assignments dated November 3, 2004 and August 30, 2005.

Exhibit I

Ground Lease Assignment

Attached.

This instrument was prepared
by and should be returned to:

Michael A. Ryan, Esq.
Lowndes, Drosdick, Doster,
Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND QUITCLAIM OF
IMPROVEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND QUITCLAIM OF IMPROVEMENTS (this "Assignment") is made as of the ____day of [month], 2014, by [•] ("Assignor"), whose address for purposes of this instrument is __________________________ ______________________________ in favor of [PKY SUSP, LLC, a Delaware limited liability company,] OR [Purchaser's permitted assignee or designee] ("Assignee") whose address for purposes of this instrument is    ______________________________________________________ __________.

W I T N E S S E T H

WHEREAS, Assignor is party to a certain ground leases, described more particularly on Exhibit A attached hereto (the "Ground Lease"); and
WHEREAS, in connection with the sale and purchase of certain real property (and related assets) pursuant to a purchase and sale agreement between Assignor and Assignee (the "PSA"), (i) Assignor desires to assign its interest as tenant under the Ground Lease to Assignee as of the date of this Assignment, (ii) Assignee desires to assume the obligations of the tenant under the Ground Lease from and after the date of this Assignment and (iii) Assignor desires to quitclaim and assign to Assignee all of Assignor's right, title and interest in and to the building and other fixture improvements located on the leased premises subject to the Ground Lease that are the subject of the Ground Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:
1.    Assignor hereby assigns and transfers to Assignee to have and to hold from and after the date hereof, all right, title and interest of the Assignor as lessee in, to and under the Ground Lease and Assignee hereby accepts the within assignment and assumes and agrees to perform and comply with and be bound by, from and after the date hereof, all the terms, covenants, agreements, provisions and conditions of the Ground Lease on the part of the lessee thereunder to be performed from and after the date hereof. This Assignment (including the quitclaim set forth in paragraph 2 below) is subject to any applicable provisions and exclusion in the PSA including, but not limited to, Section 4.2 of the PSA (proration), the Permitted Exceptions (as defined in the PSA) and Section 7.2 of the PSA (disclaimers).

2.    Assignor does hereby remise, release, assign and quit-claim to Assignee all right, title, interest, claim and demand of Assignor in and to the buildings, structures and other fixed improvements which are constructed or installed on the leased premises described in the Ground Lease TO HAVE AND TO HOLD the same, together with all and singular the appurtenances thereunto belonging or in anywise appertaining, to the only proper use, benefit and behalf of the Assignee forever.

3.    This Assignment is made without representation, guaranty or warranty by, or recourse to, Assignor (provided that this statement is made without prejudice to the parties rights and obligations pursuant to the PSA). In addition, but without prejudice, to the foregoing sentence, the limitations on liability in Section 12.3.3 of the PSA shall apply to this Assignment mutatis mutandis.

4.    Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required to carry out the intent and purpose of the PSA (as it relates to the subject matter of this Assignment) and this Assignment, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

5.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be modified except by agreement in writing executed by all the parties hereto.

6.    This Assignment may be executed by one or more parties to this Assignment in any number of counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

7.    THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of this _____ day of [•], 2014.

WITNESSES: ________________________ Print Name: ______________ ________________________ Print Name: ______________	ASSIGNOR: ______________ a ______________ By:______________ Name:______________ Title:______________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ______ day of [•] 2014, by _____________________________________, as ___________ of ________________________ _________________, a _________________________________, on behalf of the ___________ _________________________________, who is personally known to me or who produced _________________________________________ as identification.

(NOTARY SEAL)                _______________________________________
Notary Public Signature

________________________________________
(Name typed, printed or stamped)
Notary Public, State of _____________________
Commission No.: _____________
My Commission Expires: ______________

________________________ Print Name: ______________ ________________________ Print Name: ______________	ASSIGNOR: ______________ a ______________ By:______________ Name:______________ Title:______________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ______ day of [•] 2014, by _____________________________________, as ___________ of ________________________ _________________, a _________________________________, on behalf of the ___________ _________________________________, who is personally known to me or who produced _________________________________________ as identification.

(NOTARY SEAL)                _______________________________________
Notary Public Signature

________________________________________
(Name typed, printed or stamped)
Notary Public, State of _____________________
Commission No.: _____________
My Commission Expires: ______________

________________________ Print Name: ______________ ________________________ Print Name: ______________	ASSIGNEE: [•] By:______________ Name:______________ Title:______________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ______ day of [•] 2014, by _____________________________________, as ___________ of [•], a Delaware limited liability company, on behalf of the company, who is personally known to me or who produced _________________________________________ as identification.

(NOTARY SEAL)                _______________________________________
Notary Public Signature

________________________________________
(Name typed, printed or stamped)
Notary Public, State of _____________________
Commission No.: _____________
My Commission Expires: ______________

EXHIBIT "A"
Ground Lease

Exhibit J

Assignment of Assigned Property

Attached.

ASSIGNMENT AND ASSUMPTION OF ASSIGNED PROPERTY

THIS ASSIGNMENT OF ASSIGNED PROPERTY (this "Assignment") is made as of the __ day of [•], 2014, by the undersigned Sellers (collectively "Assignor") in favor of [PKY SUSP, LLC, a Delaware limited liability company] [Purchaser's Permitted Assignee or Designee] ("Assignee").

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement dated [•], 2014 (the "Agreement"), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the Assets (as defined in the Agreement). Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement; and

WHEREAS, in connection with the sale and purchase of the Assets, Assignor has agreed to assign to Assignee, the Assigned Property (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.Assignment. Assignor hereby transfers, conveys and assigns to Assignee, without representation or warranty of any kind, the entire right, title and interest of Assignor in and to:

a)
any guarantees, licenses, approvals, certificates, permits, consents, authorizations, variances, development rights, and warranties relating to the Properties to the extent assignable without (x) any third party consent or (y) any cost or liability to Assignors that is not reimbursed or prorated pursuant to the Agreement;

b)	the Assumed Service Contracts, if and to the extent transferable without third party consent, or cost or liability to Assignors that is not reimbursed or prorated pursuant to the Agreement; and

c)	all Construction Contracts, to the extent assignable,

(together the items in (a), (b) and (c) above the "Assigned Property").

2.Assumption. Assignee hereby assumes the entire right, title and interest of Assignor in and to the Assigned Property as of the date of this Assignment, including all liabilities and obligations of Assignor thereunder. Assignee shall indemnify, defend and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorney’s fees) arising out of the Assigned Property from and after the date of this Assignment.

3.Further Assurances. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required to carry out the intent and purpose of the Agreement (as it relates to the subject matter of this Assignment) and this Assignment, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

4.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns under the Agreement. This Assignment shall not confer any rights or remedies upon any person other than the Assignor and Assignee.

5.Entire Agreement; Amendments to Assignment. This Assignment (including the recitals to this Assignment, which are incorporated herein) and the Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date hereof with respect to the matters set forth herein. No amendment or modification to any terms of this Assignment, waiver of any covenant obligation, breach or default under this Assignment or termination of this Assignment shall be valid unless in writing and executed and delivered by Assignor and Assignee. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor, except as expressly set forth in the Agreement. In the event of any inconsistency between this Assignment and the Agreement, the terms of the Agreement shall prevail. The limitations on liability in Section 12.3.3 of the Agreement shall apply to this Assignment mutatis mutandis.

6.Governing Law. This Assignment shall be governed in all respects by the laws of the State of New York.

7.Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

[Signature Page Follows]

Exhibit K

Letter to Tenants

Attached.

[Seller and Purchaser Addresses]

[•], 2014

Re:
Lease, dated [__________________], by and between [__________________], as landlord, and [__________________], a [__________________], as tenant (the “Lease”), at Unit/Suite No. [__________] (the “Premises”)

Dear Tenant:

[•] ("Original Landlord"), has assigned, transferred and conveyed the Lease (and sold and conveyed the Premises) to [•] ("New Landlord"), pursuant to that certain Assignment and Assumption of Leases Agreement, dated [•], 2014, and a Purchase and Sale Agreement, dated [•], 2014.

RENT PAYMENTS:

The undersigned New Landlord hereby directs and authorizes you to make all rental payments and other amounts payable by you pursuant to your lease as follows:

If the payment is made by rent check delivered via regular mail, you shall mail the rent check to the following address: [•]

If the payment is made by rent check delivered via overnight mail, you shall mail the rent check to the following address, referencing "[•]" (failure to indicate the account name and number may result in delayed processing of payment): [•]

If the payment is made by wire transfer or ACH, you shall transfer the applicable funds to the following account:

Bank:
Bank Address:
Account Name:
Account No.:
ABA No.:
Contact:

Other than as set out above, rent is due and payable as per the Lease.

MANAGEMENT TEAM:

Your property management team will, from the date of this letter, consist of [•].

OFFICIAL NOTICES:

Pursuant to the Notice section of the Lease, please accept this letter as notice of change of address for the landlord. Please use the following address for all official correspondence under the Lease:

[•]
Attn: [•]

INSURANCE:

To the extent relevant under your Lease, please provide an updated insurance certificate showing the New Landlord as an additional insured under your applicable insurance policy as set forth in your lease.

Please update your files to include the above information. Thank you in advance for your cooperation and if you have any questions, please call [•] at [•].

* * *

[Signatures from Seller and Purchaser]